As submitted to the Securities and Exchange Commission on August 26, 2015.

Registration No. 333-186483

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SITO MOBILE LTD.

(Exact name of registrant as specified in its charter)

Delaware	7389	13-4122844
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Town Square Place, Suite 204

Jersey City, NJ 07310

(201) 275-0555

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jerry Hug

Chief Executive Officer

SITO Mobile Ltd.

100 Town Square Place, Suite 204

Jersey City, NJ 07310

(201) 275-0555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Accelerated Filer	☐	Large Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On April 30, 2013, the U.S. Securities and Exchange Commission declared effective the registration statement on Form S-1 File No. 333-186483 (the “Registration Statement”) filed by SITO Mobile, Ltd. (the “Company”). The Company is filing this post-effective amendment to the Registration Statement for the purpose of updating its financial and other disclosures. The registrant is not seeking to register any additional shares pursuant to this Registration Statement.

*Note Regarding Registration Fees:

All fees for the registration of the shares registered on this Post- Effective Amendment No. 1 were paid upon the initial filing of the previously filed registration statement covering such shares. No additional shares are registered and accordingly, no additional fees are payable.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 26, 2015

PROSPECTUS

SITO MOBILE LTD.

1,030,700 Shares

Common Stock

This prospectus relates to an aggregate of up to 1,030,700 shares of our common stock, including 171,900 shares currently outstanding and 858,800 shares underlying currently outstanding warrants, which may be resold from time to time by the selling stockholders identified in this prospectus. The selling stockholders may sell these shares from time to time in the open market (at the prevailing market price) or in negotiated transactions.

You should read this prospectus and any prospectus supplement carefully before you invest. We will not receive any proceeds from the sale of the shares by the selling stockholder.

Our common stock is traded on The NASDAQ Capital Market under the symbol “SITO”. On August 25, 2015, the reported closing sale price of our common stock was $3.77 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for certain risks you should consider before purchasing any shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August __, 2015

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on behalf of SITO Mobile Ltd. that is different from that contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements about our expectations related to the use of proceeds, if any, from this offering; our need for, and ability to raise, additional capital; and other factors discussed elsewhere in this prospectus or the documents incorporated by reference herein.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before buying shares of our common stock. You should read the entire prospectus and any prospectus supplements carefully, especially the sections entitled “Caution Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with our financial statements and the related notes included elsewhere in this prospectus and in any prospectus supplements related hereto, before deciding to purchase shares of our common stock. Unless otherwise stated, all references to “us,” “our,” “SITO Mobile,” “we,” the “Company” and similar designations refer to SITO Mobile, Ltd.

Overview

We are a mobile location-based advertising platform serving businesses, advertisers and brands. Through our platform, our solutions allow marketers to create content targeted to audiences, based on location, interests, behaviors and loyalty. Through the proliferation of mobile devices, SITO provides our customers with the ability to deliver actionable content in a real-time manner, while providing measurement and analytics that allow campaigns to be fluid and transaction driven.

The rebranding as SITO Mobile in September 2014 follows a period of expansion for the Company throughout the U.S. and Canada. The new corporate identity is intended to reinforce our emphasis on mobile location-based advertising and mobile messaging platforms that give brands, agencies and retailers the ability to transform digital marketing by delivering targeted mobile advertising campaigns based on geo-location, in-store traffic and customer response. Our platform also drives focus on our core offerings, and launches enhancements to location based advertising products, such as Verified Walk-in, our proprietary mobile attribution engine. We believe this will give clients the appropriate measurement, beyond click through rates to properly assess return on investment and alter advertising programs in real-time, which we believe can mean the difference in competitive advantage.

Our offerings now include:

SITO Location Based Advertising - Deliver display ads and videos (rich media) on behalf of advertisers, including the following features:

●	Geo-fencing – Targets customers within a certain radius of location and uses technology to push coupons, ads, promotions to mobile apps.
●	Verified Walk-in – Tracks foot-traffic to locations and which ads drove action.
●	Behavioral Targeting – Tracks past behaviors over 30-90 day increments allowing for real-time campaign management.
●	Analytics and Optimization – Culling and building measurement system to track metrics like user demographics, psychographics, CPM, click-throughs and time of engagement

SITO Mobile Messaging – Platform for building and controlling tailored programs, including messaging, customer incentive programs, etc.

●	Creates a direct channel to customers
●	Builds customer loyalty
●	Drive consumer interaction to increase sale
●	Everywhere - a portal/platform where customer can manage their own campaigns and can tailor to region and products

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All of the shares covered by this prospectus are being offered for resale by the selling stockholder named in this prospectus. We will not receive any proceeds from the sale of the shares.

An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Recent Developments

Reverse Stock Split

On July 29, 2015, the Company filed an amendment to the Certificate of Incorporation to effect a 1-for-10 reverse split of its issued and outstanding common stock the reverse split became effective in the market on July 30, 2015. Following the reverse split, every ten shares of the Company's issued and outstanding common stock were be automatically combined and converted into one issued and outstanding share of common stock with a par value of $0.001 per share. No fractional shares are to be issued.

Asset Purchase Agreement with Hipcricket, Inc.

On July 8, 2015, we together with our wholly owned subsidiary, SITO Mobile Solutions, Inc., Hipcricket, Inc. (“Hipcricket”) and, solely as a guarantor of Hipcricket’s indemnity obligations, ESW Capital LLC, entered into an Asset Purchase Agreement pursuant to which we acquired the assets of Hipcricket’s mobile advertising business (the “Purchased Assets”).

The Company paid $3,700,000 for the Purchased Assets by issuing to Hipcricket 620,560 shares of the Company’s common stock (the “Shares”), and paying $1,300,000 in cash. The Company acquired all rights in, to contracts with Hipcricket’s mobile advertising customers, customer lists and records as well as certain intellectual assets and properties used in Hipcricket’s mobile advertising business. The Company hired certain employees of Hipcricket to service the Hipcricket customers.

The Agreement contains standard representations and warranties for a transaction of its nature. The Company and Hipcricket have agreed to indemnify each other for any breaches of representations, warranties and covenants given in the Agreement. The Agreement also contains certain non-compete covenants. Except with respect to fraud, neither Hipcricket nor the Company will have aggregate liability to the other in excess of $2,400,000.

Pursuant to the terms of the Asset Purchase Agreement, we agreed to register the Shares within 15 days of the closing of the transaction and use our best efforts to have the Registration Statement declared effective within 60 days of filing. We agreed to maintain the effectiveness of the registration statement until such time as the Shares may be sold without registration, without volume or manner of sale limitations under Rule 144. If the registration statement is not filed on or before the agreed filing deadline, the Company fails to file a pre-effective amendment and otherwise respond to comments by the Commission within 10 business days after the receipt of comments, or the Company fails to file a request for acceleration of the effectiveness of the registration statement within 5 business days of the date the Company is notified in writing that the registration statement will not be reviewed or will not be subject to further review; the Company shall be obligated to pay $1,000 for each day that exceeds the aforementioned time periods.

The Shares issued under the Asset Purchase Agreement are included in this Prospectus.

Agreement with Fortress Credit Co.

On October 3, 2014 we entered into a Revenue Sharing and Note Purchase Agreement (the “Fortress Agreement”) by and among SITO Mobile Solutions, Inc., our wholly-owned subsidiary (“Licensee”), SITO Mobile R&D IP, LLC, our wholly-owned subsidiary, Fortress Credit Co LLC, as collateral agent (the “Collateral Agent”), and CF DB EZ LLC (the “Revenue Participant”) and the Fortress Credit Co LLC (the “Note Purchaser” and together with the Revenue Participant, the “Investors”) that executed the Agreement.

Pursuant to the Fortress Agreement, we issued and sold senior secured notes with an aggregate original principal amount of $10,000,000 and issued, pursuant to a Subscription Agreement, 261,954 new shares of common stock to Fortress at $3.817 per share (which represents the trailing 30-day average closing price) for an aggregate amount of $1,000,000. After deducting original issue discount of 10% on the Notes and a structuring fee, we received $9,850,000 before paying legal and due diligence expenses.

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The original principal amount of the Note shall bear interest at a rate equal to LIBOR plus 9% per annum. Such interest shall be paid in cash except that 2% per annum of the interest shall be paid-in-kind, by increasing the principal amount of the Notes by the amount of such interest. The term of the Note is 42 months and we must make, beginning in October 2015, monthly amortization payments on the Notes, each in a principal amount equal to $333,334 until the Note is paid in full. We shall also apply 85% of Monetization Revenues (as defined in the Agreement) from the Company’s patents to the payment of accrued and unpaid interest on, and then to repay outstanding principal (at par) of, the Note until all amounts due with respect to the Note have been paid in full. After the repayment of the Note, in addition to the interest, we shall pay the Revenue Participant up to 50% of Monetization Revenues totaling (i) $5,000,000, if paid in full prior to March 31, 2018 and (ii) $7,500,000 thereafter. We must also pay $350,000 to Fortress upon repayment of the Notes.

We may prepay the Note in whole or in part, without penalty or premium, except that any optional prepayments of the Note prior to the first anniversary of the issuance of the Note shall be accompanied by a prepayment premium equal to 5% of the principal amount prepaid.

The Fortress Agreement contains certain standard events of default. We granted to Fortress Credit Co LLC, for the benefit of the Investors, a non-exclusive, royalty free, license (including the right to grant sublicenses) with respect to the our patents, which shall be evidenced by, and reflected in, the Patent License Agreement. Fortress Credit Co LLC and the Investors agree that such license shall only be used following an event of default, as defined in the Fortress Agreement. We granted the Investors a first priority senior security interest in all of our assets.

Agreement with DoubleVision

On July 24, 2014 we, SITO Mobile Solutions, Inc., our wholly-owned subsidiary, DoubleVision Networks, Inc., and the shareholders of DoubleVision entered into a Share Purchase Agreement (the “DV Purchase Agreement”) pursuant to which we acquired all of the shares of DoubleVision.

We paid $3.6 million for DoubleVision by issuing 800,000 shares of our common stock to the shareholders of DoubleVision at an agreed-upon valuation of $4.50 per share. We also agreed to pay $400,000 to one of DoubleVision’s creditors. Substantially all of the shareholders of DoubleVision are subject to lockup agreements that restricted the sale of the shares for at least one year from when they were issued.

On June 30, 2015, pursuant to the terms of the DV Purchase Agreement which provide for additional payment of purchase price consideration should we achieve at least $3,000,000 in media placement revenue in the twelve-month period starting August 1, 2014, we issued additional consideration of 296,402 shares of common stock that is valued at $1,067,044 based on a $3.60 share price on the date of issuance.

Corporate information

Our principal executive offices are located at 100 Town Square Place, Suite 204, Jersey City, NJ 07310 and our telephone number is (201) 275-0555. Our website is www.sitomobile.com. The contents of our website are not incorporated by reference into this prospectus. Information contained on this website does not constitute part of this prospectus.

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Summary of the Offering

Shares of common stock offered by us	None

Shares of common stock offered by the Selling Stockholder	1,030,700 shares of common stock

Use of proceeds	We will not receive any proceeds from the sale of common stock covered by this prospectus. If the warrants underlying certain of such shares of common stock are exercised for cash, we would receive such exercise-price cash proceeds.

Risk Factors	An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock covered by this prospectus may be sold by the selling stockholder in the manner described under “Plan of Distribution.”

Trading Symbol	“SITO”

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RISK FACTORS

Your investment in our common stock involves a high degree of risk.  You should consider the risks described below and the other information contained in this prospectus carefully before deciding to invest in our common stock.  If any of the following risks actually occur, our business, financial condition and operating results could be harmed.  As a result, the trading price of our common stock could decline, and you could lose a part or all of your investment.

RISKS RELATED TO OUR BUSINESS

We have a history of operating losses.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. We incurred a consolidated net loss of $4,510,514 for the fiscal year ended September 30, 2014 and a consolidated net loss of $5,249,566 for the fiscal year ended September 30, 2013. As of September 30, 2014, our accumulated deficit was $134,409,531. We have not achieved profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

We currently rely on AT&T to market our mobile messaging products and services to their customers and to generate the majority of our wireless applications revenues. The loss of or a change in our relationships with AT&T or their customers could materially reduce our revenues.

Our success in mobile messaging is highly dependent upon maintaining successful relationships with AT&T and one of their customers. A significant portion of our revenue has always been derived from a single AT&T customer, and currently nearly all of our wireless applications revenues are paid to us through AT&T. We expect that we will continue to generate a substantial majority of our wireless applications revenues through marketing relationships with AT&T for the foreseeable future. Our failure to maintain or build our relationships with AT&T and any reduction in the business received through AT&T would materially reduce our revenues and thus harm our business, operating results and financial condition.

The AT&T customer to which the majority of our mobile messaging products and services are sold is currently reviewing proposals to continue services that have been submitted by AT&T with SITO Mobile as a subcontractor in the same manner as our current relationship, submitted by SITO Mobile as a direct vendor to AT&T’s customer and submitted by competitors. The terms of the proposals, if accepted by AT&T’s customer, will result in lower prices for our products and services, which may result in lower future revenues should mobile messaging volumes remain the same or continue at reduced levels. There can be no assurance that AT&T’s customer will select AT&T or SITO Mobile to continue to provide services, and in the event that a competitor’s proposal is chosen, our wireless applications revenue would decrease significantly.

Should AT&T choose to promote another vendor’s products and services over our own, our current and future business could be negatively impacted. In addition, AT&T has significant influence over the pricing for many of its suppliers, including us. We work cooperatively with AT&T to provide competitive pricing to the end users but AT&T ultimately has the final contracting authority with their clients who benefit from our products and services. If AT&T decides not to market or distribute our products and services or decides to terminate, not renew or modify the terms of its agreement with us, we may be unable to replace the affected agreement with acceptable alternatives, that could materially harm our business, operating results and financial condition.

We may not be able to effectively protect or monetize our patents.

We have 20 patents issued from May 1998 to June 2015 related to mobile search, commerce, advertising and streaming media. To monetize some or all of them by sale would require access to potential buyers, which may be difficult for a smaller company such as us to obtain, and would also require completion of a buyer’s due diligence investigation into the strength of the patents, demonstration to the buyer that owning such patents would have defensive or offensive value to it, and negotiation of the price and other terms of transaction documents.

To monetize some or all of the patents by licensing would require similar steps. In addition, we may not be able to monetize our patents as against companies who use our patented inventions unless they respect our ability to enforce our patents against them if they were not to agree to licenses.

To prosecute patent infringement actions, may require us to incur substantial legal fees and costs. The outcome of litigation is never certain, and the amount of damages that might be awarded to us under any judgment is also uncertain; and even if a judgment is obtained it would be subject to appeal and to the uncertainties of collection. In addition, companies whose actual or planned activities are blocked by our patents could attempt to develop technological work-arounds in order to avoid compensating us.

There can be no assurance that we will be able to effectively protect or monetize our patents, or that we will be able to obtain a return equal to the fair intrinsic value of the patents. The effort to obtain monetization could entail significant expenses and also opportunity costs.

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We may need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.

Over the next twelve months we believe that existing capital and anticipated funds from operations may be sufficient to sustain our current level of operations and debt service. Inasmuch as the Company is pursuing the monetization of its IP, which plans are subject to change, additional external financing relating to such efforts may be required. Increased acceleration in our organic business, making monthly principal payments on our debt and/or other economic influences might also necessitate other financing. There can be no assurance that we will be able obtain additional debt financing, if at all or upon terms that will be acceptable to us or our existing secured lender. There can, moreover, be no assurance that our operations will remain profitable.

As a result of the recent economic recession, and the continuing economic uncertainty, it has been difficult for companies to obtain equity or debt financing. While the credit markets have improved over the last year, it remains difficult for smaller companies to obtain financing on reasonable terms.

Any additional capital raised through the sale of equity or equity-backed securities may dilute current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities. The terms of those securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect.

Debt securities, on the other hand, are senior to common stock, might contain onerous restrictive covenants, and must be repaid when they mature; and if we do not profitably use the money raised, we may not have enough cash on hand to repay the debt upon maturity without impairing our operations.

If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our services, or grant licenses on terms that are not favorable to us.

Furthermore, any additional debt or equity or other financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our reported financial results.

We may not be able to manage our growth effectively.

Our strategy envisions growing our business. There can be no assurance that such growth will occur, either to the extent our strategy envisions or at all. Even if we do grow, if we fail to manage our growth effectively, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

●	meet our capital needs;
●	implement, improve and expand our operational, financial, management information, risk management and other systems effectively or efficiently or in a timely manner;
●	allocate our human resources optimally;
●	identify, hire, train, motivate and retain qualified managers and employees;
●	develop the management skills of our managers and supervisors; or
●	evolve a corporate culture that is conducive to success.

If we are unable to manage our growth and our operations our financial results could be adversely affected.

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If we fail to maintain an effective system of internal control over financial reporting and other business practices, and of Board-level oversight, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties. Consequently, investors could lose confidence in our financial reporting, and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and to prevent and detect fraud and other improprieties. We are responsible to review and assess our internal controls and implement additional controls when improvement is needed. Failure to implement any required changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the market price of our stock.

Sarbanes-Oxley Act requirements regarding internal control over financial reporting, and other internal controls over business practices, are costly to implement and maintain, and such costs are relatively more burdensome for smaller companies such as us than for larger companies. We have limited internal personnel to implement procedures and must scale our procedures to be compatible with our resources. We also rely on outside professionals including accountants and attorneys to support our control procedures. Until fiscal 2012 we did not have an Audit Committee, Compensation Committee or Governance and Nominating Committee, composed of independent directors. We are working to improve all of our controls but, if our controls are not working effectively, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties which could lead to a decrease in the market price of our stock.

Our management ranks are thin and losing or failing to add key personnel could adversely affect our business.

Our future performance depends substantially on the continued service of our senior management and other key personnel, including personnel which we need to hire. In particular, our success depends upon the continued efforts of our senior management team. We need to identify and hire additional senior managers to perform key tasks and roles.

We are subject to competition and, if technological conditions change, our competitors may be better able to react than we are.

We have many actual and potential competitors, many of whom may have more financial, personnel, intellectual property, development and/or reputational resources than we do. If we and our business do not grow larger, we will not be able to enjoy the brand power and economies of scale that many of our competitors do. In addition, it is likely that our industry will be subject to rapid and profound technological changes. Our competitors may have more ability to react to such changes than we do.

We may be unable to develop and introduce in a timely way new products or services.

The planned timing and introduction of new products and services are subject to risks and uncertainties. Unexpected technical, operational, deployment, distribution or other problems could delay or prevent the introduction of new products and services, which could result in a loss of, or delay in, revenues.

We may not be able to adequately safeguard our intellectual property rights from unauthorized use, and we may become subject to claims that we infringe on others’ intellectual property rights.

We rely on a combination of patents, trade secrets, copyrights, trademarks, and other intellectual property laws, nondisclosure agreements and other arrangements with employees, actual and prospective customers and actual or prospective capital providers and their agents and advisors, and other protective measures to preserve our proprietary rights. These measures afford only limited protection and may not preclude competitors from developing products or services similar or superior to ours. Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

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Although we implement protective measures and intend to defend our proprietary rights, these efforts may not be successful. From time to time, we may litigate within the United States or abroad to enforce our issued or licensed patents, to protect our trade secrets and know-how or to determine the enforceability, scope and validity of our proprietary rights and the proprietary rights of others. Enforcing or defending our proprietary rights can involve complex factual and legal questions and could be expensive, would require management’s attention and might not bring us timely or effective relief.

Furthermore, third parties may assert that our products or processes infringe their intellectual property rights. Although there are no pending or threatened intellectual property lawsuits against us, we may face litigation or infringement claims in the future. Infringement claims could result in substantial judgments, and could result in substantial costs and diversion of our resources even if we ultimately prevail. A third party claiming infringement may also obtain an injunction or other equitable relief, which could effectively block our use of allegedly infringing items. Although we may seek licenses from third parties covering intellectual property that we are allegedly infringing, we may not be able to obtain any such licenses on acceptable terms and conditions, if at all.

RISKS RELATED TO OUR INDUSTRY

Demand for the services we provide is not yet well established.

Brand owners who are potential users of the services we provide must weigh their decisions in light of limited budgets for marketing and notification, the inertia of dealing with well-established providers of traditional modalities for marketing and notification, lack of experience with services such as ours and the perception (whether or not well founded) of technological risk and not-fully-demonstrated cost-effectiveness of our services. There are indications that the market among major brand owners for services such as ours may be in an early stage of development.

System or network failures could reduce our sales, increase costs or result in a loss of end users of our products and services.

Any failure of, or technical problem with, carriers’, third parties’ or billing systems, delivery or information systems, or communications networks could result in the inability of end users to receive communications or download our products, prevent the completion of a billing transaction, or interfere with access to some aspects of our products. If any of these systems fails or if there is an interruption in the supply of power, an earthquake, superstorm, fire, flood or other natural disaster, or an act of war or terrorism, end users might be unable to access our offerings. For example, from time to time, our carriers have experienced failures with their billing and delivery systems and communication networks, including gateway failures that reduced the provisioning capacity of their branded e-commerce system. Any failure of, or technical problem with, the carriers’, other third parties’ or our systems could cause us to lose end users or revenues or incur substantial repair costs and distract management from operating our business, or persuade retailers or brand owners that solutions utilizing our programs are not sufficiently reliable. This, in turn, could harm our business, operating results and financial condition.

RISKS RELATED TO OUR COMMON STOCK

Trading in our stock has been modest, so investors may not be able to sell as much stock as they want at prevailing prices. Moreover, modest volume can increase stock price volatility.

The average daily trading volume in our common stock for the year ended September 30, 2014 was approximately 99,109 shares. If trading in our stock continues at this level, it may be difficult for investors to sell or buy substantial quantities of shares in the public market at any given time at prevailing prices. Moreover, the market price for shares of our common stock may be made more volatile because of the relatively low volume of trading in our common stock. When trading volume is low, significant price movement can be caused by the trading in a relatively small number of shares.

Securities analysts may not initiate coverage or continue to cover our common stock, and this may have a negative impact on its market price.

Common stock prices are often significantly influenced by the research and reports that securities analysts publish about companies and their business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts and our stock is downgraded, our stock price will likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, we can lose visibility in the financial markets, which can cause our stock price or trading volume to decline.

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The price of our common stock has been and may continue to be volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock has been and is likely to be volatile and could fluctuate in response to factors such as:

●	actual or anticipated monetizations of our patents;
●	actual or anticipated variations in our operating results (including whether we have achieved our key business targets and/or earnings estimates) and prospects;
●	announcements of technological innovations or new services by us or our competitors;
●	announcements by us or our competitors of significant acquisitions, business wins, strategic partnerships, joint ventures or capital commitments;
●	additions or departures of key personnel;
●	sales of our common stock or other securities in the open market (particularly if overall trading volume is not high);
●	general market conditions and broader political and economic conditions; and
●	other events or factors, many of which are beyond our control.

The stock market has experienced significant price and volume fluctuations, which have often been unrelated to the operating performance of companies, and in particular the market prices of stock in smaller companies and technology companies have been highly volatile. The market price of our common stock at any particular time may not remain the market price in the future. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against that company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not expect any cash dividends to be paid on our common stock in the foreseeable future.

We have never declared or paid a cash dividend on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use any future earnings, if any, as well as any capital that may be raised in the future, to fund business growth. Consequently, a stockholder’s only opportunity to achieve a return on investment would be for the price of our common stock to appreciate and that stockholder to sell his or her shares at a profit. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

We have aggressively issued common stock and other equity-based securities in support of our business objectives and initiatives. In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 305,000,000 shares of capital stock consisting of 300,000,000 shares of common stock and 5,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of August 17, 2015, there were 16,341,778 shares outstanding. Potentially issuable common shares as of June 30, 2015 amounted to 3,259,086 shares and include 1,188,950 warrants and 2,070,136 options. The holders of such options and warrants can be expected to exercise or convert them at a time when our common stock is trading at a price higher than the exercise or conversion price of these outstanding options, warrants, and convertible securities. If these options or warrants to purchase our common stock are exercised, or other equity interests are granted under our 2008, 2009 or 2010 stock plans, or under other plans or agreements adopted in the future, such equity interests will have a dilutive effect on your ownership of common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. Such securities may be issued at below-market prices or, in any event, prices that are significantly lower than the price at which you may have paid for your shares. The future issuance of any such securities may create downward pressure on, or dampen any upward trend in, the trading price of our common stock.

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Our certificate of incorporation, bylaws and Delaware law contain provisions that could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

Anti-takeover provisions of our certificate of incorporation, bylaws and Delaware law may have the effect of deterring or delaying attempts by our stockholders to remove or replace management, engage in proxy contests and/or effect changes in control. The provisions of our charter documents include:

●	the inability of stockholders to call special meetings of stockholders;
●	the ability of our board of directors to amend our bylaws without stockholder approval; and
●	the ability of our board of directors to issue up to 5,000,000 shares of preferred stock without stockholder approval upon the terms and conditions and with the rights, privileges and preferences as our board of directors may determine.

In addition, as a Delaware corporation, we are subject to Delaware law, including Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless certain specific requirements are met as set forth in Section 203. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control. We think Section 203 does not currently apply to us, but in the future it might apply to us.

USE OF PROCEEDS

We will not receive any proceeds from the sales, if any, of the common stock covered by this prospectus. All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder. See “Selling Stockholder” and “Plan of Distribution” described below.

MARKET INFORMATION / PRICE RANGE OF COMMON STOCK / DIVIDENDS

Our common stock is presently quoted on The NASDAQ Capital Market under the symbol “SITO”. The following table sets forth, for the fiscal quarters indicated, the high and low closing sale prices per share of our common stock. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Quarter Ended	High	Low
Fiscal Year Ending September 30, 2015	June 30, 2015	3.90	2.90
	March 31, 2015	4.90	1.50
	December 31, 2014	4.20	1.60
Fiscal Year Ending September 30, 2014	September 30, 2014	4.40	3.40
	June 30, 2014	5.00	2.90
	March 31, 2014	7.00	3.50
	December 31, 2013	6.90	4.50
Fiscal Year Ended September 30, 2013	September 30, 2013	6.50	5.20
	June 30, 2013	7.60	6.10
	March 31, 2013	9.50	6.00
	December 31, 2012	6.50	2.50

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Holders

As of August 20, 2015, there were approximately 209 record holders of our common stock. This does not include the holders of approximately 73 un-exchanged stock certificates or the additional holders of our common stock who held their shares in street name as of that date.

Dividends

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future but rather intend to retain future earnings, if any, for reinvestment in our future business. Any future determination to pay cash dividends will be in compliance with our contractual obligations and otherwise at the discretion of the board of directors and based upon our financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Transfer Agent

Our registrar and transfer agent is Continental Stock Transfer & Trust Company.

Equity Compensation Plan Information

The following table reflects information for equity compensation plans and arrangements for any and all directors, officers, employees and/or consultants through September 30, 2014.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	299,200	$5.32	537,180
Equity compensation plans not approved by security holders	176,075	$5.28	183,714
Total	205,995	$5.28	237,432

In April 2008 our Board of Directors and stockholders adopted the 2008 Stock Option Plan (the “2008 Plan”) to provide participating employees, non-employee directors, consultants and advisors with an additional incentive to promote our success. The maximum number of shares of common stock which may be issued pursuant to options and awards granted under the 2008 Plan is 880,000. The 2008 Plan is currently administered by our Board of Directors but may be subsequently administered by a Compensation Committee designated by our Board of Directors. The 2008 Plan authorizes the grant to 2008 Plan participants of non-qualified stock options, incentive stock options, restricted stock awards, and stock appreciation rights. No option shall be exercisable more than 10 years after the date of grant. Upon separation from service, no further vesting of options can occur, and vested options will expire unless exercised within a year after separation, except as provided in individual employment agreements. No option granted under the 2008 Plan is transferable by the individual or entity to whom it was granted otherwise than by will or laws of decent and distribution, and, during the lifetime of such individual, is not exercisable by any other person, but only by him.

In December 2009 our Board of Directors adopted the 2009 Employee and Consultant Stock Plan (“2009 Plan”) to provide common stock grants to selected employees, non-employee directors, consultants and advisors. The total number of shares subject to the 2009 Plan is 200,000. The 2009 Plan is administered by our Board of Directors.

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In December 2010 our Board of Directors adopted the 2010 Stock Plan (“2010 Plan”) to provide common stock option grants to selected employees, non-employee directors, consultants and advisors. In June 2011, the Board increased the total number of shares subject to the 2010 Plan to 2,500,000 and to 4,000,000 in November 2013. The 2010 Plan is administered by our Board of Directors.

BUSINESS

General

We are a mobile location-based advertising platform serving businesses, advertisers and brands. Through our platform, our solutions allow marketers to create content targeted to audiences, based on location, interests, behaviors and loyalty. Through the proliferation of mobile devices, SITO provides our customers with the ability to deliver actionable content in a real-time manner, while providing measurement and analytics that allow campaigns to be fluid and transaction driven.

The rebranding as SITO Mobile in September 2014 follows a period of expansion for the Company throughout the U.S. and Canada. The new corporate identity is intended to reinforce our emphasis on mobile location-based advertising and mobile messaging platforms that give brands, agencies and retailers the ability to transform digital marketing by delivering targeted mobile advertising campaigns based on geo-location, in-store traffic and customer response. Our platform also drives focus on our core offerings, and launches enhancements to location based advertising products, such as Verified Walk-in, our proprietary mobile attribution engine. We believe this will give clients the appropriate measurement, beyond click through rates to properly assess return on investment and alter advertising programs in real-time, which we believe can mean the difference in competitive advantage.

Our offerings now include:

SITO Location Based Advertising - Deliver display ads and videos (rich media) on behalf of advertisers, including the following features:

●	Geo-fencing – Targets customers within a certain radius of location and uses technology to push coupons, ads, promotions to mobile apps.
●	Verified Walk-in – Tracks foot-traffic to locations and which ads drove action.
●	Behavioral Targeting – Tracks past behaviors over 30-90 day increments allowing for real-time campaign management.
●	Analytics and Optimization – Culling and building measurement system to track metrics like user demographics, psychographics, CPM, click-throughs and time of engagement

SITO Mobile Messaging – Platform for building and controlling tailored programs, including messaging, customer incentive programs, etc.

●	Creates a direct channel to customers
●	Builds customer loyalty
●	Drive consumer interaction to increase sale
●	Everywhere - a portal/platform where customer can manage their own campaigns and can tailor to region and products

Recent Developments

Reverse Stock Split

On July 29, 2015, the Company filed an amendment to the Certificate of Incorporation to effect a 1-for-10 reverse split of its issued and outstanding common stock the reverse split became effective in the market on July 30, 2015. Following the reverse split, every ten shares of the Company's issued and outstanding common stock were be automatically combined and converted into one issued and outstanding share of common stock with a par value of $0.001 per share. No fractional shares are to be issued.

Asset Purchase Agreement with Hipcricket, Inc.

On July 8, 2015, we together with our wholly owned subsidiary, SITO Mobile Solutions, Inc., Hipcricket, Inc. (“Hipcricket”) and, solely as a guarantor of Hipcricket’s indemnity obligations, ESW Capital LLC entered into an Asset Purchase Agreement pursuant to which we acquired the assets of Hipcricket’s mobile advertising business (the “Purchased Assets”).

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The Company paid $3,700,000 for the Purchased Assets by issuing to Hipcricket 620,560 shares of the Company’s common stock (the “Shares”), and paying $1,300,000 in cash. The Company acquired all rights in, to contracts with Hipcricket’s mobile advertising customers, customer lists and records as well as certain intellectual assets and properties used in Hipcricket’s mobile advertising business. The Company hired certain employees of Hipcricket to service the Hipcricket customers.

The Agreement contains standard representations and warranties for a transaction of its nature. The Company and Hipcricket have agreed to indemnify each other for any breaches of representations, warranties and covenants given in the Agreement. The Agreement also contains certain non-compete covenants. Except with respect to fraud, neither Hipcricket nor the Company will have aggregate liability to the other in excess of $2,400,000.

Pursuant to the terms of the Asset Purchase Agreement, we agreed to register the Shares within 15 days of the closing of the transaction and use our best efforts to have the Registration Statement declared effective within 60 days of filing. We agreed to maintain the effectiveness of the registration statement until such time as the Shares may be sold without registration, without volume or manner of sale limitations under Rule 144. If the registration statement is not filed on or before the agreed filing deadline, the Company fails to file a pre-effective amendment and otherwise respond to comments by the Commission within 10 business days after the receipt of comments, or the Company fails to file a request for acceleration of the effectiveness of the registration statement within 5 business days of the date the Company is notified in writing that the registration statement will not be reviewed or will not be subject to further review; the Company shall be obligated to pay $1,000 for each day that exceeds the aforementioned time periods.

The Shares issued under the Asset Purchase Agreement are included in this Prospectus.

Agreement with Fortress Credit Co.

On October 3, 2014 we entered into a Revenue Sharing and Note Purchase Agreement (the “Fortress Agreement”) by and among SITO Mobile Solutions, Inc., our wholly-owned subsidiary (“Licensee”), SITO Mobile R&D IP, LLC, our wholly-owned subsidiary, Fortress Credit Co LLC, as collateral agent (the “Collateral Agent”), and CF DB EZ LLC (the “Revenue Participant”) and the Fortress Credit Co LLC (the “Note Purchaser” and together with the Revenue Participant, the “Investors”) that executed the Agreement.

Pursuant to the Fortress Agreement, we issued and sold senior secured notes with an aggregate original principal amount of $10,000,000 and issued, pursuant to a Subscription Agreement, 261,954 new shares of common stock to Fortress at $3.817 per share (which represents the trailing 30-day average closing price) for an aggregate amount of $1,000,000. After deducting original issue discount of 10% on the Notes and a structuring fee, we received $9,850,000 before paying legal and due diligence expenses.

The original principal amount of the Note shall bear interest at a rate equal to LIBOR plus 9% per annum. Such interest shall be paid in cash except that 2% per annum of the interest shall be paid-in-kind, by increasing the principal amount of the Notes by the amount of such interest. The term of the Note is 42 months and we must make, beginning in October 2015, monthly amortization payments on the Notes, each in a principal amount equal to $333,334 until the Note is paid in full. We shall also apply 85% of Monetization Revenues (as defined in the Agreement) from the Company’s patents to the payment of accrued and unpaid interest on, and then to repay outstanding principal (at par) of, the Note until all amounts due with respect to the Note have been paid in full. After the repayment of the Note, in addition to the interest, we shall pay the Revenue Participant up to 50% of Monetization Revenues totaling (i) $5,000,000, if paid in full prior to March 31, 2018 and (ii) $7,500,000 thereafter. We must also pay $350,000 to Fortress upon repayment of the Notes.

We may prepay the Note in whole or in part, without penalty or premium, except that any optional prepayments of the Note prior to the first anniversary of the issuance of the Note shall be accompanied by a prepayment premium equal to 5% of the principal amount prepaid.

The Fortress Agreement contains certain standard events of default. We granted to Fortress Credit Co LLC, for the benefit of the Investors, a non-exclusive, royalty free, license (including the right to grant sublicenses) with respect to the our patents, which shall be evidenced by, and reflected in, the Patent License Agreement. Fortress Credit Co LLC and the Investors agree that such license shall only be used following an event of default, as defined in the Fortress Agreement. We granted the Investors a first priority senior security interest in all of our assets.

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Agreement with DoubleVision

On July 24, 2014 we, SITO Mobile Solutions, Inc., our wholly-owned subsidiary, DoubleVision Networks, Inc., and the shareholders of DoubleVision entered into a Share Purchase Agreement (the “DV Purchase Agreement”) pursuant to which we acquired all of the shares of DoubleVision.

We paid $3.6 million for DoubleVision by issuing 800,000 shares of our common stock to the shareholders of DoubleVision at an agreed-upon valuation of $4.50 per share. We also agreed to pay $400,000 to one of DoubleVision’s creditors. Substantially all of the shareholders of DoubleVision are subject to lockup agreements that restricted the sale of the shares for at least one year from when they were issued.

On June 30, 2015, pursuant to the terms of the DV Purchase Agreement which provide for additional payment of purchase price consideration should we achieve at least $3,000,000 in media placement revenue in the twelve-month period starting August 1, 2014, we issued additional consideration of 296,402 shares of common stock that is valued at $1,067,044 based on a $3.60 share price on the date of issuance.

Background of Industry Growth and Potential

Across the globe, the mobile channel is growing fast. People in every country are buying more and more advanced mobile devices, and business and consumers alike are using mobile phones for everyday activities like checking the weather, taking advantages of discounts, shopping or sending and receiving financial information. As mobile adoption increases, e-Business and channel strategy professionals are challenged to determine how these devices integrate with their existing sales and service channels. Rapid adoption of the mobile channel is a critical driver of the need for e-business professionals to evolve their strategy and operations to agile commerce.

Principal Products and Services

Messaging and Notifications – Our Short Message Service (SMS) gateway has proven to be an excellent channel for retailers to communicate with their brand loyalists on a very personal level. This is accomplished through integration with the client’s customer relationship management (CRM) database. With such integration, retailers are able to send targeted mobile coupons and transactional messages based on a shopper’s CRM profile. Targeted mobile coupons can be sent based on past purchase behaviors making the content relevant and timely to a shopper. Transactional messages can add another layer of value by sending shipping and order pick-up alerts, as well as notifications for reorders, layaway and new product releases. Our SMS uses short messages that are accepted in the mobile marketplace. Twitter’s S-1 filing form reports “the 140 character constraint of a tweet emanates from our origins as an SMS-based messaging system, and we leverage this simplicity to develop products that seamlessly bridge our user experience across all devices” (Twitter Form S-1/A filed with the SEC on November 4, 2013).

Location Based Advertising – We use location-based mobile advertising including geo-fencing, verified walk-ins and behavioral targeting with analytics and optimization for the client. “Geo-fencing” targets customers within a certain radius of location and uses technology to push coupons, ads and promotions to mobile apps and mobile websites in real-time. Analytics and optimization allow clients to measure campaign performance and insight into key metrics, with a measurement system to track key metrics like user demographics, psychographics, CPM, click-throughs and time of engagement. We also offer mobile messaging a platform for building and controlling tailored CRM programs using text messaging and voice calls. This enables marketers to develop the most intimate, direct digital channel to their customers. Our platform allows brands to access the right audiences at the right time in the key locations ultimately driving traffic and sales.

The Interactive Advertising Bureau estimates mobile advertising spending in the US totaled $3 billion in the first half of 2013 up from $1.2 billion in the first half of 2012. We provide a product to deliver location based mobile advertisements directly to consumers’ smartphones for retailers and advertisers. We have found that by combining multiple real time bidding networks with our ability to serve coupons, ads and promotions at times and places when consumers are most interested, we can create relevant content for consumers. We enable advertisers to deliver targeted ads in mobile applications (“Apps”) to the smartphones of people within close proximity (approximately 15 feet) of a specific location. Our location-based advertising was used, for instance, this year by a national consumer electronics retailer to promote store awareness, a horse racing association to promote attendance at a Triple Crown race event, a state gaming authority to promote a new scratch-off game and a home improvement products brand to offer coupons to targeted shoppers. We launched this revenue stream in December 2013. Our revenue is driven by our sales of mobile advertising campaigns that feature banner ads on mobile devices. Our revenue is based on the same key media metrics as Internet advertising, which are the number of audience impressions and the CPM (cost per thousand) price to reach that audience. We enable advertisers to reach highly targeted audiences at CPM prices that are significantly below CPM prices for print and Internet advertising.

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Competition

The mobile media and data communications market for products and services continue to be competitive with the rapid growth and adoption of mobile data services, along with the increased demand for mobile marketing and advertising solutions.

We believe we have a unique offering of services and technology that will provide us with a competitive edge. However, some of our competitors are more established, benefit from greater name recognition, have larger customer bases and have greater financial, technical and marketing resources. Other of our competitors have proprietary technology that differentiates their product and service offerings from ours. As a result of these competitive advantages, our competitors and potential competitors may be able to respond more quickly to market forces, undertake more extensive marketing campaigns for their brands, products and services, and make more attractive offers to potential customers.

We compete with publicly traded companies providing similar service offerings to ours, including Voltari (VLTC), and Mobivity (MFON) and private companies, including OpenMarket and Twilio.

We expect new market entrants, existing competitors and nontraditional players to introduce new products and services that compete with our products. Additionally, we face the risk that our customers may seek to develop in-house products as an alternative to those currently being provided by us.

Certain Agreements

Our business agreements consist primarily of customer agreements and carrier agreements. Customer agreements are typically agreements with companies which have sales relationships with the end users of the transacted media content or service application. These agreements typically involve a split of the fees received between the brand owner and us or a fixed fee per transaction. Carrier agreements are infrastructure in nature and establish the connection to the end user that enables us to deliver and collect payment for the transacted media content or service application.

The majority our reported revenue in the fiscal years ended in 2013 and 2014 was generated through our relationship with AT&T. Of our revenue earned during the year ended September 30, 2014, approximately 83% was generated from contracts with eight AT&T customers and 79% of our revenue comes from notifications sent on behalf of just one of those AT&T customers. The bulk of that revenue comes from voice and text message notifications sent on behalf of corporate programs for a single client.

Intellectual Property Development

Research and Development

During the fiscal years ended September 30, 2014 and 2013 we spent $712,450 and $399,682, respectively, on software development that was capitalized. Software development costs amortized and charged to operations in fiscal 2014 and fiscal 2013 were $416,609 and $439,334, respectively.

Our research and development activities relate primarily to general coding of software and product development. These activities consist of both new products and support or improvements to existing products. During the fiscal years ended September 30, 2014 and 2013, we had research and development expense of $58,829 and $65,975, respectively.

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Patents and Licenses for Operations

We currently hold rights to multiple purchased and developed patents relating to certain aspects of accessing information on a mobile device, sending information to and between mobile devices, advertising and media streaming. We believe the ownership of such patents is an important factor in our existing and future business. We have 20 patents issued from May 1998 to June 2015 in the United States.

We regularly file patent applications to protect innovations arising from our research, development and design, and are currently pursuing multiple patent applications. Over time, we have accumulated a portfolio of issued patents primarily in the U.S. No single patent is solely responsible for protecting our systems and services. We believe the duration of our patents is adequate relative to the expected lives of our systems and services.

Some of our systems and services may include intellectual property obtained from third parties. It may be necessary in the future to seek or renew licenses relating to various aspects of our systems and services. There is no guarantee that such licenses could be obtained on reasonable terms or at all. Because of technological changes in the industries in which we compete, current extensive patent coverage, and the rapid rate of issuance of new patents, it is possible that certain components of our systems and services may unknowingly infringe existing patents or intellectual property rights of others.

Patent Portfolio Development, Protection and Licensing.

We have a portfolio of intellectual property relevant to our industry related to mobile search, commerce, advertising and streaming media. This portfolio represents our many years’ innovation in the wireless industry through U.S. patented technology developed by us, including new and amended patents granted to us by the U.S. patent office as well as patented technology we purchased from Microsoft and others.

We established a separate subsidiary, SITO Mobile Solutions R&D IP, LLC, dedicated to the monetization of these assets, primarily through licensing. The patents have seminal priority dates and a rich pedigree. The patents cover three broad categories:

●	Digital Video and Audio Streaming and Advertising- covering OTT streaming services and protocols (e.g. HLS, MPEG DASH) as well as the notion of dynamic advertising insertion into these streams and the billing and tracking of ad-revenues thereof. We believe this category offers the greatest near-term monetization potential.

●	Sending Information to and Between Mobile Devices- this covers the notion of over-the-air provisioning of smartphones and mobile devices such that the customer when transitioning over to new phones or modifying existing phones can highly customize their phones, from carrier plan to interface to smartphone design features to content and form of delivery. While still an emerging market, carriers, under duress from governments worldwide, are unlocking carrier plans and it is expected in the short-term that consumers will be able to go online and pick their carrier plan of choice. We have patents in this area as well as smartphone back-up and synchronization patents and related that make up our mobility portfolio and roll the two mobile portfolios into one.

●	Accessing information on a Mobile Device- these patents cover features which offer users improved effectiveness in accessing information on a mobile device, whether content or services or advertising solutions. This includes everything from abbreviated dial codes for rapid access to services to providing ads and coupons to these links through to more efficient user interface features. This category of patents is core to our business and will be primarily used for defensive purposes and growth. Our patent litigation with Zoove Corporation was for patents in this category.

Of the above, we have focused our initial efforts on the first category and have committed significant resources to generating work product (i.e. claims chart development) around leading USA-based video streaming services and streaming standards solutions providers. These patents have also been mapped against Video-on-Demand and Over-the-Top Video services that are not subscription based but rather provide dynamic or adaptive ad-insertion based revenue models. We have identified 30 companies that perform aspects of this portfolio. In October 2014, we pledged as collateral on $10 million in new borrowings from Fortress our entire portfolio of patents and we entered into an intellectual property revenue sharing agreement that provides for Fortress to receive a portion of proceeds from the sale or licensing of our patents.

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Government Regulation

We provide value-added and enabling platforms for carrier-based distribution of various software and media content, as well as notifications and other communications. Applicable regulations are primarily under the Federal Communications Commission and related to the operations policies and procedures of the wireless communications carriers. Messaging is regulated by, among other things, the Telephone Consumer Protection Act, or TCPA and safeguarding Personal Health Information, moreover, is regulated by, among other things, the Privacy Rule of the Health Insurance Portability and Accountability Act, or HIPAA. The wireless carriers are primarily responsible for regulatory compliance. Given the growing and dynamic evolution of digital wireless products that can be offered to consumers over a wireless communication network, regulators could impose rules, requirements and standards of conduct on third-party content and infrastructure providers such as us. We are not currently aware of any pending regulations that would materially impact our operations.

Corporate Overview

We were incorporated in Delaware on May 31, 2000, under our original name, Hosting Site Network, Inc.  On May 12, 2008, we changed our name to Single Touch Systems Inc. and on September 26, 2014, we changed our name to SITO Mobile, Ltd.  On July 24, 2008, we acquired all of the outstanding shares of SITO Mobile Solutions, Inc., which was incorporated in Nevada on April 2, 2002.

We maintain a website located at http://www.sitomobile.com, and electronic copies of our periodic or other reports and any amendments to those reports, are available, free of charge, under the “Investors” link on our website as soon as practicable after such material is filed with, or furnished to, the SEC.

Employees

We currently have 46 full-time including our chief executive officer and chief financial officer, 8 persons serving as programmers and technical staff operators, 34 persons in sales and account management and 2 persons in administration. We do not have any part time employees. We expect to increase our future employee levels on an as-needed basis in connection with our expected growth.

Properties

Our executive offices are located at 100 Town Square Place, Suite 204, Jersey City, New Jersey 07310. We have a four-year lease for this space at a rate of approximately $20,500 per month. The facilities comprise approximately 7,500 square feet consisting entirely of sales, marketing and administrative office space.

We also maintain offices located in Rogers, Arkansas, Meridian, Idaho and Seattle, Washington and house our servers at locations in California, Idaho, Maryland and Illinois.

Legal Proceedings

We are not currently a party to any material legal proceedings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  Any statements that are not statements of historical fact are forward-looking statements.  When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this prospectus.  Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors such as those noted under “Risk Factors” on page 5 of this prospectus.  We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

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Overview

We provide a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales.

Our business has focused on leveraging our solution in the areas of messaging/notifications and media placement on mobile devices. Our Verified Walk-In platform is a proprietary attribution technology that utilizes geo-fencing to reach customers within a certain radius of location and uses technology to push coupons, advertisements, and promotions to mobile apps and mobile websites in real-time, allowing for a more accurate advertising approach. This technology identifies consumers who visit physical storefronts after seeing advertisements that we serve. This platform allows our clients to assess mobile-to-offline attribution allowing the ability to quantify and measure the impact of campaigns on in-store visits, leveraging real-time insights on campaign performance through key metrics such as user demographics, psychographics, visitation rates, click-through and time of engagement.

Our portfolio of intellectual property represents our many years’ innovation in the wireless industry through patented technology that we developed, as well as patented technology we purchased from Microsoft and others. We are dedicated to the monetization of our patents, primarily through licensing agreements that allow others to use our patents in exchange for royalty income and other consideration.

During the fiscal year ended September 30, 2014, we continued reducing our negative cash flows from operations as a result of 27% growth in revenues and improving our gross margin percentage from 57% to 64%. During the fiscal year ended September 30, 2014, on a pro-forma basis when separating out intellectual property related initiatives, our core, underlying business generated positive operating profits and positive cash flow, a trend that was established during fiscal year ended September 30, 2013.

On July 24, 2014, we acquired all of the shares of DoubleVision Networks, Inc. (“DoubleVision”). We paid $3.6 million for DoubleVision by issuing 800,000 shares of the Company’s common stock to the Sellers at an agreed-upon valuation of $4.10 per share. We also agreed to pay $400,000 to one of DoubleVision’s creditors. Substantially all of the Double Vision shareholders are subject to lockup agreements that restrict the sale of the shares acquired for at least one year. The purchase price may be reduced subject to certain conditions related to DoubleVision’s liabilities and payment of transaction costs. The Double Vision shareholders also have an earn –out provision which could cause us to issue additional shares of our common stock equal to $1,000,000 (valued at the average closing price for the ninety days ending July 31, 2015) to the Sellers if our media placement revenues for the twelve-month period from August 1, 2014 to July 31, 2015 are at least $3,000,000, subject to certain conditions such as receipt of customer payments and achievement of a gross margin threshold. In anticipation of achieving the conditions for payment of the earn-out amount, we accrued the additional $1,000,000 in purchase price.

On June 30, 2015, we issued additional consideration of 296,402 shares of common stock to the DoubleVision shareholders that is valued at $1,067,044 based on a $3.60 share price on the date of issuance.

As we expand operational activities and seek new opportunities to monetize our patented technology, we may from time to time experience operating losses and/or negative cash flows from operations and we may be required to obtain additional financing to fund operations. There can be no assurance that such financing will be available to us. We are heavily reliant on the revenue we generate from a single customer relationship. Our core mobile media business operates in a relatively new and evolving industry that seeks to gain a larger share of business spending which has traditionally been directed toward older established media solutions. There can be no assurance that we will be successful in addressing these challenges and others that we face, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Results of Operations

Results of Operations for the Three Months Ended June 30, 2015 and 2014

During the three months ended June 30, 2015, our revenue increased by approximately 72% over revenue generated during the three months ended June 30, 2014 ($3,680,878 in the three months ended June 30, 2015 compared to $2,143,565 in the three months ended June 30, 2014).

Of our revenue earned during the three months ended June 30, 2015, approximately 36% was generated from contracts with six customers covered under our agreements with AT&T.  Of our revenue earned during the quarter ended June 30, 2014, approximately 90% was generated from contracts with six customers covered under our agreements with AT&T.

Our cost of revenue, which represent the costs associated with wireless applications and media placement revenues, increased $532,831 or 58% to $1,444,804 for the three months ended June 30, 2015 as compared to $911,973 for the three months ended June 30, 2014. Our cost of revenue varies substantially in line with wireless applications and media placement revenues and includes the amortization expense of the software development costs for our technology platforms that we use to operate our wireless applications and media placements businesses. Cost of revenue for the three months ended June 30, 2015 increased as compared to the three months June 30, 2014 primarily as result of the 77% increase in media placement revenues over the same comparable periods and an $82,286 increase in amortization expense. For the three months ended June 30, 2015 and 2014, software development cost amortization expense was $176,704 and $94,418, respectively.

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Our gross profit represents our total revenue less our cost of sales.  For the three months ended June 30, 2015 and 2014, our gross profit was $2,236,074 and $1,231,592 respectively, an increase of $1,004,482 or 82%. Our gross margin was 61% for the three months ended June 30, 2015 as compared to 57% for the three months ended June 30, 2014.  We do not have cost of revenue associated with our licensing and royalties revenue. When excluding licensing and royalties’ revenue for the three months ended June 30, 2015, our gross margin was 59% as compared to a gross margin of 56% for the three months ended June 30, 2014. Our gross margin when excluding licensing and royalties’ revenue and amortization expense, was 64% for the three months ended June 30, 2015 as compared to 61% for the three months ended June 30, 2014. Our media placement business generated a 68% gross margin for the three months ended June 30, 2015 as compared to our wireless applications business that generated a 49% gross margin for that period. For the three months ended June 30, 2015, our media placement revenues comprised 59% of total revenue and contributed more to our overall gross margin as compared to the three months ended June 30, 2014 when media placement revenue comprised 6% of total revenue.

General and administrative expense, excluding stock based compensation, was $1,334,174 for the three months ended June 30, 2015 as compared to $1,076,589 for the three months ended June 30, 2014, an increase of $257,585 or 24%, that is primarily attributable to the increased number of our personnel and increased professional services.

Sales and marketing expense, excluding stock based compensation, was $1,244,910 for the three months ended June 30, 2015 as compared to $311,648 for the three months ended June 30, 2014, an increase of $933,262 or 299%, that is primarily attributable to increased sales and marketing spending, including expansion of our direct sales force and customer management personnel in connection with our media placement business that we launched in December 2013 and expanded following the DoubleVision acquisition in July 2014.

Research and Development expense increased to $15,491 in the three months ended June 30, 2015 from $12,601 in the three months ended June 30, 2014. Our technology investment in revenue growth has shifted to development of our mobile engagement platform through software development efforts and away from our past open ended research and development. We capitalize the cost of developing our mobile engagement platform and amortize our investment over three years. For the three-month periods ended June 30, 2015 and 2014, we recognized $176,704 and $94,418 in amortization of software development costs, respectively, with the increased amortization attributable to the increased investment that we have been making in developing our platform.

For the three months ended June 30, 2015, total stock based compensation expense decreased 57% to $147,299 from $340,372 for the three months ended June 30, 2014. The decrease is attributable to fewer stock based compensation issuances as part of our effort to reduce the number of issued and potentially issuable shares of our common stock.

On January 20, 2015, the Company entered into an asset purchase agreement (the “Hipcricket APA”) which filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court for the District of Delaware. The Hipcricket APA contemplated the acquisition of substantially all of Hipcricket’s assets for $4.5 million in cash. Under the Hipcricket APA, the Company deposited $200,000 into escrow and is entitled to receive a refund of its deposit and $325,000 should a third party acquire Hipcricket through a Bankruptcy Court supervised auction process under Section 363 of the Bankruptcy Code. The Hipcricket APA comprised the initial "stalking-horse bid" in the auction process, which was subject to higher and better offers. In addition, the Company agreed to provide up to $3.5 million in debtor-in-possession financing that carried a 13% per annum interest rate. On March 10, 2015, the Bankruptcy Court ruled that a third party had a higher and better bid than the Company’s offer. On March 18, 2015, the Company was repaid all principal and interest owed on the debtor-in-possession financing. During the three months ended June 30, 2015, the Company received its $200,000 deposit and $325,000 for expense reimbursement and a break-up fee that offset general and administrative expenses incurred. The Company received $54,189 in interest income from the debtor-in-possession financing.

Interest expense for the three months ended June 30, 2015 and 2014 was $454.199 and $185,274, respectively, an increase of $268,925 or 145%. The increase in interest expense is attributable to the increase in the outstanding principal of our debt. In October 2014, we sold a secured $10,000,000 42-month note having an interest rate of LIBOR, which was 0.19% as of June 30, 2015, plus 9%. Included in interest expense for the three months ended June 30, 2015 is $165,920 in amortization of discounts on the debt for a structuring fee, termination fees and the rights assigned to the note holder to share in our potential future new intellectual property monetization revenue streams.

Our net loss for the three months ended June 30, 2015 was $1,037,360 as compared to a net loss of $752,560 for the three months ended June 30, 2014, an increase of $284,400 or 38% that is primarily attributable to the $956,070 increase in sales and marketing expense and $268,925 increase in interest that was partially offset by the $1,004,482 increase in gross profit over the comparable periods. Excluding stock based compensation, our net loss for the three month periods ended June 30, 2015 and 2014 were $890,061 and $412,188, respectively. Our earnings before interest, taxes, depreciation and amortization or EBITDA was a loss of $505,800 for the three months ended June 30, 2015 as compared to a loss of $509,618 on an EBITDA basis for the three months ended June 30, 2014.

Our net loss on a basic and fully diluted basis was $0.07 per share the three months ended June 30, 2015 based on our weighted average shares outstanding of 15,404,817 as compared to a net loss of $0.05 per share for the three months ended June 30, 2014 based on our weighted average shares outstanding of 14,272,863. The increase in the number of weighted shares outstanding primarily reflect the issuance of 55,000 shares for stock options and warrants exercised since June 30, 2014, the 800,000 shares for the acquisition of DoubleVision in July 2014 and 261,954 shares sold to Fortress Credit Co LLC (“Fortress”) at $3.817 per share in October 2014.

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Results of Operations for the Nine Months Ended June 30, 2014 and 2013

During the nine months ended June 30, 2015, our revenue increased by approximately 64% over revenue generated during the nine month ended June 30, 2014 ($11,295,134 in the nine months ended June 30, 2015 compared to $6,867,886 in nine months ended June 30, 2014).

Of our revenue earned during the nine months ended June 30, 2015, approximately 50% was generated from contracts with six customers covered under our agreements with AT&T.  Of our revenue earned during the nine months ended June 30, 2014, approximately 84% was generated from contracts with seven customers covered under our agreements with AT&T and 10% was generated from our agreement with Zoove Corporation.

Royalties and Application Costs represent the direct out-of-pocket costs associated with revenue. Royalties and Application Costs vary substantially in line with Wireless Applications and Media Placement revenue and totaled $4,844,832 in the nine months ended June 30, 2015, compared to $2,736,542 in 2014, an increase of 77%. Our gross margin was 57% for the nine months ended June 30, 2015 as compared to 60% for the nine months ended June 30, 2014.    The decrease is primarily attributable to the $821,918 in licensing revenue in nine months ended June 30, 2014, for which there are no Royalties and Application Cost. When excluding licensing and royalties’ revenue for the nine months ended June 30, 2015 and 2014, our gross margin was 55% for both periods. Our gross margin when excluding licensing and royalties’ revenue and amortization expense, was 60% for the nine months ended June 30, 2015 as compared to 59% for the nine months ended June 30, 2014. Our media placement business generated a 57% gross margin for the nine months ended June 30, 2015 as compared to our wireless applications business that generated a 55% gross margin for that period. For the nine months ended June 30, 2015, our media placement revenues comprised 45% of total revenue and contributed more to our overall gross margin as compared to the nine months ended June 30, 2014 when media placement revenue comprised 3% of total revenue.

Research and Development expense decreased from $48,326 in the nine months ended June 30, 2014 to $35,225 in the nine ended June 30, 2015. Our technology investment in revenue growth has shifted to development of our mobile engagement platform through software development efforts and away from our past open ended research and development. We capitalize the cost of developing our mobile engagement platform and amortize our investment over three years. For the nine-month periods ended June 30, 2015 and 2014, we recognized $449,959 and $283,199 in amortization of software development costs, respectively, with the increased amortization attributable to the increased investment that we have been making in developing our platform.

General and administrative expense, excluding stock based compensation, was $3,560,466 for the nine months ended June 30, 2015 as compared to $4,030,499 for the nine months ended June 30, 2014, a decrease of $470,033 or 12% that is primarily attributable to our accruing $574,787 in compensation expense in connection with terminating our employment agreement with our former Executive Chairman on December 13, 2013 and savings from termination of our former Chief Executive Officer in September 2014.

For the nine months ended June 30, 2015, total stock based compensation expense decreased 67% to $478,079 from $1,488,762 for the nine months ended June 30, 2014. The decrease is attributable to fewer stock based compensation issuances as part of our effort to reduce the number of issued and potentially issuable shares of our common stock.

During the three months ended June 30, 2015, the Company received its $200,000 deposit and $325,000 for expense reimbursement and a break-up fee that offset general and administrative expenses incurred. The Company received $54,189 in interest income from the debtor-in-possession financing.

Interest expense for the nine months ended June 30, 2015 and 2014 was $1,306,002 and $569,097, respectively, an increase of $736,905 or 129%. The increase in interest expense is attributable to the increase in the outstanding principal of our debt. In October 2014, we sold a secured $10,000,000 42-month note having an interest rate of LIBOR, which was 0.19% as of June 30, 2015, plus 9%. Included in interest expense for the nine months ended June 30, 2015 is $294,025 in amortization of discounts on the debt for a structuring fee, termination fees and the rights assigned to the note holder to share in our potential future new intellectual property monetization revenue streams.

Our net loss for the nine months ended June 30, 2015 was $1,912,122 as compared to a net loss of $2,913,369 for the nine months ended June 30, 2014, a decrease of $1,001,247 or 34% that is primarily attributable to the $4,427,248 increase in revenue, our improved gross margin and the $478,079 decrease in stock based compensation expense for employees, directors and consultants. Excluding stock based compensation, our net loss for the nine months ended June 30, 2015 was $1,434,043, which includes the one-time compensation expense charge $574,787, noted above. For the nine months ended June 30, 2014, our net loss, excluding stock based compensation, was $1,464,607. Our earnings before interest, taxes, depreciation and amortization or EBITDA was $449,570 for the nine months ended June 30, 2015 as compared to a loss of $2,173,536 on an EBITDA basis for the nine months ended June 30, 2014.

Our net loss on a basic and fully diluted basis was $0.12 per share the nine months ended June 30, 2015 based on our weighted average shares outstanding of 15,365,638 as compared to a net loss of $0.21 per share for the nine months ended June 30, 2014 based on our weighted average shares outstanding of 14,210,108. The increase in the number of weighted shares outstanding primarily reflect the issuance of 648,356 shares of common stock, of which 20,000 were issued for warrants exercised, 261,954 shares were issued to Fortress, 70,000 shares were issued for consulting services, 296,402 were issued to DoubleVision for the earnout provision and the 800,000 shares for the acquisition of DoubleVision in July 2014.

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Results of Operations for the Fiscal Years Ended September 30, 2014 and 2013

During the fiscal year ended September 30, 2014, our revenue increased by approximately 27% over revenue generated during the fiscal year ended September 30, 2013 ($9,871,558 in the fiscal year ended September 30, 2014 compared to $7,784,604 in the fiscal year ended September 30, 2013).

Of our revenue earned during the fiscal year ended September 30, 2014, approximately 83% was generated from contracts with seven customers covered under our master services agreement with AT&T and 8% was generated from our agreement with Zoove Cooperation.  Of our revenue earned during the fiscal year ended September 30, 2013, approximately 99% was generated from contracts with ten customers covered under our master services agreement with AT&T.

Royalties and Application Costs represent the direct out-of-pocket costs associated with revenue. Royalties and Application Costs vary substantially in line with Wireless Applications revenue and totaled $3,589,879 in the fiscal year ended September 30, 2014, compared to $3,328,232 in 2013. Our gross margin represents our total revenue less our Royalties and Application Costs.  Our gross margin improved to 64% for the fiscal year ended September 30, 2014 as compared to 57% for the fiscal year ended September 30, 2013.    The improvement is primarily attributable to the $916,438 in licensing revenue in the fiscal year ended September 30, 2014, for which there are no Royalties and Application Cost.  Our underlying gross margin from messaging, which excludes licensing and media placement business, was 60% for the fiscal year ended September 30, 2014, which is improved from the 57% gross margin from messaging for the fiscal year ended September 30, 2013.

Research and Development expense decreased from $65,975 in the fiscal year ended September 30, 2013 to $58,829 in the fiscal year ended September 30, 2014, representing approximately 1% of revenues, a level that is consistent with past periods.

Compensation expense, excluding stock based compensation, was $3,554,990 for the fiscal year ended September 30, 2014 as compared to $2,517,682 for the fiscal year ended September 30, 2013, an increase of $1,037,308 or 41%, that is primarily attributable to our accruing and paying $1,036,468 in compensation expense in connection with terminating our employment agreement with our former Executive Chairman on December 13, 2013 and former Chief Executive Officer on September 19, 2014.

General and administrative expense, excluding stock based compensation, was $3,604,491 for the fiscal year ended September 30, 2014 as compared to $2,946,091 for the fiscal year ended September 30, 2013, an increase of $658,400 or 22%. The increase is largely related to spending on professional fees related to patent matters, the successful defense in the Amanda McVety v. Anthony Macaluso et al. matter and termination of our former Executive Chairman and former Chief Executive.

For the fiscal year ended September 30, 2014, total stock based compensation expense decreased 7% to $2,094,970 from $2,242,606 for the fiscal year ended September 30, 2014. The decrease is attributable to fewer stock based compensation issuances as part of our effort to reduce the number of issued and potentially issuable shares of our common stock.

Interest expense for the fiscal year ended September 30, 2014 and 2013 was $749,458 and $1,270,863, respectively, a decrease of $521,405 or 41%. The decrease in interest expense is attributable to a decrease in the outstanding principal on our convertible debentures.

Our net loss for the fiscal year ended September 30, 2014 was $4,510,514 as compared to a net loss of $5,249,566 for the fiscal year ended September 30, 2013, a decrease of $739,052 or 14% that is primarily attributable to the $2,086,954 increase in revenue, our improved gross margin, the $521,405 decrease in interest expense and the $147,636 decrease in stock based compensation expense for employees, directors and consultants. Excluding stock based compensation, our net loss for the fiscal year ended September 30, 2014 was $2,415,544, which includes one-time compensation expense charges of $1,036,468, noted above. For the fiscal year ended September 30, 2013, our net loss, excluding stock based compensation, was $3,006,960.

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Liquidity and Capital Resources

At June 30, 2015, we had total assets of $16,092,895 and total liabilities of $12,746,582. At September 30, 2014, we had total assets of $10,106,768 and total liabilities of $7,450,054. The $5,986,127 or 59% increase in assets is primarily attributable to the $2,167,064 net increase in cash from sale of a long-term secured note and our common stock to Fortress after repayments of all principal and interest due on our convertible debentures that matured, $1,067,044 increase in goodwill from the DoubleVision acquisition and $1,763,491 increase in accounts receivable attributable to increased revenues and a $513,493 increase in capitalized software development costs for enhancing our mobile engagement platform.

During the nine months ended June 30, 2015, we used $1,729,786 in cash for operating activities as compared to the $245,782 that we used for operating activities during the nine months ended June 30, 2014. Cash used for operating activities for the nine months ended June 20, 2015 is primarily attributable to our $1,912,122 net loss for the period that was partially offset by noncash expenses of $1,122,275 in depreciation and amortization expense and $478,079 in stock compensation expense. In addition, we used $1,543,991 in operating cash for growth in our accounts receivable this fiscal year that is attributed to our now having more media placement revenue, which typically remains outstanding in accounts receivable longer than our wireless applications revenue. Of the $1,543,991 in cash used to fund accounts receivable as of June 30, 2015, one customer was responsible for $354,039 as a result of increased sales and increased aging of our outstanding invoices for sales to the customer. Since June 30, 2015, we received payments from the customer to bring their outstanding balance within payment terms and collected nearly $1,000,000 in media placement revenue. Cash used in operating activities for the nine months ended June 30, 2015 included a $496,068 decrease in accrued expenses, including a $342,410 decrease in accrued interest that resulted from our paying off interest on our convertible notes and a $153,658 decrease in other accrued expenses that were offset by a $210,805 increase in accounts payable, and a $497,626 increase in deferred revenue related to customer prepayments of media placement and licensing and royalty revenues.

Cash used in investing activities for the nine months ended June 30, 2015 was $1,636,254, of which $963,452 represented the capitalized internal costs of our software development for our core operations, $318,638 represents investments in our Intellectual Property that is designed to strengthen our Intellectual Property portfolio and expand our mobile communications/advertising offerings, and $318,638 in purchases of property and equipment primarily for our expanded Jersey City offices and personnel, which were increased levels of investment as compared to the nine months ended June 30, 2014.

Cash provided from financing activities for the nine months ended June 30, 2015 totaled $5,533,104. We received $8,205,816 from the sale of our note to Fortress, net of fees and expenses, $1,000,000 from issuances of our common stock to Fortress and used those proceeds to repay $3,708,000 in principal plus accrued interest on outstanding convertible notes that had a 10% interest rate and gave the note holders’ the right to convert the debentures into 775,600 shares of our common stock.

On October 3, 2014, we, together with our wholly owned subsidiaries SITO Mobile Solutions, Inc. and SITO Mobile R&D IP entered into a Revenue Sharing and Note Purchase Agreement with Fortress, CF DB EZ LLC and Fortress pursuant to which we issued and sold a senior secured note with an aggregate original principal amount of $10,000,000 and sold 261,954 newly issued shares of common stock to Fortress at $3.817 per share. After deducting original issue discount of 10% on the Note and a structuring fee to the Investors, we received $8,850,000 before paying legal and due diligence expenses.

Our note payable to Fortress bears interest at a rate equal to LIBOR plus 9% per annum of which 2% per annum of the interest is paid with our common stock at maturity. The term of the Note is 42 months and we began making monthly interest payments in October 2014, and beginning in October 2015, monthly amortization payments on the Note, each in a principal amount equal to $333,334 until we repay the note in full. We agreed to apply 85% of any revenues from new licensing and royalty arrangements that we generate using our patents (“Monetization Revenues”) to the payment of accrued and unpaid interest on, and then to repay outstanding principal (at par) of, the notes until all amounts due with respect to the note have been paid in full. After the repayment of the note, in addition to the interest, we will pay Fortress up to 50% of Monetization Revenues totaling (i) $5,000,000, if paid in full prior to March 31, 2018 and (ii) $7,500,000 thereafter. We must also pay $350,000 to the Note Purchasers upon repayment of the Note.

Over the next twelve months we believe that existing capital and anticipated funds from operations are sufficient to sustain our current level of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements or financing activities with special purpose entities.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.  We have identified the following accounting policies that we believe are key to an understanding of ours financial statements.  These are important accounting policies that require management’s most difficult, subjective judgments.

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Revenue Recognition

Revenue is recognized in accordance with ASC Topic 605, “Revenue Recognition”. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts.

Software Development Costs

The Company accounts for costs incurred to develop or purchase computer software for internal use in accordance with ASC Topic 350-40 “Internal-Use Software.” As required by ASC 350-40, the Company capitalizes the costs incurred during the application development stage, which include costs to design the software configuration and interfaces, coding, installation, and testing.

Costs incurred during the preliminary project stage along with post-implementation stages of internal use computer software are expensed as incurred. Capitalized development costs are amortized over a period of two to three years. Costs incurred to maintain existing product offerings are expensed as incurred. The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility, and estimated economic life.

Long-Lived Assets

We account for our long-lived assets in accordance with Accounting Standards Codification (“ASC”) Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. We assess recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. We determined that none of our long-term assets at March 31, 2015 were impaired.

Fair Value Measurement

The Company complies with the provisions of ASC No. 820-10 (ASC 820-10), “Fair Value Measurements and Disclosures.”  ASC 820-10 relates to financial assets and financial liabilities. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

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Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

MANAGEMENT

Directors and Executive Officers

The following persons are our executive officers and directors, and hold the offices set forth opposite their names.

Name	Age	Position
Jerry Hug	48	Chief Executive Officer and Director
Kurt Streams	53	Chief Financial Officer
Betsy J. Bernard	59	Lead Director
Jonathan E. Sandelman	54	Director
Peter D. Holden	47	Director
Joseph A. Beatty	51	Director
Philip B. Livingston	57	Director

Our Board of Directors consists of six members, including four independent members (Ms. Bernard, Messrs. Sandelman, Beatty and Livingston). Only our independent, non-executive directors receive any cash remuneration for acting as such. All directors may, however be reimbursed their expenses, if any, for attendance at meetings of the Board of Directors.

The following is a brief account of the business experience during the past five years of each of our directors and executive officers:

Jerry Hug became our interim Chief Executive Officer on August 27, 2014 and our Chief Executive Officer and a Director on November 10, 2014. Mr. Hug joined the Company in 2011 as our Director of Corporate Development and was then promoted to Executive Vice President in March 2013. Between 2007 and 2010, Mr. Hug was the co-founder and President of Waveyard Development LLC, a water-sports resort destination development company. From 2003 to June 2006, Mr. Hug served as Executive Vice President and Chief Strategy Officer of Wireless Retail Inc., a $400 million wireless services company that was among the first U.S. businesses to use the store-in-store business model to sell mobile phones for wireless carriers through large nationwide retailers. Mr. Hug was interim CFO for Wireless Retail Inc. leading up to its sale to Radio Shack Corporation. From 2002 to 2004, Mr. Hug was Managing Partner of Redwood Partners, an early-stage merchant bank and advisory firm that focused on providing early-stage capital and executive management to technology, media and telecommunications businesses.

The Board of Directors has concluded that Mr. Hug is qualified to serve as a director of the Company because of his extensive experience in the wireless industry and his prior experience in finance.

Kurt Streams joined us on November 1, 2013 as our Chief Financial Officer. From 2009 through 2013, Mr. Streams was a Partner at GBM LLC, a business management firm serving public and private companies, where he managed patents and licensing for a publicly-held consumer products client. From 2008 through 2009, Mr. Streams was a Principal at RBSM LLP, a CPA firm that is a U.S. member of Russell Bedford International, one of the world’s top 15 accounting networks according to International Accounting Bulletin. Mr. Streams has served as CFO of three companies including IGIA, Inc. where he managed patents and licensing for IGIA’s portfolio of branded consumer products. Prior, he was CFO at The Deal, LLC, a private equity owned financial news organization with more than 100 journalists worldwide. Mr. Streams started his career at Deloitte & Touche where he served in several positions which culminated in his role as Senior Audit Manager in Connecticut and The Netherlands. Mr. Streams was awarded a BA in Economics from the University of Massachusetts at Amherst and is a CPA.

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Betsy J. Bernard joined our board on July 15, 2014. Ms. Bernard was previously the President of AT&T, leading more than 50,000 employees with AT&T Business, a nearly $27 billion organization serving the needs of 4 million customers, a position she held from October 2002 until her retirement in December 2003. Ms. Bernard also served as President and CEO- AT&T Consumer from April 2001 through October 2002. Ms. Bernard held senior executive positions with Qwest Communications International, Inc., USWEST, Inc. AVIRNEX Communications Group and Pacific Bell. Ms. Bernard serves as a director, member of the Compensation committee and Chair of the Nominating and Governance Committees of Principal Financial Group, Inc. and Zimmer Holdings. She previously served as chair of the Telular Corporation and chair of the nominating committee at BearingPoint. Ms. Bernard serves on the advisory boards of GroTech Ventures, Innovate Partners and the Silverfern Group. Ms. Bernard received a BA from St. Lawrence University, an MBA from Fairleigh Dickinson University, an MS degree in management from Stanford University’s Sloan Fellowship Program, and a Doctor of Laws (Honorary) from Pepperdine University.

The Board of Directors has concluded that Ms. Bernard is qualified to serve as a director of the Company because of her past experience in senior executive roles with leading global telecommunications companies and her significant experience as a director of public company boards, including service as chairman of the board, and experience as a member of compensation and audit committees as well as chair of nomination and governance committees.

Jonathan E. Sandelman joined our board on December 10, 2012. Mr. Sandelman is the Chief Executive Officer, Founder, and Chief Investment Officer at Sandelman Partners, LP. He founded the firm on July 1, 2005. Mr. Sandelman is the President and Director at NMS Services Inc., NMS Services (Cayman) Inc., and BAC Services Inc. He was the President of the New York Office at Banc of America Securities LLC. Mr. Sandelman joined the firm in 1998 as the Head of Equity Financial Products and took charge of the equity department in 2002. He headed the firm's debt and equities business before becoming the President, a post that Mr. Sandelman held until October 20, 2004. He was the Deputy Head of Global Equities, Member of the Risk Management Committee, Member of the Compensation Committee, and Managing Director of Equity Derivatives at Salomon Brothers. Mr. Sandelman was a Director of Do Something and Impact Web Enterprises, Inc. He holds a Bachelor of Arts and a Juris Doctor from Yeshiva University-Cardozo Law School.

Mr. Sandelman’s financial and intellectual property knowledge and experience qualifies him to serve on the Company’s Board of Directors.

Peter D. Holden, joined our board on March 29, 2013. Since September 2014, Mr. Holden has served as the President of IPCREATE – a 100 person pioneer in invention-on-demand™that works with organizations to generate and patent disruptive inventions to speed, quality and scale to complement their own internal R&D efforts in a more market-driven way.  Prior to IPCREATE, from July 2012 to August 2014, Mr. Holden was Senior Vice President at IPVALUE Management, Inc., a leader in “IP agency” transactions for blue chip companies worldwide. The company generated over $1.3 Billion of revenues since inception and was sold to Vector Capital, Inc. (San Francisco) in July 2014. Prior to joining IPVALUE, in September 2006Mr. Holden founded the IP Investment Group at Coller Capital LP (a $15 Billion Global Secondaries Fund) and led the investment and subsequent monetization of thousands of patents, delivering top-quartile returns to investors. In 1999 Mr. Holden founded and ran Invisible Hand LLC (New York, NY) – a $48 Million IP venturing fund focused on building and/or acquiring fundamental IP positions and repurposing these into founders’ equity in promising early stage companies. Mr. Holden formerly held senior positions at Panasonic based out of Osaka, Japan and University Patents, Inc. Mr. Holden holds Ph.D. and undergraduate degrees from the United Kingdom. He also held positions as Senior Fellow at Wharton Business School and was awarded the Honda Fellowship at the University of Electro-Communications in Tokyo, Japan. He has also advised several governmental and sovereign initiatives on IP fund formation and is on the Innovation Advisory Board of United Technologies Corp.

Mr. Holden’s financial and intellectual property knowledge and experience qualifies him to serve on the Company’s Board of Directors.

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Joseph A. Beatty, joined our board on September 9, 2014. Mr. Beatty was President and Chief Executive Officer and a board member of Telular Corporation (NASDAQ: WRLS) from 2008 until its sale in June 2013. Prior to serving Telular’s President and Chief Executive Officer, Mr. Beatty served as its Executive Vice President (beginning in April 2007) and Chief Financial Officer and Secretary (beginning in May 2007). From June 2003 until June 2006, Mr. Beatty was President and Chief Executive Officer of Concourse Communications Group, a privately held developer and operator of distributed antenna systems and airport wi-fi networks. In June 2006, Concourse was sold to Boingo Wireless. From March 2001 until June 2003, Mr. Beatty worked with private equity firm Cardinal Growth L.P. on various acquisition projects and also acted as part-time Interim Chief Financial Officer for Novaxess B.V., a privately held telecom services provider based in the Netherlands. From November 1996 until February 2001, Mr. Beatty was a co-founder and the Chief Financial Officer of Focal Communications Corporation, a publicly held telecom services provider. Earlier in his career, Mr. Beatty was a securities analyst and also held numerous technical management positions for a local telecom services provider. Mr. Beatty is a former Chairman and continues to serve on the board of trustees of Edward Health Services Corporation, a not-for-profit healthcare provider located in Naperville, Illinois. He is also a director of EHSC Cayman Segregated Portfolio, its captive insurance subsidiary, domiciled in the Cayman Islands, Intelliquent, Inc. (NASDAQ: IQNT) and CityScan, Inc. Mr. Beatty earned a bachelor’s degree in electrical engineering from the University of Illinois and an MBA from the University of Chicago’s Booth School of Business. He is also a Chartered Financial Analyst.

Mr. Beatty’s extensive management and leadership experience in the telecommunications industry and his strong background in finance and impressive experience as a member of senior management for a number of telecommunications companies provide our Board with key expertise in financial matters and valuable insight regarding strategic opportunities.

Philip B. Livingston, joined our board on November 10, 2014. Mr. Livingston was the Interim Chief Executive Officer of Ambassador Group Inc. (“AGI”) an educational student travel company. He joined AGI in May 2014. Previously he was Chief Executive Officer of LexisNexis Web Based Marketing Solutions until October 2013.  He joined LexisNexis in April 2009 as Senior Vice President of Practice Management and served in executive management positions from April 2009 to October 2013. Mr. Livingston has, in the past, served as chief financial officer for Celestial Seasonings, Inc., Catalina Marketing Corporation and World Wrestling Entertainment.  From 1999 to 2003 he served as President of Financial Executives International, the leading professional association of chief financial officers and controllers.  In that role he led the organization’s support of regulatory and corporate governance reforms culminating in the Sarbanes-Oxley Act.  In the past, he has served on numerous public and private company boards including Broadsoft Corporation, Insurance Auto Auction, Cott Corporation, MSC Software and Seitel Inc. Currently he serves on the boards of AGI and Rand Worldwide Inc., all publicly traded companies. Mr. Livingston received a BA and BS from the University of Maryland, and his MBA from University of California, Berkeley.

The Board of Directors has concluded that Mr. Livingston is qualified to serve as a director of the Company because of his past experience in senior executive roles with leading global companies and his significant experience as a director of public company boards, including service as chairman of committees, and experience as a member and chairperson of audit committees.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.
●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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●	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

The following table sets forth the three standing committees of our board and the members of each committee:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee

Betsy J. Bernard	X	X	Chair
Joseph A. Beatty*	Chair	X	X
Philip B. Livingston	X	Chair	X

*	Audit Committee Financial Expert.

To assist it in carrying out its duties, the Board has delegated certain authority to an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee as the functions of each are described below.

Audit Committee

The Audit Committee is currently comprised of Mr. Beatty (Chairman), Ms. Bernard, and Mr. Livingston. We believe all the members of the audit committee are “independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002.

The duties and responsibilities of the Audit Committee are set forth in the Audit Committee’s charter adopted by the Board of Directors in fiscal year ending September 30, 2012.

The Audit Committee oversees the financial reporting process for the Company on behalf of the Board of Directors and has other duties and functions as described in its charter.

The Company’s management has the primary responsibility for the Company’s financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

Our Audit Committee serves to monitor our financial reporting process and internal control system; retains and pre-approves audit and any non-audit services to be performed by our independent registered accounting firm; directly consults with our independent registered public accounting firm; reviews and appraises the efforts of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the Board of Directors.

Our Audit Committee reviewed and discussed with representatives of L.L. Bradford & Company, LLC, our independent registered public accounting firm at the time, our audited financial statements for the year ended September 30, 2014 with the Board of Directors, and the matters required to be discussed by the Statement on Auditing Standards, as amended.

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Our board of directors has determined that Joseph A. Beatty is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.

Compensation Committee

The Compensation Committee is currently comprised of Mr.  Livingston (Chairman), Ms. Bernard, and Mr. Beatty. We believe all of the members of the Committee are “independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002.

The duties and responsibilities of the Compensation Committee are set forth in the Compensation Committee’s charter adopted by the Board of Directors in fiscal year ending September 30, 2012.

Among its duties, our Compensation Committee determines the compensation and benefits paid to our executive officers, including our President, Chief Executive Officer and our Executive Chairman.

Our Compensation Committee reviews and determines salaries, bonuses and other forms of compensation paid to our executive officers and management, approves recipients of stock option awards and establishes the number of shares and other terms applicable to such awards.

Our Compensation Committee also determines the compensation paid to our Board of Directors, including equity-based awards. More information about the compensation of our non-employee directors is set forth in the section of this prospectus titled “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is an officer or employee of our company or previously served in such capacity. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Governance and Nominating Committee

The Governance and Nominating Committee is currently comprised of Ms. Bernard (Chairman), Mr.  Beatty and Mr. Livingston. We believe all the members of the Committee are “independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002.

The duties and responsibilities of the Governance and Nominating Committee are set forth in the Governance and Nominating Committee’s charter adopted by the Board of Directors in fiscal year ending September 30, 2012.

Our Corporate Governance and Nominating Committee is charged with recommending the slate of director nominees for election to the Board of Directors, identifying and recommending candidates to fill vacancies on the Board, and reviewing, evaluating and recommending changes to our corporate governance processes. Among its duties and responsibilities, the Corporate Governance and Nominating Committee periodically evaluates and assesses the performance of the Board of Directors; reviews the qualifications of candidates for director positions; assists in identifying, interviewing and recruiting candidates for the Board; reviews the composition of each committee of the Board and presents recommendations for committee memberships; and reviews and recommends changes to the charter of the Governance and Nominating Committee and to the charters of other Board committees.

The process followed by the Governance and Nominating Committee to identify and evaluate candidates includes (i) requests to Board members, our Chief Executive Officer, and others for recommendations; (ii) meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications; and (iii) interviews of selected candidates. The Corporate Governance and Nominating Committee also considers recommendations for nomination to the Board of Directors submitted by shareholders.

In evaluating the suitability of candidates to serve on the Board of Directors, including shareholder nominees, the Governance and Nominating Committee seeks candidates who are “independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and who meet certain selection criteria established by the Governance and Nominating Committee.

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Corporate Governance Materials

The full text of the charters of our Audit, Governance and Nominating, and Compensation Committees and our Insider Trading Policy and Code of Ethics can be found at http://ir.singletouch.net/governance-documents.

Code of Ethics

On December 1, 2004 we adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Ethics will be provided to any person requesting same without charge. To request a copy of our Code of Ethics please make written request to our Chief Financial Officer c/o SITO Mobile, Ltd. at 100 Town Square Place, Suite 204, Jersey City, NJ 07310.

Family Relationships

There are no family relationships among our executive officers and directors.

Changes in Nominating Procedures

None

Executive Compensation

The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended September 30, 2014 to:

●	all individuals who served as our chief executive officer, chief financial officer or acted in a similar capacity for us at any time during the fiscal year ended September 30, 2014 and
●	all individuals who served as executive officers of ours at any time during the fiscal year ended September 30, 2014 and received annual compensation during the fiscal year ended September 30, 2013 in excess of $100,000.

Summary Compensation Table

Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)

Jerry Hug	2013	250,000	0	0	172,462	422,462
Chief Executive Officer (1)	2014	250,000	0	0	696,880	946,880

Kurt Streams	2013	0	0	0	0	0
Chief Financial Officer (2)	2014	183,333	0	0	465,000	648,333

James Orsini	2013	385,000	0	0	70,725	455,725
Former Chief Executive Officer (3)	2014	403,268	0	0	212,175	615,443

John Quinn	2013	225,000	0	0	25,530	250,530
Former Chief Financial Officer (4)	2014	18,750	0	0	0	18,750

Anthony Macaluso	2013	385,000	0	0	780,031	1,165,031
Former Chairman (5)	2014	0	0	0	0	0

Note: The table above includes only the value of options that vested during the periods indicated. The listed executives may have also received unvested options that may vest in a future period. See “Outstanding Equity Awards at Fiscal Year-End” below.

(1)	Mr. Hug was appointed Interim CEO on August 19, 2014. Mr. Hug was previously Director of Corporate Development. The compensation listed represents compensation earned by Mr. Hug in his prior position and his current position as CEO.

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(2)	Kurt Streams was appointed in fiscal 2014 on November 1, 2013 as our Chief Financial Officer.

(3)	The Company entered into a Separation and General Release Agreement (the “Separation Agreement”) with James Orsini, its Chief Executive Officer, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities, effective September 19, 2014. Pursuant to the terms of the Separation Agreement and in accordance with the terms of his employment agreement, the Company will pay to Mr. Orsini, one year of his base salary, accrued but unused vacation time and will provide continued medical coverage for a period of one year. In addition, the Company will reimburse Mr. Orsini for $10,000 for his attorneys’ fees in connection with his Separation Agreement. In exchange for these payments, and other provisions, Mr. Orsini agreed to a general release in favor of the Company. The Separation Agreement became effective September 19, 2014.

(4)

On October 15, 2013, Mr. Quinn submitted his resignation, which took effect on October 31, 2013, and pursuant to a Separation Agreement, 20,000 of the options previously granted to him became immediately vested and 22,500 options were cancelled.

(5)	The Company entered into a Separation and General Release Agreement (the “Separation Agreement”) with Anthony Macaluso, its former Chairman, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities. Pursuant to the terms of the Separation Agreement and in accordance with his Employment Agreement, the Company will pay to Mr. Macaluso or on his behalf, one year of his base salary, one year of his COBRA coverage, accrued but unused vacation time, and a payment of $65,000 in satisfaction of certain other claims. In exchange for these payments, and other provisions, Mr. Macaluso agreed to a general release in favor of the Company. The Separation Agreement, became effective on April 17, 2014. Mr. Macaluso was not an officer of the Company during fiscal 2014.

Employment Agreements and Benefits

Other than health insurance and a 401(k) plan, we do not currently provide any employee benefit or retirement programs. Our officers’ salaries are determined by the Board of Directors. Officers and employees may receive bonuses from time to time in the form of cash or equity at the sole discretion of the Board of Directors.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Kurt Streams - Effective November 1, 2013, Kurt Streams serves as our Chief Financial Officer. Pursuant to our employment agreement with Mr. Streams dated October 18, 2013; we will pay Mr. Streams an annual salary of $200,000. Our agreement with Mr. Streams also calls for successive one-year renewals unless either party elects against renewal. Mr. Streams can also receive discretionary cash bonuses.

We also agreed to grant Mr. Streams 2,500 shares of our common stock under our 2009 Employee and Consultant Stock Plan.

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We also agreed to grant Mr. Streams stock options under our 2010 Stock Option Plan to purchase 75,000 shares of our common stock at a strike price equal to the closing price of the Company’s stock on October 31, 2013 of $6.20, with the scheduled expiration date of the stock options to be November 1, 2018. The stock options vest annually in equal installments of 25,000 over a three year period commencing on November 1, 2014.

As contemplated by our agreement with Mr. Streams, we awarded such shares and granted such stock options to Mr. Streams with an effective date of November 1, 2013.

We have not entered into an employment agreement with our CEO, Jerry Hug.

Outstanding Equity Awards

The following table reflects options granted to our executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date
Anthony Macaluso (1)	75,000 150,000 127,500 127,500	- - - -	6.50 6.50 4.69 4.69	6/1/2016 6/1/2016 6/1/2016 6/1/2016
	209,940	-	4.69	12/1/2017

James Orsini (2)	150,000 255,000	- -	6.30 4.69	5/16/2016 5/16/2016

John Quinn (3)	50,00		6.50	4/30/2015
	62,500	-	4.69	4/30/2015

Jerry Hug	100,067		6.50	7/01/2016
	84,943	-	4.69	7/01/2016
	50,000	-	4.69	12/01/2017

Kurt Streams	25,000		6.20	11/1/2018
		50,000	6.20	11/1/2018

Note: The table above reflects modifications to outstanding options made pursuant to November 2012 program where we modified the terms of stock options granted to certain employees, officers, directors, and active third party service providers. See “Employment Agreements and Benefits” above and "Certain Relationships and Related Transactions, and Director Independence - Outstanding Current Service Provider High-Exercise-Price Plan Options" below.

(1)	The Company entered into a Separation and General Release Agreement (the “Separation Agreement”) with Anthony Macaluso, its former Chairman, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities. The Separation Agreement, became effective on April 17, 2014.

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(2)	The Company entered into a Separation and General Release Agreement (the “Separation Agreement”) with James Orsini, its Chief Executive Officer, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities, effective September 19, 2014. The Separation Agreement became effective on September 19, 2014.

(3)

On October 15, 2013, Mr. Quinn submitted his resignation, which took effect on October 31, 2013, and pursuant to a Separation Agreement, 20,000 of the options previously granted to him became immediately vested, 22,500 options were cancelled and all of his vested options had their expiration date extended to April 30, 2015.

Director Compensation

Our non-employee Board members receive an annual cash payment of $30,000, payable quarterly, for service on the Board and $250 per committee or board meeting, attended in-person or telephonically. Directors may also be reimbursed their expenses for travelling, hotel and other expenses reasonably incurred in connection with attending board or committee meetings or otherwise in connection with the Company’s business. There are currently no other cash compensation arrangements in place for members of the Board of Directors acting as such.

Upon appointment to the Board of directors and annually thereafter, our directors receive a grant of five year options to purchase 20,000 shares of common stock which options vest immediately upon grant and which expire upon the earlier of the scheduled expiration date or 18 months after the cessation of service, whichever is sooner. The chairperson of each of our standing committees receives a grant of options to purchase 5,000 shares.

The following table sets forth compensation received by our directors in the fiscal year ended September 30, 2014.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Anthony Macaluso (1)(4)	0	0	0	0	0
James Orsini(2)(4)	0	0	0	0	0
Stuart R. Levine (4)	20,650	0	0	0	20,650
Stephen D. Baksa(4)	24,859	0	68,160	0	93,019
Jonathan D. Sandelman	31,359	0	69,840	0	101,199
Peter D. Holden (3)	0	0	113,300	0	113,300
James N. Nelson(4)	15,359	0	0	0	15,359
Betsy J. Bernard (5)	8,500	0	46,975	0	55,475
Joseph A. Beatty (6)	7,500	0	57,200	0	64,700

(1)	This table includes only his compensation which was expressly for service as a director. Mr. Macaluso, our former Chairman, received other compensation as an executive officer—see the Summary Compensation Table above.

(2)	This table includes only his compensation which was expressly for service as a director. Mr. Orsini received other compensation as an executive officer—see the Summary Compensation Table above.

(3)	On October 10, 2013, we entered into a Consulting Agreement with Peter D. Holden whereby Mr. Holden will give us advice and support in connection with our review, analysis and development of our intellectual property and receive $13,000 in monthly compensation and a grant of options to purchase 50,000 shares of our common stock at a price of $6.09 per share.

(4)	Mr. Nelson, Mr. Levine, and Mr. Baksa resigned as directors of the Company, effective April 7, 2014, May 16, 2014, and September 8, 2014, respectively. Effective April 17, 2014, Mr. Macaluso resigned from the Board of Directors and all positions held with the Company. Mr. Orsini resigned from the Board of Directors and all positions held with the Company, effective September 19, 2014.

(5)	Ms. Bernard was appointed as a Director on July 15, 2014.

(6)	Mr. Beatty was appointed as a Director on September 9, 2014.

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Certain Relationships and Related Transactions and Director Independence

In addition to the cash and equity compensation arrangements of our directors and executive officers discussed above under “Director Compensation” and “Executive Compensation,” the following is a description of transactions since October 1, 2012, to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of 5% or more of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Baksa Convertible Note and Warrants 2012 Modification – On November 14, 2011, one of our former Directors, Stephen Baksa, purchased from us a $500,000 promissory note and 100,000 warrants, in exchange for $500,000 cash. The note bore interest at 10% per annum and matured in one year, and was convertible into our common stock at $5.00 per share. The warrants have an exercise price of $2.50 per share and expired in three years. In support of a private offering by us that began in September of 2012, one of our Directors, Stephen Baksa agreed to modify his outstanding $500,000 Note and 100,000 Warrants from the November 2011 transaction at our request. The modified notes bore interest at a rate of 10% per annum. Principal and any unpaid accrued interest were fully due on September 7, 2014. Outstanding principal was convertible into shares of our common stock at a conversion rate of $5.00 per share at the holder’s option. The warrants are exercisable at price of $2.50 per share and expire on September 7, 2015. The modifications are consistent with the terms of the notes and warrants issued in our September 2012 offering which was completed in October 2012. On October 3, 2014, the Company paid $644,384 to Mr. Baksa as repayment of the $500,000 in note principal and accrued interest.

The Company entered into a Separation and General Release Agreement (the “Separation Agreement”) with James Orsini, its Chief Executive Officer, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities, effective September 19, 2014. Pursuant to the terms of the Separation Agreement and in accordance with the terms of his employment agreement, the Company will pay to Mr. Orsini, one year of his base salary, accrued but unused vacation time and will provide continued medical coverage for a period of one year. In addition, the Company will reimburse Mr. Orsini for $10,000 for his attorneys’ fees in connection with his Separation Agreement. In exchange for these payments, and other provisions, Mr. Orsini agreed to a general release in favor of the Company. Mr. Orsini signed the Separation Agreement on September 11, 2014 and has seven days to revoke the Separation Agreement. If Mr. Orsini does not revoke the Separation Agreement, it becomes effective on September 19, 2014.

The Company entered into a Separation and General Release Agreement (the “Separation Agreement”) with Anthony Macaluso, its former Chairman, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities. Pursuant to the terms of the Separation Agreement and in accordance with his Employment Agreement, the Company will pay to Mr. Macaluso or on his behalf, one year of his base salary, one year of his COBRA coverage, accrued but unused vacation time, and a payment of $65,000 in satisfaction of certain other claims. In exchange for these payments, and other provisions, Mr. Macaluso agreed to a general release in favor of the Company. The Separation Agreement became effective on April 17, 2014.

Outstanding Current Service Provider High-Exercise-Price Plan Options - In December 2012, we modified the terms of certain stock options granted to certain employees, officers, directors, and active third party service providers by mutual agreements with them. Under the modified terms, we reduced the number of shares to be purchased under these option grants from a total of 171,343 shares to a total of 145,349 shares with a reduction in the purchase price on these grants from original prices ranging from $13.75 to $9.00 per share, to $4.69 per share. A breakdown of the modified grants is as follows:

	Shares under	Shares under
	Original	Modified
	Grant	Grant
Employees	580,933	491,493
Officers and directors	113,000	960,000
Outside legal counsel	2,500	2,000
	171,343	145,349

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The modifications to options held by our officers are listed under “Executive Compensation” in this prospectus. Also, in addition to reducing the number of options previously granted at the reduced purchase price, Messrs. Macaluso and Orsini voluntarily agreed to amend their stock options to defer vesting of already vested options related to their employment agreements and half of their unvested options for an additional six months. The options modification program had not required any changes in any affected options’ vesting terms. We entered into a Separation Agreement with Anthony Macaluso, our former Chairman, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities, effective on April 17, 2014.

Peltz Capital Management, LLC Consulting Services - On October 15, 2012 our former Chairman granted an option to purchase up to 375,000 shares personally held by him, at an exercise price of $2.95 per share to Peltz Capital Management, LLC (“PCM”) in connection with consulting services to be provided to him as the Company’s Chairman. As of the date of grant, the consideration for the grant to PCM was fully paid and the options were fully earned by PCM. The personal grant by the former Chairman also included a registration rights agreement whereby the Company registered the shares underlying the option at our expense. We were receiving a direct benefit from the services rendered by the consultant and we recorded the fair value of the option grant as contributed capital in the amount of $549,750. Pursuant to the agreement, the option vested immediately and expires two years form the date of grant. Additionally, services are to be rendered by the consultant for a period equal to the life of the option; as a result, the fair value of the option amortizes on a straight line basis over the two-year life of the grant.

On December 7, 2012 our former Chairman granted a further option to purchase up to 200,000 shares personally held by him, at an exercise price of $4.80 per share to PCM in connection with consulting services to be provided to him as the Company’s Chairman. As of the date of grant, the consideration for the grant to PCM was fully paid and the options were fully earned by PCM. The personal grant by the former Chairman also included a registration rights agreement whereby we were obligated to register the shares underlying the option at our expense. We were receiving a direct benefit from the services rendered by the consultant and we recorded the fair value of the option grant as contributed capital in the amount of $371,800. Pursuant to the agreement, the option vested immediately and expired two years form the date of grant. Services were to be rendered by the consultant for a period equal to the life of the option; as a result, the fair value of the option amortizes on a straight line method over the two-year life of the grant.

On September 11, 2013, our Company, PCM and our former Chairman entered in to an Omnibus Services and Option Assignment Agreement by which:

●	our former Chairman transferred to us his rights to receive the consulting services called for under the option agreements;
●	PCM assigned to us its rights to purchase shares from our former Chairman under the option agreements;
●	we granted to PCM options to purchase from us the same number of shares at the same exercise prices and with the same option expiration dates as provided in the option agreements; and
●	we amended the registration rights agreement to require the filing of a post-effective amendment to the registration statement filed by the Company to register the shares underlying the options or a new registration statement for the resale of the shares PCM has the right to acquire.

As of the date of the Omnibus Services and Option Assignment Agreement, the consideration for the grant to PCM of the options from our Company was fully paid and such options were fully earned by PCM. Because the options from our Company have identical terms to the original options granted by our former Chairman, we assumed the rights to exercise the original options granted by our former Chairman and there has been no change in the nature of the services performed by PCM or in the benefit we are receiving from such services, we will continue to amortize the original fair values of the options granted by our former Chairman over the same two-year periods as for the original grants. These replacement options have resulted in no additional expense to us.

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Consulting Agreement with Peter Holden - On October 10, 2013, we entered into a Consulting Agreement with Peter D. Holden whereby Mr. Holden will give us advice and support in connection with our review, analysis and development of our intellectual property and receive $13,000 in monthly compensation and a grant of options to purchase 50,000 shares of our common stock at a price of $6.09 per share. The options expire on October 10, 2016 and immediately vested upon grant. Either party may terminate the Consulting Agreement with ten days prior written notice. In February 2015, the Consulting Agreement was terminated.

Soapbox Mobile, Inc. Related-Party Arrangements - Anthony Macaluso is the preferred shareholder of Soapbox Mobile, Inc. (“Soapbox”), which provided the use of certain equipment and software to us from February 2008 through June 2010 at a monthly rate of $4,000 and had been providing them to us from July 1, 2010 to June 30, 2011 at a monthly rate of $7,500. On June 30, 2011, we entered into an agreement with Anthony Macaluso whereby the Company was granted an option to acquire his majority interest in Soapbox. Under the terms of the option grant, we were required to pay and did a deposit of $155,000 which was to be refunded in the event the acquisition did not close. Under the option agreement both parties had the opportunity to perform due diligence necessary to determine the value of the majority interest and perform other actions necessary to complete the acquisition.

On March 30, 2012, we were granted an exclusive perpetual license to utilize the “Anywhere” software and related source code from Soapbox. Under the terms of the underlying agreement, we issued 20,000 shares of its common stock to Soapbox and paid $30,000 in April 2012. All of the consideration paid was distributed to eight individuals comprising all of the common shareholders of Soapbox pursuant to instructions from Soapbox. We valued the license at $76,000, comprising of the fair value of the 20,000 shares on date of grant ($46,000) and the $30,000 of cash. The license, by its terms, has an indefinite life and is therefore not subject to amortization. Mr. Macaluso received no portion of the consideration paid.

On November 27, 2012 we entered into a Settlement and Mutual Special Release with Mr. Macaluso as final global settlement of any and all outstanding matters pertaining to Soapbox Mobile, including any and all claims he may have individually related to or on behalf of Soapbox in any capacity held by him formerly or currently. Macaluso claimed his personal capital outlay for his ownership interest in Soapbox was $755,000, made primarily due to their Anywhere software platform. We agreed to total consideration of $755,000, which included the $155,000 received related to the original Option Agreement from June 2011.

Director Independence

Our Board of Directors presently consists of six members. Our Board of Directors has determined that each of Ms. Bernard, Messrs. Sandelman, Beatty and Livingston are “independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and in accordance with Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock by each of our directors and named executive officers, each person known to us to beneficially own 5% or more of our Common Stock, and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly, based on 16,306,493 shares outstanding as of August 20, 2015. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power (subject to applicable community property laws) and that person’s address is c/o SITO Mobile, Ltd., 100 Town Square Place, Suite 204, Jersey City, NJ 07310. Shares of Common Stock subject to options, warrants, or convertible notes currently exercisable or convertible or exercisable or convertible within 60 days after August 20, 2015 are deemed outstanding for computing the share ownership and percentage of the person holding such options, warrants, or convertible notes but are not deemed outstanding for computing the percentage of any other person.

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	Shares	Percentage
Jerry Hug (1)	235,000	1.5%
Kurt Streams (2)	27,500	*	%
Betsy J. Bernard (3)	77,514	*	%
Jonathan E. Sandelman (4)	50,250	3.1%
Peter D. Holden (5)	86,986	*	%
Joseph A. Beatty (6)	25,000	*	%
Philip B. Livingston (7)	25,420	*	%

Officers and Directors as a Group (6 persons)		7.2%

Nicole Braun (8)	2,199,722	14.3%
Ashford Capital Management, Inc. (9)	1,189,582	8.3%

(1)	Includes 235,000 shares underlying stock options. Does not include performance options to purchase 105,000 shares of common stock which options shall vest and become exercisable in 1/3 increments over a three year period commencing on the first anniversary of the date of grant. The maximum number of options subject to the grant shall be 105,000. The number of options to be received by Mr. Hug is dependent upon the achievement of certain corporate goals, determined by the Company’s Compensation Committee.

(2)	Does not include: (a) 50,000 shares underlying unvested stock options; and (b) performance options to purchase 42,000 shares of common stock which options shall vest and become exercisable in 1/3 increments over a three year period commencing on the first anniversary of the date of grant. The maximum number of options subject to the grant shall be 42,000. The number of options to be received by Mr. Streams is dependent upon the achievement of certain corporate goals, determined by the Company’s Compensation Committee.

(3)	Includes 36,014 shares underlying stock options.

(4)	Includes 65,000 shares underlying stock options.

(5)	Includes 86,986 shares underlying stock options.

(6)	Includes 25,000 shares underlying stock options.

(7)	Includes 25,000 shares underlying stock options.

(8)	The address for Ms. Braun is P. O. Box 1318, Rancho Santa Fe, CA 92067. Ms. Braun holds 2,174,722 shares in her name and 25,000 shares as custodian for children.

(9)	The address for Ashford Capital Management, Inc. is One Walker’s Mill Road, Wilmington, DE 19807. Theodore H. Ashford III has the voting authority with respect to 1,189,582 shares.

(*)	Less than 1%.

SELLING STOCKHOLDER

This prospectus covers offers and sales of up to 1,070,000 shares of our common stock which may be offered from time to time by the selling stockholder identified in this prospectus.

The table below identifies each selling stockholder and shows the number of shares of common stock beneficially owned by the selling stockholder before and after this offering, and the numbers of shares offered for resale by the selling stockholder.  Our registration of these shares does not necessarily mean that each such selling stockholder will sell all or any of its shares of common stock. However, the “Shares Beneficially Owned After Offering” columns in the table assume that all shares covered by this prospectus will be sold by each such selling stockholder and that no additional shares of common stock will be bought or sold by the selling stockholder. No estimate can be given as to the number of shares that will be held by each such selling stockholder after completion of this offering because each such selling stockholder may offer some or all of the shares and, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares.

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An aggregate of 858,800 shares included in this prospectus underlie warrants issued by us in a private placement offering in September and October of 2012 (the “October 2012 Offering”) and a private placement offering conducted in November 2011 through February of 2012 (the “February 2012 Offering”). The investors in the October 2012 Offering purchased promissory notes in the aggregate principal amounts of $3,000,000 and warrants to purchase 600,000 shares of our common stock in the offering. The investors in the February 2012 Offering purchased promissory notes in the aggregate principal amounts of $3,000,000 and warrants to purchase 600,000 shares of our common stock in the offering. As of the date hereof, 171,900 shares, which are included in this prospectus were issued upon exercise and conversion of certain of the promissory notes and warrants. The notes issued in both the October 2012 and February 2012 Offerings were repaid in October 2014.

An aggregate of 48,000 shares to be sold hereunder by certain selling stockholders represent shares underlying an aggregate of 48,000 warrants, to purchase common shares at $3.05 per share.  We granted such 48,000 warrants to Taglich Brothers LLC as compensation for services as placement agent in connection with the October 2012 Offering. In December 2012 Taglich Brothers LLC assigned all 48,000 warrants to certain selling stockholders.

The following table sets forth the name of each selling stockholder, and, if applicable, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of shares of our common stock beneficially owned by such stockholder before the offering, the amount being offered for the stockholder’s account, and the amount to be owned by such stockholder after completion of the offering.

		Shares Beneficially Owned Before Offering (1)		Shares Beneficially Owned After Offering (1)
	Beneficial Owner	Shares	%	Shares Being Offered	Shares	%

(2)	Stephen D. Baksa	100,000	*	100,000	0	*
(3)	H S Fitzgibbon II	20,000	*	20,000	0	*
(4)	CUDD & CO	160,000	*	160,000	0	*
(5)	Edward M. Giles	20,000	*	20,000	0	*
(6)	John D. Hogan IRA	20,000	*	20,000	0	*
(7)	Heartland Bank and Trust Company as Custodian for Rex J & Reva M Bates Trust	20,000	*	20,000	0	*
(8)	John W. Bakus	42,000	*	42,000	0	*
(9)	Robert Schroeder	13,780	*	13,780	0	*
(10)	Michael N Taglich	35,910	*	35,910	0	*
(11)	Robert F Taglich	35,910	*	35,910	0	*
(12)	John S Tschohl Tod Dtd 03/15/06	2,000	*	2,000	0	*
(13)	John R Bertsch Trust Dtd 12/4/2004 John R Bertsch Trustee	20,000	*	20,000	0	*
(14)	David A Random	20,000	*	20,000	0	*
(15)	Foutch Family Living Trust Uad 10/20/08 Carolyn Foutch Ttee	5,000	*	5,000	0	*
(16)	Michael L Smith	6,000	*	6,000	0	*
(17)	Donald V Moline	2,000	*	2,000	0	*
(18)	Jeffrey G Hipp & Mary Ann Hipp Jt/Wros	10,000	*	10,000	0	*
(19)	Paul R Winter	10,000	*	10,000	0	*
(20)	Alvin R Bonnette Rev Trust U A Dtd 1/31/85 Alvin R Bonnette Ttee	5,000	*	5,000	0	*
(21)	Junge Revocable Trust Uad 12/09/91 John P Junge Ttee Amd 09/26/06	50,000	*	50,000	0	*
(22)	The Cuomo Family Trust Dtd 11/21/2006	2,000	*	2,000	0	*
(23)	John A Friedman	6,000	*	6,000	0	*
(24)	Applebaum Family Ltd Partners Irving Applebaum General Ptnr	5,000	*	5,000	0	*
(25)	Keith Liggett	2,000	*	2,000	0	*
(26)	Dennis Fortin	30,000	*	30,000	0	*

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(27)	William C Steele Ttee William C Steele Living Trust Uad 5-11-98	12,000	*	12,000	0	*
(28)	Glenn R Hubbard	6,000	*	6,000	0	*
(29)	Ashok Kumar Narang	20,000	*	20,000	0	*
(30)	David Frank Rios & Margaret Jo Rios 1999 Trust Dtd 6/22/99	10,000	*	10,000	0	*
(31)	Keith A Palmer Theresa R Palmer Jt/Wros	6,000	*	6,000	0	*
(32)	Nutie Dowdle	10,000	*	10,000	0	*
(33)	Steven A Boggs	10,000	*	10,000	0	*
(34)	Andrew K Light	20,000	*	20,000	0	*
(35)	Carolyn L Foutch	2,000	*	2,000	0	*
(36)	Thomas R Jennett & Jodi K Jennett Jt Ten Wros	2,000	*	40,000	0	*
(37)	Larry S Kaplan Marla B Kaplan Jt/Wros	6,000	*	6,000	0	*
(38)	Gary Arnold And Patricia Arnold Ten Com	10,000	*	10,000	0	*
(39)	Dr Richard V Nuttal & Annetta Mets Nuttall Jtwros	2,000	*	2,000	0	*
(40)	Patricia Tschohl Tod Dtd 05/04/06	8,400	*	8,400	0	*
(41)	Arnold Ventures Fund Lp	20,000	*	20,000	0	*
(42)	Shadow Capital Llc	20,000	*	20,000	0	*
(43)	Robert B Cashion	4,000	*	4,000	0	*
(44)	Brigitte Ferrada - Stetson	10,000	*	10,000	0	*
(45)	Richard Buchakjian	5,000	*	5,000	0	*
(46)	Randall S Knox	5,000	*	5,000	0	*
(47)	Howard A Kalka	5,000	*	5,000	0	*
(48)	Robert W Main Ttee Under The Robert W Main Trust Dtd 9/7/05	1,400	*	1,400	0	*
(49)	Richard Duke	10,000	*	10,000	0	*
(50)	Paul Seid	25,000	*	25,000	0	*
(51)	Dr Mordecai Bluth	3,600	*	3,600	0	*
(52)	Walter T Parkes	2,000	*	2,000	0	*
(53)	Douglas Friedrich & Melanie Friedrich Jt/Wros	4,000	*	4,000	0	*
(54)	The Shirley J Lewis Marital Trust B Uad 06/26/01 Guy W Lewis Ttee	10,000	*	10,000	0	*
(55)	Guy W Lewis Revocable Trust Uad 06/26/01 Guy W Lewis Ttee	10,000	*	10,000	0	*

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(56)	The Ladendorf Family Revocable Living Trust Uad 04/11/11	9,600	*	9,600	0	*
(57)	Larry L Johnson	6,000	*	6,000	0	*
(58)	C. Mark Casey	2,000	*	2,000	0	*
(59)	Terry Schaefer & Company Cpa Pc	2,000	*	2,000	0	*
(60)	Keith Becker	10,000	*	10,000	0	*
(61)	Robert Louis Fisher & Carroll Fisher Jt Ten Wros	4,000	*	4,000	0	*
(62)	Ronald D Cowan Living Trust Uad 05/08/03 Ronald D Cowan Ttee	6,000	*	6,000	0	*
(63)	Phillip L Burnett & Allyson Burnett Jtwros	2,000	*	2,000	0	*
(64)	Big Red Investments Partnership Ltd	2,000	*	2,000	0	*
(65)	Sterling Family Investment Llc	20,000	*	20,000	0	*
(66)	Tom Hirsch Maureen A Hirsch	2,000	*	2,000	0	*
(67)	Herb B Grimes	10,000	*	10,000	0	*
(68)	James Tadych And Patricia Tadych Revocable Trust Uad 09/23/93	15,000	*	15,000	0	*
(69)	David J Moulder	5,000	*	5,000	0	*
(70)	Bibicoff Family Trust Dtd 5/16/00	10,000	*	10,000	0	*
(71)	Joseph Martha	1,000	*	1,000	0	*
(72)	Bruce Newell	5,000	*	5,000	0	*
(73)	Douglas Hailey	4,500	*	4,500	0	*
(74)	Vincent M Palmieri	3,000	*	3,000	0	*
(75)	Gary Kurnov	1,000	*	3,000	0	*
(76)	Leonard Schleicher	2,400	*	2,400	0	*
(77)	Michael Brunone	1,500	*	1,500	0	*
(78)	Russell Bernier	400	*	400	0	*
(79)	Richard Oh	3,000	*	3,000	0	*
(80)	Linda Taglich	500	*	500	0	*
(81)	Robert M Lorenzo II	250	*	250	0	*
(82)	Brady Lipp	250	*	250	0	*
(83)	Gilda Gaertner	150	*	150	0	*
(84)	Howard Halpern	150	*	150	0	*
(85)	John Nobile Tod Dtd 3/21/06	150	*	150	0	*
(86)	Juan V Noble	150	*	150	0	*

	TOTAL	1,030,700		1,030,700	0

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*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally Represents voting or investment power with respect to securities. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Securities Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage ownership is based on 16,341,778 shares of common stock outstanding as of August 20, 2015. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of such person’s common stock subject to options, warrants and convertible promissory notes exercisable or convertible within 60 days after August 20, 2015 are deemed to be outstanding. Except as otherwise noted, we believe that the stockholder named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, subject to applicable community property laws. The information with respect to beneficial ownership is based upon record ownership data provided by our transfer agent, information as supplied or confirmed by the selling stockholder or based upon our actual knowledge.
(2)	Represents 100,000 shares underlying warrants.
(3)	Represents 20,000 shares underlying warrants.
(4)	Represents 60,000 shares underlying warrants and 100,000 shares issued upon exercise of warrants.
(5)	Represents 20,000 shares underlying warrants.
(6)	Represents 20,000 shares underlying warrants.
(7)	Represents 20,000 shares underlying warrants.
(8)	Represents 42,000 shares underlying warrants.
(9)	Represents 13,780 shares underlying warrants.
(10)	Represents 35,910 shares underlying warrants.
(11)	Represents 35,910 shares underlying warrants.
(12)	Represents 2,000 shares underlying warrants.
(13)	Represents 20,000 shares underlying warrants.
(14)	Represents 20,000 shares underlying warrants.
(15)	Represents 5,000 shares underlying warrants.
(16)	Represents 6,000 shares underlying warrants.
(17)	Represents 2,000 shares issued upon exercise of warrants.
(18)	Represents 10,000 shares underlying warrants.
(19)	Represents 10,000 shares underlying warrants.
(20)	Represents 5,000 shares underlying warrants.
(21)	Represents 50,000 shares underlying warrants.
(22)	Represents 2,000 shares issued upon exercise of warrants
(23)	Represents 6,000 shares underlying warrants.
(24)	Represents 5,000 shares underlying warrants.
(25)	Represents 2,000 shares issued upon exercise of warrants
(26)	Represents 30,000 shares underlying warrants.
(27)	Represents 12,000 shares underlying warrants.
(28)	Represents 6,000 shares underlying warrants.
(29)	Represents 20,000 shares underlying warrants.
(30)	Represents 10,000 shares underlying warrants.
(31)	Represents 6,000 shares underlying warrants.
(32)	Represents 10,000 shares underlying warrants.
(33)	Represents 10,000 shares underlying warrants.
(34)	Represents 20,000 shares underlying warrants.
(35)	Represents 2,000 shares underlying warrants.
(36)	Represents 2,000 shares underlying warrants.
(37)	Represents 6,000 shares underlying warrants.
(38)	Represents 10,000 shares underlying warrants.
(39)	Represents 2,000 shares issued upon exercise of warrants
(40)	Represents 8,400 shares underlying warrants.
(41)	Represents 20,000 shares underlying warrants.

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(42)	Represents 20,000 shares underlying warrants.
(43)	Represents 4,000 shares underlying warrants.
(44)	Represents 10,000 shares underlying warrants.
(45)	Represents 5,000 shares underlying warrants.
(46)	Represents 5,000 shares underlying warrants.
(47)	Represents 5,000 shares underlying warrants.
(48)	Represents 1,400 shares issued upon exercise of warrants.
(49)	Represents 10,000 shares underlying warrants.
(50)	Represents 25,000 shares issued upon exercise of warrants.
(51)	Represents 3,600 shares underlying warrants.
(52)	Represents 2,000 shares underlying warrants.
(53)	Represents 4,000 shares underlying warrants.
(54)	Represents 10,000 shares underlying warrants.
(55)	Represents 10,000 shares underlying warrants.
(56)	Represents 9,600 shares underlying warrants.
(57)	Represents shares issued upon exercise of warrants.
(58)	Represents 2,000 shares issued upon exercise of warrants.
(59)	Represents 2,000 shares underlying warrants.
(60)	Represents 10,000 shares underlying warrants.
(61)	Represents 4,000 shares underlying warrants.
(62)	Represents 6,000 shares underlying warrants.
(63)	Represents 2,000 shares issued upon exercise of warrants.
(64)	Represents 2,000 shares issued upon exercise of warrants.
(65)	Represents 20,000 shares underlying warrants.
(66)	Represents 2,000 shares underlying warrants.
(67)	Represents 10,000 shares issued upon exercise of warrants.
(68)	Represents 15,000 shares underlying warrants.
(69)	Represents 5,000 shares underlying warrants.
(70)	Represents 10,000 shares issued upon exercise of warrants.
(71)	Represents 1,000 shares issued upon exercise of warrants.
(72)	Represents 5,000 shares underlying warrants.
(73)	Represents 4,500 shares underlying warrants.
(74)	Represents 3,000 shares underlying warrants.
(75)	Represents 3,000 shares issued upon exercise of warrants.
(76)	Represents 2,400 shares underlying warrants.
(77)	Represents 1,500 shares issued upon exercise of warrants.
(78)	Represents 400 shares underlying warrants.
(79)	Represents 3,000 shares underlying warrants.
(80)	Represents 500 shares underlying warrants.
(81)	Represents 250 shares underlying warrants.
(82)	Represents 250 shares underlying warrants.
(83)	Represents 150 shares underlying warrants.
(84)	Represents 150 shares underlying warrants.
(85)	Represents 150shares underlying warrants.
(86)	Represents 150shares underlying warrants.

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DESCRIPTION OF CAPITAL STOCK

General Background

Our authorized capital stock currently consists of 300,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value.

As of August 20, 2015, we had issued and outstanding 16,341,778 shares of common stock, held by approximately 199 stockholders of record. This does not include the holders of approximately 77 un-exchanged stock certificates or the additional holders of our common stock who held their shares in street name as of that date.

In addition, as of August 20, 2015, we had outstanding options to acquire 2,222,850 shares of common stock and outstanding warrants to acquire 844,100 shares of common stock.

Common Stock

Except as required by law, holders of our common stock are entitled to vote on all matters as a single class, and each holder of common stock is entitled to one vote for each share of common stock owned. Holders of common stock do not have cumulative voting rights.

Holders of our common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon any liquidation, dissolution, or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

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Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Our common stock is currently traded on The NASDAQ Capital Market and is quoted under the symbol “SITO.”

Preferred Stock

We are authorized to issue 5,000,000 shares of “blank check” preferred stock, $0.0001 par value per share, none of which as of the date hereof is designated or outstanding. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the Board of Directors, without the necessity of obtaining approval of our stockholders.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the market price of and voting, economic and other rights of holders of our common stock.

Anti-takeover Effects of Provisions of Delaware Law and our Charter and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws may make it more difficult to acquire control of us by various means. These provisions could deprive our stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of our stock. These provisions are intended to:

●	enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board;
●	discourage certain types of transactions which may involve an actual or threatened change in control of our Company;
●	discourage certain types of transactions which may involve an actual or threatened change in control of our Company;
●	discourage certain tactics that may be used in proxy fights;
●	encourage persons seeking to acquire control of us to consult first with the board of directors to negotiate the terms of any proposed business combination or offer; and
●	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all our outstanding shares or that is otherwise unfair to our stockholders.

Our Certificate of Incorporation provides that special meetings of our stockholders may be called only by the board of directors or an officer authorized by it to do so. This limitation on the right of stockholders to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by the board of directors. These actions could include the removal of an incumbent director or the election of a stockholder nominee as a director. They could also include the implementation of a rule requiring stockholder ratification of specific defensive strategies that have been adopted by the board of directors with respect to unsolicited takeover bids. In addition, the limited ability of the stockholders to call a special meeting of stockholders may make it more difficult to change the existing board and management.

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

43

The Delaware General Corporation Law, or DGCL, provides generally that the affirmative vote of a majority of the shares outstanding and entitled to vote is required to amend a corporation’s certificate of incorporation. Our bylaws may be amended generally by the affirmative vote of a majority of the shares entitled to vote thereon or by the act of a majority of our directors.

We believe that we currently would not satisfy the elements of Section 203 of the DGCL (Section 203), and accordingly that currently the provisions of Section 203 would not apply to any proposed business combination in which we would be acquired. Under Section 203, certain business combinations between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an interested stockholder are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (we did not make such an election), (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan), or (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation’s directors. The term business combination is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. The term interested stockholder is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation’s voting stock. If it should become applicable to us in the future, Section 203 could prohibit or delay a merger, takeover or other change in control of our company and therefore could discourage attempts to acquire us.

Applicability of California Corporate Law

Although we are incorporated in Delaware, we may nonetheless be subject to Section 2115 of the California General Corporation Law, which imposes various requirements of California corporate law on non-California corporations if they have specified characteristics of ownership and operations indicating significant contacts with California. Public companies listed on a recognized national securities exchange are generally exempt from Section 2115.

Indemnification of Directors and Officers

The DGCL permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

44

The DGCL permits a present or former director or officer of a corporation to be indemnified against certain expenses if the person has been successful, on the merits or otherwise, in defense of any proceeding brought against such person by virtue of the fact that such person is or was an officer or director of the corporation. In addition, the DGCL permits the advancement of expenses relating to the defense of any proceeding to directors and officers contingent upon the person’s commitment to repay advances for expenses against such person is not ultimately entitled to be indemnified.

The DGCL provides that the indemnification provisions contained in the DGCL are not exclusive of any other right that a person seeking indemnification may have or later acquire under any provision of a corporation’s by-laws, by any agreement, by any vote of stockholders or disinterested directors or otherwise. Furthermore, the DGCL provides that a corporation may maintain insurance, at its expense, to protect its directors and officers against any expense, liability or loss, regardless of whether the corporation has the power to indemnify such persons under the DGCL.

Our Certificate of Incorporation provides that, to the extent permitted by the DGCL, we will indemnify our current and former directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding by virtue of the fact that they are or were one of our officers or directors. However, we will not be required to indemnify an officer or director for an action, suit or proceeding commenced by that officer or director unless we authorized that director or officer to commence the action, suit or proceeding. Our Certificate of Incorporation also provides that we shall advance expenses incurred by any person we are obligated to indemnify, upon presentation of appropriate documentation.

Furthermore, our Bylaws provide that we may purchase and maintain insurance on behalf of our directors and officers against any liability, expense or loss, whether or not we would otherwise have the power to indemnify such person under our Certificate of Incorporation or the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and officers, we have been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock, registered hereunder, on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date this Registration Statement is declared effective by the Securities and Exchange Commission;
●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

45

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

Upon being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if then required, file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the being notified in writing by the selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will, if then required, file a supplement to this prospectus in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised the selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made before the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling stockholder in connection with resales of its shares under this registration statement.

We will pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock.

46

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus have been passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Our financial statements as of and for the fiscal years ended September 30, 2014 and 2013, included in this prospectus have been audited by L. L. Bradford & Company, LLC, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in this prospectus, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC for the stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, please refer to the registration statement and its exhibits and schedules for further information relating to us and our common stock.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement and the reports, proxy statements and other information filed by us are also available through the Securities and Exchange Commission’s internet website at the following address: http://www.sec.gov.

47

Condensed Consolidated Balance Sheets as of June 30, 2015 (unaudited) and September 30, 2014	F-26 - F-27

Condensed Consolidated Statements of Operations for the Three and Nine Months Ended June 30, 2015 and 2014 (unaudited)	F-28

Condensed Consolidated Statements of Stockholder's Equity for the Nine Months Ended June 30, 2015 (unaudited) and for the Fiscal Year Ended September 30, 2014	F-29

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended June 30, 2015 and 2014 (unaudited)	F-30 - F-31

Notes to Condensed Consolidated Unaudited Financial Statements June 30, 2015	F-32 - F-47

F-1

Report of Independent Registered Public Accounting Firm

Stockholders and Directors

SITO Mobile Ltd

Jersey City, New Jersey

We have audited the accompanying consolidated balance sheets of SITO Mobile Ltd as of September 30, 2014 and 2013 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended September 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SITO Mobile Ltd as of September 30, 2014 and 2013 and the consolidated results of its operations, stockholders’ equity, and cash flows for each of the two years in the period ended September 30, 2014 in conformity with U.S. generally accepted accounting principles.

/s/ L. L. Bradford & Company, LLC

Leawood, Kansas

December 2, 2014, except as to Note 17, as to which the date is July 29, 2015

F-2

SITO Mobile, Ltd.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2014	2013

Assets
Current assets
Cash and cash equivalents	$620,185	$1,146,995
Accounts receivable, net - current portion	2,443,308	1,347,827
Prepaid consulting	81,547	1,081,553
Other prepaid expenses	151,994	150,183

Total current assets	3,297,034	3,726,558

Property and equipment, net	236,706	238,815

Other assets
Accounts receivable, net	450,000	-
Prepaid consulting	-	81,547
Capitalized software development costs, net	639,416	343,575
Intangible assets:
Patents	447,427	467,837
Patent applications cost	609,010	768,646
Software license	831,000	831,000
Goodwill	3,482,884	-
Other assets including security deposits	113,291	65,228

Total other assets	6,573,028	2,557,833

Total assets	$10,106,768	$6,523,206

See accompanying notes.

F-3

SITO Mobile, Ltd.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2014	2013

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,651,805	$1,352,203
Accrued expenses	670,818	209,323
Accrued compensation - related party	598,592	72,736
Deferred revenue	208,561	-
Current obligation under capital lease	16,661	16,331
Convertible debenture - related party	643,973	585,708
Convertible debentures - unrelated parties	3,646,926	2,692,570

Total current liabilities	7,437,336	4,928,871

Long-term liabilities
Obligations under capital lease	12,718	29,378
Convertible debentures - unrelated parties	-	440,593

Total long-term liabilities	12,718	469,971

Total liabilities	7,450,054	5,398,842

Commitments and contingencies - See notes 9, 11 and 16

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none outstanding	-	-
Common stock, $.001 par value; 300,000,000 shares authorized as of September 30, 2013 and 2014, 15,072,863 shares issued and outstanding as of September 30, 2014, 13,722,033 shares issued and outstanding as of September 30, 2013	15,073	13,721
Additional paid-in capital		131,009,660
Accumulated deficit	(134,409,531)	(129,899,017)

Total stockholders' equity	2,656,714	1,124,364

Total liabilities and stockholders' equity	$10,106,768	$6,523,206

See accompanying notes.

F-4

SITO Mobile, Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	September 30,
	2014	2013

Revenue
Wireless applications	$8,196,761	$7,784,604
Licensing and royalties	916,438	-
Media placement	758,359	-

	9,871,558	7,784,604

Operating Expenses
Royalties and application costs	3,589,879	3,328,232
Research and development	58,829	65,975
Compensation expense (including stock based compensation)	4,212,932	3,808,258
Depreciation and amortization	729,455	662,721
General and administrative (including stock based compensation)	5,041,519	3,898,121

	13,632,614	11,763,307

Loss from operations	(3,761,056)	(3,978,703)

Other Expenses
Interest expense	(749,458)	(1,270,863)

Net loss before income taxes	(4,510,514)	(5,249,566)

Provision for income taxes	-	-

Net loss	$(4,510,514)	$(5,249,566)

Basic and diluted loss per share	$(0.31)	$(0.39)

Weighted average shares outstanding	14,374,967	13,387,890

See accompanying notes.

F-5

SITO Mobile, Ltd.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND SEPTEMBER 30, 2013

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - September 30, 2012 (1)	13,247,239	$13,247	$125,544,842	$(124,649,451)	$908,638

Shares issued on exercise of stock options	145,484	145	448,242	-	448,387
Shares issued on exercise of stock warrants	68,900	69	131,031	-	131,100
Shares issued in debt conversions	210,400	210	1,051,790	-	1,052,000
Shares issue for cash	50,000	50	244,950	-	245,000
Recognition of discounts in connections with convertible debt offerings	-	-	163,849	-	163,849
Compensation recognized as contributed capital on Executive Chairman's stock option grant for consulting services	-	-	847,300	-	847,300
Compensation recognized on option and warrant grants	-	-	2,068,681	-	2,068,681
Compensation recognized on modification of prior period's stock option grants	-	-	489,726	-	489,726
Loan fees recognized on warrants granted to placement agent in connection with convertible debt offerings	-	-	27,445	-	27,445
Amortization of beneficial conversion feature on related party debt	-	-	(8,196)	-	(8,196)
Net loss for the year ended September 30, 2013	-	-	-	(5,249,566)	(5,249,566)

Balance - September 30, 2013 (1)	13,722,023	13,721	131,009,660	(129,899,017)	1,124,364

Shares issued on exercise of stock options	374,596	375	1,687,076	-	1,687,451
Shares issued on exercise of stock warrants	202,650	203	213,254	-	213,457
Shares issued in debt conversions	10,000	10	49,990	-	50,000
Shares issued for officer compensation	2,500	3	14,497	-	14,500
Compensation recognized on option and warrant grants	-	-	998,917	-	998,917
Purchase of common shares presented for retirement	(38,906)	(39)	(201,422)	-	(201,461)
Shares issued in the acquisition of DoubleVision	800,000	800	3,279,200	-	3,280,000
Net loss for the year ended September 30, 2014	-	-	-	(4,510,514)	(4,510,514)

Balance - September 30, 2014 (1)	15,072,863	$15,073	$137,051,172	$(134,409,531)	$2,656,714

See accompanying notes.

(1)	Amounts are retroactively restated to reflect the reverse stock split.

F-6

SITO Mobile, Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	September 30,
	2014	2013

Cash Flows from Operating Activities
Net loss	$(4,510,514)	$(5,249,566)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	96,007	89,168
Amortization expense - software development costs	416,609	439,334
Amortization expense - patents	216,839	134,219
Amortization expense - discount of convertible debt	376,627	825,708
Stock based compensation	2,094,970	2,242,606
Write off of capitalized patent application costs	299,429	-
(Increase) decrease in assets:
(Increase) in accounts receivable, net	(1,539,228)	(261,987)
(Increase) decrease in prepaid expenses	(5,411)	(20,894)
(Increase) decrease in other assets	(38,313)	-
Increase (decrease) in liabilities:
Increase (decrease) in accounts payable	195,593	583,940
Increase (decrease) in accrued expenses	803,985	8,738
Increase (decrease) in deferred revenue	378,257	(25,000)
Increase (decrease) in accrued interest	245,401	181,704

Net cash used in operating activities	(969,749)	(1,052,030)

Cash Flows from Investing Activities
Redemption of certificate of deposits, pledged	-	19,050
Patents applications costs	(336,219)	(100,789)
Purchase of property and equipment	(72,134)	(46,370)
Capitalized software development costs	(451,926)	(399,682)
Note receivable - discontinued operations	10,000	-
Acquisition of subsidiary, net of cash acquired	(389,898)	-
Payment on settlement regarding Anywhere software license	-	(600,000)

Net cash used in investing activities	$(1,240,177)	$(1,127,791)

See accompanying notes.

F-7

SITO Mobile, Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	September 30,
	2014	2013

Cash Flows from Financing Activities
Proceeds from issuance of common stock	$1,900,907	$824,486
Purchase of Company's common stock	(201,461)	-
Proceeds from issuance of convertible debt - unrelated parties	-	688,000
Principal reduction on obligation under capital lease	(16,330)	(7,402)
Principal reduction on convertible debt	-	(200,000)
Expenditures relating to private offerings	-	(48,475)
Principal reduction on obligation on patent purchases	-	(87,500)

Net cash provided by financing activities	1,683,116	1,169,109

Net decrease in cash	(526,810)	(1,010,712)

Cash - Beginning balance	1,146,995	2,157,707

Cash - Ending balance	$620,185	$1,146,995

Supplemental Information:

Interest expense paid	$127,425	$263,291
Income taxes paid	$-	$-

Non-cash investing and financing activities:

For the year ended September 30, 2014

During the year ended September 30, 2014, the Company issued 14,798 shares of its common stock through cashless exercises of 116,648 stock options granted to employees.

During the year ended September 30, 2014, the Company issued 20,000 shares of its common stock to its current Chief Financial Officer pursuant to his employment agreement.

During the year ended September 30, 2014, debt totaling $50,000 was converted into 10,000 shares of the Company's common stock.

During the year ended September 30, 2014, the Company recognized stock-based compensation expense totaling $2,094,970, of which $14,500 was recognized through the issuance of 2,500 common shares to the Company's Chief Financial Officer, $998,917 was recognized through the vesting of 626,633 common stock options, and $1,081,553 from the amortization of prepaid consulting fees compensated through the granting of 575,000 options.

On July 24, 2014, the Company acquired all of the shares of DoubleVision Networks, Inc., a New York corporation formed on May 6, 2010 and renamed from What’s Watched, Inc. on September 18, 2012 (“DoubleVision”). The Company paid $3.28 million for DoubleVision by issuing 800,000 shares of the Company’s common stock to the Sellers at an agreed-upon valuation of $4.10 per share.

The Company also agreed to pay $400,000 to one of DoubleVision’s creditors.

For the year ended September 30, 2013

During the year ended September 30, 2013, the Company received $688,000 through the issuance of convertible debt including common stock warrants to purchase 137,600 shares of the Company's common stock at $2.50 per share. The Company recognized discounts against the principal amounts due totaling $163,849 with an offsetting amount charged to equity. (See Note 11)

In connection with the above debt issuance, the Company paid placement fees that included cash totaling $48,475 and warrants to purchase 11,000 shares of the Company's common stock at $3.04 per share. The warrants were valued at $27,445. The total placement fee of $75,920 is recognized as a loan fee and is reflected in the balance sheet as an additional discount against the principal and accrued interest due on the underlying convertible debt. (See Note 11)

F-8

SITO Mobile, Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS

During the year ended September 30, 2013, the Company's former Executive Chairman granted an option to a third party to purchase a total of 575,000 shares of the Company's common stock personally owned by him. Of the 575,000 options granted, 375,000 have an exercise price of $2.95 per share and 200,000 have an exercise price of $4.80 per share. The options expire two years from date of grant. The options were granted in exchange for consulting services that directly benefit the Company. Therefore, the Company recorded the fair value of the options granted of $847,300 to equity as contributed capital with an offset to prepaid expense. The $847,300 is being amortized to operations over the two-year term of the consulting agreement (See Note 12).

In September 2013, the Company, its former Executive Chairman and the above indicated consultant entered into an agreement, whereby the consultant assigned his interest in the 5,750,000 options grant by the former Executive Chairman to the Company in exchange for options granted by the Company directly to the consultant under the same terms and conditions as the assigned option grants. The Company considered the options its granted to the consultant in September 2013 as new grants and valued the options at $718,871. The $718,871 was added to the remaining unamortized balance of the prepaid consulting fee, and the total in being amortized to operations over the remaining term of the option grants.

During the year ended September 30, 2013, the Company recognized stock-based compensation totaling $2,242,606 of which $1,349,809 was recognized on the vesting of 583,240 options, $489,726 was recognized as additional compensation on the November 30, 2012 modification of 1,713,433 previously granted options, and $403,071 from the above indicated amortization of prepaid consulting expense.

During the year ended September 30, 2013, debt and accrued interest totaling $1,052,000 was converted into 210,400 shares the Company's common stock.

During the year ended September 30, 2013, the Company received $131,100 in consideration for the exercise of 68,900 common stock warrants (see Note 13).

During the year ended September 30, 2013, the Company issued 49,059 shares of its common stock to a former Director through the cashless exercise of 155,000 common stock options. Also during the year ended September 30, 2013, the Company issued 820 shares of its common stock to its former Executive Chairman through a cashless exercise of 4,000 common stock options (See Note 13)

During the year ended September 30, 2013, the Company issued 95,605 shares of its common stock to various employees, legal counsel, and a former Director through the exercise of 95,605 common stock options. The Company received a total of $448,386 through these exercises (See Note 13)

During the year ended September 30, 2013, the Company issued 50,000 shares of its common stock for $245,000.

During the year ended September 30 2013, the Company charged amortization of a beneficial conversion feature on convertible debt due to a Director of $8,196 to equity.

See accompanying notes.

F-9

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization, History and Business

SITO Mobile, Ltd. (“the Company”) was incorporated in Delaware on May 31, 2000, under its original name, Hosting Site Network, Inc.  On May 12, 2008, the Company changed its name to Single Touch Systems, Inc. and on September 26, 2014, it changed its name to SITO Mobile, Ltd.

The Company is a technology based mobile solutions provider serving businesses, advertisers and brands. Through patented technologies and a modular, adaptable platform, the Company’s multi-channel messaging gateway enables marketers to reach consumers on all types of connected devices, with information that engages interest, drives transactions and strengthens relationships and loyalty.

2. Summary of Significant Accounting Policies

Reclassification

Certain reclassifications have been made to conform the 2013 amounts to the 2014 classifications for comparative purposes.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of SITO Mobile, Ltd. and its wholly- owned subsidiaries, SITO Mobile Solutions Inc., SITO Mobile R&D IP, LLC., and DoubleVision Networks Inc (“DoubleVision”). Intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Accounts Receivable, net

Accounts receivable are reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Property and Equipment, net

Property and equipment are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Depreciation is computed on the straight-line and accelerated methods for financial reporting and income tax reporting purposes based upon the following estimated useful lives:

Software development	2- 3 years
Equipment	5 years
Computer hardware	5 years
Office furniture	7 years

F-10

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Accounting Standards Codification (“ASC”) Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.  The Company determined that none of its long-term assets at September 30, 2014 or September 30, 2013 were impaired.

Capitalized Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application. Capitalized software development costs represent the costs associated with the internal development of the Company’s software applications. Amortization of such costs is recorded on a software application-by-application basis, based on the greater of the proportion of current year sales to total of current and estimated future sales for the applications or the straight-line method over the remaining estimated useful life of the software application. The Company continually evaluates the recoverability of capitalized software costs and will charge to operations amounts that are deemed unrecoverable for projects it abandons.

Convertible Debentures

If the conversion features of conventional convertible debt provides for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-2 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Capital Leases

Assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the leased assets. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of the assets under capital leases is included in depreciation expense.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities. The Company had no material unrecognized income tax assets or liabilities for the year ended September 30, 2014 or for the year ended September 30, 2013. The Company recognizes income tax interest and penalties as a separately identified component of general and administrative expense. During the year ended September 30, 2014 and 2013, there were no income taxes, or related interest and penalty items in the income statement, or liabilities on the balance sheet.

Issuances Involving Non-cash Consideration

All issuances of the Company’s stock for non-cash consideration have been assigned a dollar amount equaling the market value of the shares issued on the date the shares were issued for such services and property. The non-cash consideration paid pertains to consulting services, acquisition of a software license and the acquisition of DoubleVision (See Notes 5 and 7).

Revenue Recognition

Revenue is derived on a per message/notification basis through the Company’s patented technologies and a modular, adaptable platform designed to create multi-channel messaging gateways for all types of connected devices. The Company also earns revenue for services, such as programming, licensure on Software as a Service (“SaaS”) basis, and on a performance basis, such as when a client acquires a new customer through our platform. Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts.

F-11

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock Based Compensation

The Company accounts for stock-based compensation under ASC Topic 505-50, formerly Statement of Financial Accounting Standards (“SFAS”) No. 123R, "Share-Based Payment” and SFAS No. 148," Accounting for Stock-Based Compensation - Transition and Disclosure - An amendment to SFAS No. 123.”   These standards define a fair-value-based method of accounting for stock-based compensation. In accordance with SFAS Nos. 123R and 148, the cost of stock-based compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Binomial or Black-Scholes option-pricing models, whereby compensation cost is the excess of the fair value of the award as determined by the pricing model at the grant date or other measurement date over the amount that must be paid to acquire the stock. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted loss per share has not been presented since the effect of the assumed conversion of warrants and debt to purchase common shares would have an anti-dilutive effect. Potential common shares as of September 30, 2014 that have been excluded from the computation of diluted net loss per share amounted to 4,709,500 shares and include 1,348,950 warrants, 2,609,950 options and $3,878,000 of debt and accrued interest convertible into 775,600 shares of the Company’s common stock. Potential common shares as of September 30, 2013 that have been excluded from the computation of diluted net loss per share amounted to 5,656,095 shares and included 1,651,600 warrants, 3,418,895 options, and $3,928,000 of debt and accrued interest convertible into 785,600 shares of the Company’s common stock.

Concentrations of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Of the Company’s revenue earned during the year ended September 30, 2014, approximately 82% was generated from contracts with eight customers covered under the Company’s master services agreement with AT&T. Of the Company’s revenue earned during the year ended September 30, 2013, approximately 99% was generated from contracts with ten customers covered under the Company’s master services agreement with AT&T.

The Company’s accounts receivable are typically unsecured and are derived from U.S. customers in different industries. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. Historically, such losses have been within management’s expectations. As of September 30, 2014 and 2013, two customers accounted for 77% and 99%, respectively, of the Company’s net accounts receivable balance, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

Our Company has not identified any recently issued accounting pronouncements that are expected to have a material impact on our Company's financial statements.

F-12

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Accounts Receivable, net

Accounts receivable consist of the following:

	September 30,
	2014	2013
Accounts receivable	$2,901,672	$1,350,705
Less allowance for bad debts	(8,364)	(2,878)
	$2,893,308	$1,347,827
Current portion	$(2,443,308)	$(1,347,827)
Long-term portion	$450,000	$-

On November 12, 2013, the Company entered into an agreement with an unrelated third party regarding its usage since October 2010 of certain Company patented intellectual property.  The Company will receive $750,000 and granted extended payment terms that consist of a $100,000 payment received in November 2013, a $200,000 payment to be received in November 2014, a $225,000 payment to be received in November 2015 and a $225,000 payment to be received in November 2016.  The Company has no obligations under the agreement.

4. Property and Equipment, net

The following is a summary of property and equipment:

	September 30,
	2014	2013
Computer equipment	$855,289	$756,197
Equipment	46,731	46,731
Office furniture	135,701	127,669
Equipment held under capital lease	53,112	53,112
	1,090,833	983,709
Less: accumulated depreciation	(854,127)	(744,894)
	$236,706	$238,815

Depreciation expense for the year ended September 30, 2014 and 2013 was $96,006 and $89,168, respectively.

5. Prepaid Consulting

On October 31, 2012 and December 7, 2012, the Company's former Executive Chairman personally granted options to a third party to purchase a total of 575,000 shares of the Company’s common stock that he owned in exchange for consulting services provided by the third party that directly benefited the Company (the “Former Chairman Options”). Of the 575,000 Former Chairman Options, 375,000 have an exercise price of $2.95 per share and 200,000 have an exercise price of $4.80 per share. The Former Chairman Options expire two years from the date of grant.  The Company recorded the $847,300 fair value of the Former Chairman Options as contributed capital with an offset to prepaid consulting expense that is being amortized to operations over the two-year term of the consulting agreement. The Company’s value of $847,300 was determined using a Binomial Option model based upon an expected life of 5 years, trading prices ranging from $3.00 to $4.60 per share, a risk free interest rate ranging from 0.25% to 0.30%, and expected volatility ranging from 89.348% to 90.201%.

In September 2013, the Company, its former Executive Chairman and the above-indicated third party entered into an agreement, whereby the Company granted options to the third party that have the same terms as the Former Chairman Options in exchange for the third party’s assignment of its interest in the Former Chairman Options to the Company. The Company valued  the options granted to the third party in September 2013 at $718,871 and added the cost to the remaining unamortized prepaid consulting expense from the Former Chairman Options.  The total is being amortized to operations over the remaining term of the consulting agreement. Consulting fees charged to operations for the year ended September 30, 2014 and 2013 was $1,081,553 and $403,071, respectively. As of September 30, 2014, the unamortized prepaid consulting expense was $81,547, which will be fully amortized to operations during the next three months.

F-13

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Capitalized Software Development Costs, net

The following is a summary of capitalized software development costs:

	September 30,
	2014	2013
Beginning balance	$343,575	$383,227
Additions	712,450	399,682
Amortization	(416,609)	(439,334)
Charge offs	-	-
Ending balance	$639,416	$343,575

Amortization expense for the remaining estimated lives of these costs is as follows:

Year Ending September 30,
2015	$314,326
2016	260,816
2017	64,274
$639,416

7. Intangible Assets

Patents

The following is a summary of capitalized patent costs:

	September 30,
	2014	2013
Patent costs	$1,135,964	$939,535
Amortization	(688,537)	(471,698)
	$447,427	$467,837

Amortization charged to operations for the year ended September 30, 2014 and 2013 was $216,839 and $134,219, respectively.

A schedule of amortization expense over the estimated remaining lives of the patents is as follows:

Year Ending September 30,
2015	$162,281
2016	158,847
2017	80,861
2018	16,254
2019	10,401
Thereafter	18,783
$447,427

In July 2014, the Company was issued US Patent 8,787,877 "Systems of Providing Information to a Telephony Subscriber" and US Patent 8,787,878 "Systems of Providing Information to a Telephony Subscriber". The costs associated with these patents, totaling $71,721, are being amortized over the patent's estimated useful life of seven years.

Software license

On March 30, 2012, the Company acquired an exclusive perpetual license to utilize the “Anywhere” software and related source code from Soap Box Mobile, Inc. (“Soapbox”), a company in which the Company’s former Executive Chairman owned a majority preferred interest of the license grant.  The Company paid $785,000 in cash and 20,000 shares of Company common stock for the exclusive perpetual license, of which the former Executive Chairman received $755,000 under terms of a November 27, 2012 agreement.  The Company has valued the license at $831,000, which consists of the $785,000 in cash consideration and the $46,000 fair value assigned to the 20,000 shares of Company common stock.  The perpetual license is a long-term asset that is not subject to amortization.

F-14

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill

The accounting for the acquisition of DoubleVision Networks Inc. in July 2014 resulted in recognizing goodwill of $3,482,884. The Company does not amortize goodwill, but reduces the carrying amount of goodwill if management determines that its implied fair value has been impaired.

8. Accrued Expenses

The following is a summary of accrued expenses:

	September 30,
	2014	2013
Accrued applications costs	$171,732	$95,559
Accrued payroll and related expenses - unrelated parties	125,910	107,514
Accrued professional fees	202,680	6,250
Other accrued expenses	170,496	0
	$670,818	$209,323

9. Capital Lease

The Company leases certain computer hardware under a capital lease that expires in 2016. The equipment has a cost of $53,111.

Minimum future lease payments under the capital lease at September 30, 2014 for each of the next two years and in the aggregate are as follows:

Year Ending September 30,
2015	$17,098
2016	12,823
Total minimum lease payments	$29,921
Less amount representing interest	(542)
Present value of net minimum lease payments	$29,379

The effective interest rate charged on the capital lease is approximately 2.25% per annum. The lease provides for a $1 purchase option. Interest charged to operation for the year ended September 30, 2014 and 2013 was $767 and $241, respectively. Depreciation charged to operation for the year ended September 30, 2014 and 2013 was $10,622 and $0, respectively.

F-15

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	September 30,
	2014	2013

U.S statutory rate	34%	34%
Less valuation allowance	(34)%	(34)%
Effective tax rate	0%	0%

The significant components of deferred tax assets and liabilities are as follows:

	September 30,
Deferred tax assets	2014	2013
Stock based compensation	$2,005,914	$1,507,017
Net operating losses	13,086,916	16,243,572
Allowance for doubtful accounts	2,844	-
Intangible assets	123,702	491,025
Accrued expenses	176,576	-
	15,395,952	18,241,614
Deferred tax liability
Property and equipment	(28,739)	(18,029)
Amortization - intangible assets	-	-
Net deferred tax assets	15,367,213	18,223,585
Less valuation allowance	(15,367,213)	(18,223,585)
Deferred tax asset - net valuation allowance	$-	$-

The net change in the valuation allowance for the year ended September 30, 2014 was $(2,856,372).

As of September 30, 2014, the Company has a net operating loss carryover of approximately $38,500,000 available to offset future income for income tax reporting purposes, which will expire in various years through 2034, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

We adopted the provisions of ASC 740-10-50, formerly FIN 48, “Accounting for Uncertainty in Income Taxes.” We had no material unrecognized income tax assets or liabilities for the year ended September 30, 2014 or 2013.

Our policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the year ended September 30, 2014 and 2013, there were no federal income tax, or related interest and penalty items in the income statement, or liability on the balance sheet. We file income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is no longer subject to U.S. federal income tax examinations by tax authorities for years ending on or before September 30, 2011 or California state income tax examination by tax authorities for years ending on or before September 30, 2010. We are not currently involved in any income tax examinations.

F-16

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. Convertible Debt

	September 30, 2014	September 30, 2013
Notes Payable:
Convertible term note (a)	$1,700,000	$1,700,000
Convertible term note (b)	275,000	275,000
Convertible term note (c)	1,030,000	1,030,000
Convertible term note (d)	255,000	255,000
Convertible term note (e)	448,000	498,000
Principal balance	3,708,000	3,758,000
Accrued Interest	582,899	337,498
	4,290,899	4,095,498
Less: discount on debt	(-)	(376,627)
	4,290,899	3,718,871
Less: current portion	(4,290,899)	(3,278,278)
Long term debt	$-	$440,593

a)	In November and December 2011, the Company entered into convertible term notes bearing interest at 10% per annum with a maturity date of August 31, 2014 and issued warrants to purchase 360,000 shares of the Company’s common stock at $2.50 per share that expires on September 7, 2015. At any time at the option of the six note holders (one of which is a former Director of the Company), principal and the first year’s accrued interest, in the amount of $170,000, may be paid in common stock at a conversion price of $5.00 per share.

b)	On September 7, 2012, the Company entered into convertible term notes bearing interest at 10% per annum, payable semi-annually, with principal having a maturity date of September 7, 2014 and issued warrants to purchase 55,00 shares of the Company’s common stock at $2.50 per share that expires on September 17, 2015. At any time at the option of the note holders, principal may be paid in common stock at a conversion price of $5.00 per share.

c)

On September 27, 2012, the Company entered into convertible term notes bearing interest at 10% per annum, payable semi-annually, with principal having a maturity date of September 27, 2014 and issued warrants to purchase 206,000 shares of the Company’s common stock at $2.50 per share that expires on September 27, 2015.  At any time at the option of the note holders, principal may be paid in common stock at a conversion price of $5.00 per share.

d)

On September 28, 2012, the Company entered into convertible term notes bearing interest at 10% per annum, payable semi-annually, with principal having a maturity date of September 28, 2014 and issued warrants to purchase 51,000 shares of the Company’s common stock at $2.50 per share that expires on September 28, 2015.  At any time at the option of the note holders, principal may be paid in common stock at a conversion price of $5.00 per share.

e)	On October 5, 2012, the Company entered into convertible term notes bearing interest at 10% per annum, payable semi-annually, with principal having a maturity date of October 5, 2014 and issued warrants to purchase 89,600 shares of the Company’s common stock at $2.50 per share that expires on October 5, 2015. At any time at the option of the note holders, principal may be paid in common stock at a conversion price of $5.00 per share.

F-17

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In connection with the 2012 private offering of convertible term notes, the Company incurred offering costs totaling $424,843 including the fair value of warrants issued to the Placement Agent to purchase 47,992 shares of the Company’s common stock at a purchase price of $3.04 per share. The value of the warrants of $166,319 was calculated using the Binomial Option model with a risk-free interest rates ranging from 0.31% to 0.34%, volatility ranging from 94.17% to 95.23%, and trading prices ranging from $2.80 to $3.30 per share. The $424,843 is being amortized over the two-year term of the related debt using the effective interest method.

The convertible term notes were recorded net of discounts that include the relative fair value of the warrants, the notes’ beneficial conversion features, and the above indicated loan fee, all totaling $1,530,415. The discounts are being amortized to interest expense over the term of the various notes using the effective interest method.  The initial value of the warrants of $1,124,773 issued to investors was calculated using the Binomial Option model with a risk-free interest rates ranging from 0.31% to 0.43%, volatility ranging from 94.17% to 103.00%, and trading prices ranging from $2.20 to $3.50 per share. The beneficial conversion feature of $51,516 was calculated using trading prices ranging from $2.60 to $3.50 per share and an effective conversion price $0.322 per share.

During the year ended September 30, 2014, a note holder converted $50,000 in principal debt into 10,000 shares of the Company’s common stock. During the year ended September 30, 2013, the Note holders converted debt and accrued interest totaling $1,052,000 into 210,400 shares of the Company’s common stock and exercised warrants for the issuance of 68,900 common shares. The Company received a total of $131,100 on the exercise of the warrants.

Interest expense on the convertible term notes for the year ended September 30, 2014 and 2013 was $372,059 and $444,995, respectively. Amortization of the discounts for the year ended September 30, 2014 totaled $376,627 which was charged to interest expense. Amortization of the discounts for the year ended September 30, 2013 totaled $833,904 of which $825,708 was charged to interest expense and $79,596 was charged to equity.

Discount amortization expense for the year ended September 30, 2014 and 2013 includes $3,657 and $197,827, respectively, of the remaining unamortized portion of discounts attributable the $50,000 and $1,052,000, respectively of debt converted during the period that was charged to operations upon the conversions.

12. Stock Based Compensation

During the year ended September 30, 2014, the Company recognized stock-based compensation expense totaling $2,094,970, of which $14,500 was recognized through the issuance of 2,500 common shares to the Company's Chief Financial Officer, $998,917 was recognized through the vesting of 626,633 common stock options, and $1,081,553 from the amortization of prepaid consulting fees compensated through the granting of 575,000 options (See Note 5). During the year ended September 30, 2013, the Company recognized stock-based compensation expense totaling $2,242,606, of which $1,349,809 was recognized through the vesting of 583,240 common stock options, $489,726 was recognized on the November 30, 2012 modification of certain options previously granted, and $403,071 from the amortization of prepaid consulting fees compensated through the granting of 575,000 options (See Note 5).

13. Related Party Transactions

On November 30, 2012, the Company agreed to modify the terms of common stock options previously granted to the Company’s former Chief Executive Officer. Under the modified terms, the 5,000 stock options with an exercise price of $13.75 per share were reduced to 4,000 common stock options with an exercise price of $4.69 per share and 420,000 common stock options with an exercise price of $9.00 per share were reduced to 357,000 common stock options with an exercise price of $4.69 per share.

On November 30, 2012, the Company’s former Chief Executive Officer agreed to modify the terms of common stock options previously granted to him. Under the modified terms, options 300,000 common stock options with an exercise price of $9.00 per share were reduced to 255,000 common stock options with an exercise price of $4.69 per share.

On November 30, 2012, the Company’s former Chief Financial Officer agreed to modify the terms of common stock options previously granted to him. Under the modified terms, 100,000 common stock options with an exercise price of $9.00 per share were reduced to 85,000 common stock options with an exercise price of $4.69 per share.

On November 30, 2012, a former Company Director also agreed to modify the terms of common stock options previously granted to him. Under the modified terms, 300,000 common stock options with an exercise price of $0.90 per share were reduced to 255,000 common stock options with an exercise price of $4.69 per share.

F-18

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the three months ended December 31, 2012, the Company's former Executive Chairman personally granted an option to a third party to purchase a total of 575,000 shares of the Company’s common stock that he owned in exchange for consulting services provided by the third party that directly benefit the Company (the “Former Chairman Options”). Of the 575,000 Former Chairman Options, 375,000 have an exercise price of $2.95 per share and 200,000 have an exercise price of $4.80 per share. The Former Chairman Options expire two years from date of grant. The Company recorded the $847,300 fair value of the Former Chairman Options as contributed capital with an offset to prepaid consulting expense that is being amortized to operations over the two-year term of the consulting agreement.

In September 2013, the Company, its former Executive Chairman and the above-indicated third party entered into an agreement, whereby the Company granted options to the third party that have the same terms as the former Chairman Options in exchange for the third party’s assignment of its interest in the Former Chairman Options to the Company. The Company valued the options granted to the third party in September 2013 at $718,871 and added the cost to the remaining unamortized prepaid consulting expense from the Former Chairman Options (See Note 5)

On November 29, 2012, the Company granted a former Director 20,000 fully vested stock options exercisable at $3.89 per share.

On December 6, 2012, the Company granted its former Executive Chairman 209,940 fully vested stock options exercisable at $4.69 per share.

On December 10, 2012, the Company granted a Director 20,000 fully vested stock options exercisable at $4.46 per share.

On March 29, 2013, the Company a Director 20,000 fully vested stock options exercisable at $6.87 per share.

On April 16, 2013, the Company granted a Director 5,000 fully vested stock options exercisable at $6.76 per share.

On May 1, 2013, the Company granted a former Director 20,000 fully vested stock options exercisable at $7.05 per share.

On August 27, 2013, the Company granted a former Director 25,000 fully vested stock options exercisable at $6.04 per share.

On August 27, 2013, the Company granted another former Director 5,000 fully vested stock options exercisable at $6.04 per share.

During the year ended September 30, 2013, a former Director, received 49,059 shares of the Company’s common stock through the cashless exercise of 155,000 stock options. In addition, the Company issued the former director 28,145 common shares at price of $4.69 per share upon exercise of the former Director’s stock options and received $131,999 in proceeds.

On October 10, 2013, the Company entered into a Consulting Agreement with a Company Director, whereby he gives the Company advice and support in connection with its review, analysis and development of its intellectual property. In consideration for his services, he receives $13,000 in monthly compensation and was granted options to purchase 50,000 shares of the Company’s common stock at a price of $6.09 per share. The options expire on October 10, 2016 and immediately vested upon grant. Either party may terminate the Consulting Agreement with ten days prior written notice.

On October 15, 2013, the Company’s then Chief Financial Officer submitted his resignation, which took effect on October 31, 2013. Pursuant to a Separation Agreement, 20,000 of his 42,500 options immediately fully vested and the remaining 22,500 options are cancelled.

On October 18, 2013, the Company entered into an employment agreement with its Chief Financial Officer that is effective on November 1, 2013 and calls for successive one-year renewals unless either party elects against renewal. The Company granted 2,500 shares of its common stock under its 2009 Employee and Consultant Stock Plan, subject to the restriction that the 2,500 shares shall be forfeited to the Company if the employment ceases for any reason; provided, that such restriction and risk of forfeiture shall cliff-lapse on the 180th day after his start date at the Company. Pursuant to the terms of the employment agreement, on October 31, 2013, the Company granted stock options to him under its 2010 Stock Option Plan to purchase 75,000 shares of common stock at a strike price equal to the closing price of the Company’s stock on October 31, 2013 of $6.20, with the scheduled expiration date of the stock options to be November 1, 2018. The stock options vest annually in equal installments of 25,000 over a three year period commencing on November 1, 2014.

On November 12, 2013, the Company granted a former Director 20,000 fully vested stock options exercisable at $6.32 per share. The options expire five years from date of grant. On December 13, 2013, the Company granted a Director 20,000 fully vested stock options exercisable at $5.28 per share. The options expire five years from date of grant.

Effective December 13, 2013, the former Executive Chairman’s employment under the employment agreement by and between the Company and the former Executive Chairman, or otherwise, was terminated.  Pursuant to a Separation Agreement and General Release dated April 9, 2014, the former Executive Chairman resigned from the Board of Directors.  For the year ended September 30, 2014, the Company has accrued $574,787 in expenses for its severance obligation, of which $473,936 has been paid and reflected full vesting of the former Executive Chairman’s unexercised stock options in stock based compensation expense.

F-19

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 15, 2014, the Company granted a new Director 25,000 fully vested stock options exercisable at $3.80 per share. The options expire five years from date of grant.

On September 9, 2014, the Company granted a new Director 25,000 fully vested stock options exercisable at $3.82 per share. The options expire five years from date of grant.

Effective September 19, 2014, the Company entered into a Separation and General Release with its former Chief Executive Officer, which confirmed his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities. Pursuant to the terms of the Separation Agreement and in accordance with the terms of his employment agreement, the Company agreed to the former Chief Executive Officer, one year of his base salary, accrued but unused vacation time and agreed to provide continued medical coverage for a period of one year. In addition, the Company reimbursed the former Chief Executive Offier for $10,000 for his attorneys’ fees in connection with his Separation Agreement. In exchange for these payments, and other provisions, the former Chief Executive Officer agreed to a general release in favor of the Company. For the year ended September 30, 2014, the Company has accrued $461,681 in expenses for its severance obligation, of which $3,830 has been paid.

During the year ended September 30, 2014, employees exercised 116,648 common stock options through various cashless exercises in exchange for the issuance of a total of 14,798 shares of the Company’s common stock. Also during the year ended September 30, 2013, the Company received $1,687,451 from employees and consultants through exercises of 359,798 options in exchange for 359,798 common shares.

14. Fair Value

The Company’s financial instruments at September 30, 2014 and 2013 consist principally of notes payable and convertible debentures. Notes payable and convertible debentures are financial liabilities with carrying values that approximate fair value.  The Company determines the fair value of notes payable and convertible debentures based on the effective yields of similar obligations.

The Company believes all of the financial instruments’ recorded values approximate fair market value because of their nature and respective durations.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, which  are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-20

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company utilizes the best available information in measuring fair value. The following table summarizes, by level within the fair value hierarchy, the financial assets and liabilities recorded at fair value on a recurring basis as follows:

September 30, 2014:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Assets:
Accounts receivable, net	$-	$2,893,308	-	$2,893,308

Liabilities:
Convertible debentures	$-	$4,290,899	-	$4,290,899
Obligation under capital lease	$-	$29,379	-	$29,379

September 30, 2013:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Assets:
Accounts receivable, net	$-	$1,347,827	-	$1,347,827

Liabilities:
Convertible debentures	$-	$3,718,871	-	$3,718,871
Obligation under capital lease	$-	$45,709	-	$45,709

15. Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

During the year ended September 30, 2014, the Company issued a total of 1,389,746 shares of its common stock of which 202,650 shares were issued through the exercise of warrants for $213,456, 100,000 shares of its common stock were issued through the conversion of $50,000 of principal and accrued interest on convertible debt, 14,798 shares were issued in cashless exercises of 116,648 common stock options, 359,798 shares were issued on the exercise of 359,798 common stock options for which the Company received $1,687,457, 2,500 shares of common stock were issued as stock compensation and 800,000 shares of common stock were issued in conjunction with the acquisition of DoubleVision Networks Inc.

In October 2013, the Board of Directors authorized the Company to repurchase up to 2,000,000 shares of the Company’s common stock.  For the year ended September 30, 2014, the Company repurchased 38,906 shares at an aggregate cost of $201,461 and cancelled all of the repurchased shares. The Company reduced common stock by $389, being the par value equivalent of the 38,906 shares and additional paid-in capital by $201,072, being the remaining cost of the shares repurchased.

In September 2013, the Company increased the number of its authorized common shares to 30,000,000.

During the year ended September 30, 2013, the Company issued a total of 474,784 shares of its common stock of which 68,900 shares were issued through the exercise of warrants for $1,310.10, 210,400 shares of its common stock were issued through the conversion of $1,052,000 of principal and accrued interest on convertible debt, 49,879 shares were issued in cashless exercises of 159,000 common stock options, 95,605 shares were issued on the exercise of 95,605 common stock options, and 50,000 shares of common stock were issued for $245,000. The 95,605 common shares were issued through various exercises from employees, and a consultant from which the Company received $448,386.

F-21

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Warrants

During the year ended September 30, 2014, four warrant holders exercised 202,650 warrants to purchase 202,650 shares of Company common stock of which 172,500 warrants had an exercise price of $0.80 per share, 30,000 warrants had an exercise price of $2.50 per share and 150 warrants had an exercise price of $3.04 per share.

Options

On October 10, 2013, the Company granted options to a Director to purchase 50,000 shares of the Company common stock at a purchase price of $6.09 per share expiring three years from date of grant. The 500,000 options were valued at $113,300 under a Binomial Option Model using a trading price of $5.40 per share, a risk free interest rate of 0.68%, and volatility of 81.67%. The options immediately vest and the $113,300 was fully charged to operations on the date of grant.

Effective with the Company’s former chief financial officer resignation on October 31, 2013, the Board authorized the vesting of 200,000 common stock options that he held and the remainder of his 225,000 unvested options was cancelled.

On October 31, 2013, the Company granted stock options to its Chief Financial Officer under its 2010 Stock Option Plan to purchase 75,000 shares of common stock at a strike price of $6.20, with the scheduled expiration date of the stock options to be November 1, 2018. The stock options vest annually in equal installments of 25,000 over a three year period commencing on November 1, 2014. The 75,000 options were valued at $287,925 under a Binomial Option Model using a trading price of $6.20 per share, a risk free interest rate of 1.31%, and volatility of 91.85%. The $287,295 will be charged to operations over the indicated vesting schedule.

On November 12, 2013, the Company granted options to a Director to purchase 20,000 shares of the Company common stock at a purchase price of $0.632 per share expiring five years from date of grant. The 20,000 options were valued at $68,160 under a Binomial Option Model using a trading price of $5.70 per share, a risk free interest rate of 1.47%, and volatility of 91.60%. The options immediately vest and the $68,160 was fully charged to operations on the date of grant.

On December 13, 2013, the Company granted options to a Director to purchase 20,000 shares of the Company common stock at a purchase price of $5.28 per share expiring five years from date of grant. The 20,000 options were valued at $69,840 under a Binomial Option Model using a trading price of $5.50 per share, a risk free interest rate of 1.55%, and volatility of 91.31%. The options immediately vest and the $69,840 was fully charged to operations on the date of grant.

On July 15, 2014, the Company appointed a new director and granted options to purchase 250,000 shares of the Company common stock at a purchase price of $0.38 per share expiring five years from date of grant. The 250,000 options were valued at $46,975 under a Binomial Option Model using a trading price of $0.37 per share, a risk free interest rate of 1.60%, and volatility of 111.02%. The options immediately vested, and the $46,975 was fully charged to operations on the date of grant.

On September 9, 2014, the Company appointed a new director and granted options to purchase 25,000 shares of the Company common stock at a purchase price of $3.82 per share expiring five years from date of grant. The 25,000 options were valued at $57,200 under a Binomial Option Model using a trading price of $4.20 per share, a risk free interest rate of 1.77%, and volatility of 105.96%. The options immediately vested, and the $57,200 was fully charged to operations on the date of grant.

During the year ended September 30, 2014, employees exercised 116,648 common stock options through various cashless exercises in exchange for the issuance of a total of 14,798 shares of the Company’s common stock. Also during the year ended September 30, 2014, the Company received $1,687,457 from employees and consultants through exercises of 359,798 options in exchange for 359,798 common shares.

During the year ended September 30, 2014, the Company recognized stock-based compensation expense totaling $2,094,970, of which $14,500 was recognized through the issuance of 2,500 common shares to the Company's Chief Financial Officer, $998,917 was recognized through the vesting of 626,633 common stock options, and $1,081,553 from the amortization of prepaid consulting fees compensated through the granting of 575,000 options. During the year ended September 30, 2013, the Company recognized stock-based compensation expense totaling $2,242,606, of which $1,349,809 was recognized through the vesting of 583,240 common stock options, $489,726 was recognized as additional compensation on the modification of 1,713,433 previously granted options, and $403,071 from the amortization of prepaid consulting fees compensated through the granting of 575,000 options.

F-22

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of outstanding stock warrants and options is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding – September 30, 2012	5,532,660	$7.50
Granted	2,552,041	$4.30
Exercised	(323,505)	$(4.10)
Cancelled	(2,790,701)	$(9.30)
Outstanding – September 30, 2013	4,970,495	$4.80
Granted	215,000	$5.80
Exercised	(679,095)	$(3.60)
Cancelled	(522,500)	$(5.50)
Outstanding – September 30, 2014	3,983,900	$4.70

Of the 3,983,900 options and warrants outstanding, 3,833,900 are fully vested and currently available for exercise.

16. Commitments and Contingency

Operating Leases

The Company leases office space in Encinitas, California; Rogers, Arkansas; Jersey City, New Jersey; and Boise, Idaho. The Encinitas office is leased for a term that expired on June 30, 2014. The Rogers office is leased for a term of five years, effective January 1, 2012. The Company’s month-to-month Boise office space lease was terminated effective April 30, 2014, and a new 38-month Boise office space lease was signed in April 2014 effective on May 1, 2014.  The Jersey City office lease expires on June 30, 2016 and the Company has the option to extend the term for an additional five years. In addition to paying rent, the Company is also required to pay its pro rata share of the property’s operating expenses.  Rent expense for the year ended September 30, 2014 and 2013 was $216,811 and $217,817, respectively. Minimum future rental payments under non-cancellable operating leases with terms in excess of one year as of September 30, 2014 for the next five years and in the aggregate are:

2015	$192,983
2016	163,064
2017	31,215
2018	-
2019	-
$387,262

Employment Agreements

The Company entered into a Separation and General Release Agreement (the “Separation Agreement”) with James Orsini, its former Chief Executive Officer, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities, effective September 19, 2014. Pursuant to the terms of the Separation Agreement and in accordance with the terms of his employment agreement, the Company will pay to Mr. Orsini, one year of his base salary, accrued but unused vacation time and will provide continued medical coverage for a period of one year. In addition, the Company will reimburse Mr. Orsini for $10,000 for his attorneys’ fees in connection with his Separation Agreement. In exchange for these payments, and other provisions, Mr. Orsini agreed to a general release in favor of the Company. The Separation Agreement became effective September 19, 2014.

F-23

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Effective November 1, 2013, Kurt Streams serves as our Chief Financial Officer. Pursuant to our employment agreement with Mr. Streams dated October 18, 2013; we will pay Mr. Streams an annual salary of $200,000. Our agreement with Mr. Streams also calls for successive one-year renewals unless either party elects against renewal. Mr. Streams can also receive discretionary cash bonuses. We also agreed to grant Mr. Streams 2,500 shares of our common stock under our 2009 Employee and Consultant Stock Plan, subject to the following restriction: all of such shares shall be forfeited to us if Mr. Streams’ employment with us ceases for any reason; provided, that such restriction and risk of forfeiture shall cliff-lapse on the 180th day after his start date at the Company. We also agreed to grant Mr. Streams stock options under our 2010 Stock Option Plan to purchase 75,000 shares of our common stock at a strike price equal to the closing price of the Company’s stock on October 31, 2013 of $6.20, with the scheduled expiration date of the stock options to be November 1, 2018. The stock options shall vest annually in equal installments of 25,000 over a three year period commencing on November 1, 2014.  As contemplated by our agreement with Mr. Streams, we awarded such shares and granted such stock options to Mr. Streams with an effective date of November 1, 2013.

Litigation

On December 16, 2013, the Company was named as the Nominal Defendant in the action titled: Amanda McVety v. Anthony Macaluso et al., 13 Civ. 8877 (AKH), which was filed in the United States District Court for the Southern District of New York.   The Plaintiff, derivatively on behalf of the Company, seeks to disgorge approximately $ 1.7 million in equity securities trading profits purportedly realized by Defendant, Anthony Macaluso, the Company’s former CEO, in violation of Section 16(B) of the Securities Exchange Act of 1934.   If Plaintiff is successful, the Company could be awarded as much as $1.7 million less Plaintiff’s attorneys’ fees.   The Company filed its Answer in response to Plaintiff’s Complaint on April 4, 2014. Defendant Macaluso filed his answer in response to Plaintiff’s Complaint on May 30, 2014. On July 24, 2014, Plaintiff filed an Agreed Order of Dismissal Without Prejudice to be “So Ordered” by the Court.

17. Subsequent Events

Management has evaluated the need for disclosures and/or adjustments resulting from subsequent events through November 25, 2014, the date the financial statements were available for issuance.

On October 3, 2014 we entered into a Revenue Sharing and Note Purchase Agreement (the “Fortress Agreement”) by and among SITO Mobile Solutions, Inc., our wholly-owned subsidiary (“Licensee”), SITO Mobile R&D IP, LLC, our wholly-owned subsidiary, Fortress Credit Co LLC, as collateral agent (the “Collateral Agent”), and CF DB EZ LLC (the “Revenue Participant”) and the Fortress Credit Co LLC (the “Note Purchaser” and together with the Revenue Participant, the “Investors”) that executed the Agreement.

Pursuant to the Fortress Agreement, we issued and sold senior secured notes with an aggregate original principal amount of $10,000,000 and issued, pursuant to a Subscription Agreement, 261,954 new shares of common stock to Fortress at $3.817 per share (which represents the trailing 30-day average closing price) for an aggregate amount of $1,000,000. After deducting original issue discount of 10% on the Notes and a structuring fee, we received $9,850,000 before paying legal and due diligence expenses.

The original principal amount of the Note shall bear interest at a rate equal to LIBOR plus 9% per annum. Such interest shall be paid in cash except that 2% per annum of the interest shall be paid-in-kind, by increasing the principal amount of the Notes by the amount of such interest. The term of the Note is 42 months and we must make, beginning in October 2015, monthly amortization payments on the Notes, each in a principal amount equal to $333,334 until the Note is paid in full. We shall also apply 85% of Monetization Revenues (as defined in the Agreement) from the Company’s patents to the payment of accrued and unpaid interest on, and then to repay outstanding principal (at par) of, the Note until all amounts due with respect to the Note have been paid in full. After the repayment of the Note, in addition to the interest, we shall pay the Revenue Participant up to 50% of Monetization Revenues totaling (i) $5,000,000, if paid in full prior to March 31, 2018 and (ii) $7,500,000 thereafter. We must also pay $350,000 to Fortress upon repayment of the Notes.

We may prepay the Note in whole or in part, without penalty or premium, except that any optional prepayments of the Note prior to the first anniversary of the issuance of the Note shall be accompanied by a prepayment premium equal to 5% of the principal amount prepaid

The Fortress Agreement contains certain standard events of default. We granted to Fortress Credit Co LLC, for the benefit of the Investors, a non-exclusive, royalty free, license (including the right to grant sublicenses) with respect to the our patents, which shall be evidenced by, and reflected in, the Patent License Agreement. Fortress Credit Co LLC and the Investors agree that such license shall only be used following an event of default, as defined in the Fortress Agreement. We granted the Investors a first priority senior security interest in all of our assets.

F-24

SITO Mobile, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The foregoing description is a summary only, does not purport to set forth the complete terms of the Subscription Agreement, the Agreement or the Notes, the Security Agreement, the Patent Security Agreement, or Patent License Agreement or any other related ancillary documents which are exhibits to the Agreement).

With the proceeds from this financing, the Company repaid all outstanding convertible notes in the aggregate principal amount of $3,708,000 and accrued interest, which eliminated the potential issuance of approximately 775,600 of the Company’s common shares upon the conversion of the convertible notes.

In October 2014, the Company changed the name of its subsidiaries Single Touch Interactive, Inc. to SITO Mobile Solutions, Inc. and Single Touch Interactive R&D IP, LLC to SITO Mobile Solutions R&D IP, LLC.

On October 10, 2014, the Company and AT&T Services, Inc. entered into an agreement to further extend the term of the April 11, 2008 Services Agreement to December 31, 2014.

On November 10, 2014, the Company promoted Jerry Hug to CEO from Interim CEO and Mr. Hug appointed to the Board of Directors. Also on November 10, 2014, Phil Livingston was appointed as a Director and as Chairman of the Company’s Compensation Committee. The Company granted Mr. Livingston 25,000 fully vested stock options to purchase shares at $3.03 per share.

Since September 30, 2014, 100,000 warrants and 200,000 stock options have expired.

Since September 30, 2014, the Company was issued US Patent 8,825,887 "System and Method for Routing Media”, US Patent 8,862,115 "Over the Air Provisioning of Mobile Device Settings" and US Patent 8,880,031 “System of Providing Information to a Telephony Subscriber”.

In November 2014, the Company entered into a First Amendment of Lease, Expansion of Premises and Extension of Lease Term Agreement with its landlord for its Jersey City, New Jersey offices. Under terms of the agreement, the Company acquired an additional 4,045 square feet of contiguous space for four years at an annual cost of $133,485, subject an annual escalation and to extend the lease for existing space for approximately two years.

On November 21, 2014, the Board of Directors of the Company approved a compensation plan for the executive officers of the Company which provides for the payment of a cash bonus and an equity grant of performance options to the Company’s Chief Executive Officer and its Chief Financial Officer (the “Executives”). Each Executive will be eligible for an annual cash bonus, based upon net revenue, gross margins, and individual key performance indicators, set by the Compensation Committee annually (the “Target Performance”). The target bonus for the Chief Executive Officer is 50% of his base salary and for the Chief Financial Officer, the target bonus is 40% of this base salary. Eighty percent of the cash bonus shall be based upon the target net revenues and gross margins of the Company with 20% of the cash bonus based upon individual key performance indicators. Fifty percent of the target cash bonus will be paid if threshold performance of 80% of the Target Performance is achieved, 100% of the target cash bonus will be paid if the Target Performance is reached, with 150% of the cash bonus paid if 120% of the Target Performance is achieved. The equity grant component of the compensation plan provides for the grant of 105,000 performance options to purchase shares of common stock of the Company to the Chief Executive Officer and 42,000 performance options to purchase shares of common stock of the Company to the Chief Financial Officer, with the number of performance options to be received by each of the Executives based upon the achievement by the Company of certain net revenues and gross margins targets. The performance options will vest in three year increments commencing on the grant date and are exercisable at a price of $28.05.

Reverse Stock Split

On July 29, 2015, the Company filed an amendment to the Certificate of Incorporation to effect a 1-for-10 reverse split of its issued and outstanding common stock the reverse split became effective in the market on July 30, 2015. Following the reverse split, every ten shares of the Company's issued and outstanding common stock were be automatically combined and converted into one issued and outstanding share of common stock with a par value of $0.001 per share. No fractional shares are to be issued. All per share amounts in these financial statements and accompanying footnotes have been retroactively adjusted to the earliest period presented for the effect of this reverse split. The reverse split resulted in an entry re-classifying a portion of our common stock par value account to our additional paid-in capital account. The par value of our common stock remains unchanged at $0.001. This transaction had no impact on our financial position, operating cash flows and results of operations.

F-25

SITO Mobile, Ltd.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,787,249	$620,185
Accounts receivable, net - current portion	4,206,799	2,443,308
Other prepaid expenses	383,599	233,541

Total current assets	7,377,647	3,297,034

Property and equipment, net	516,357	236,706

Other assets
Accounts receivable, net	225,000	450,000
Capitalized software development costs, net	1,152,909	639,416
Intangible assets:
Patents	403,589	447,427
Patent applications cost	845,569	609,010
Software license	831,000	831,000
Goodwill	4,549,928	3,482,884
Deferred loan costs, net	107,320	-
Other assets including security deposits	83,576	113,291

Total other assets	8,198,891	6,573,028

Total assets	$16,092,895	$10,106,768

See accompanying notes.

F-26

SITO Mobile, Ltd.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2015	2014
	(Unaudited)

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,853,610	$1,651,805
Accrued expenses	656,340	501,122
Accrued compensation - related party	320,571	598,592
Deferred revenue	875,883	378,257
Current obligation under capital lease	19,997	16,661
Note payable, net - current portion	2,631,564	-
Convertible debentures - related party	-	643,973
Convertible debentures - unrelated parties	-	3,646,926

Total current liabilities	6,357,965	7,437,336

Long-term liabilities
Obligations under capital lease	7,830	12,718
Note payable, net	6,380,787	-

Total long-term liabilities	6,388,617	12,718

Total liabilities	12,746,582	7,450,054

Commitments and contingencies	-	-

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none outstanding	-	-
Common stock, $.001 par value; 300,000,000 shares authorized, 15,721,220 shares issued and outstanding as of June 30, 2015 and 15,072,864 shares issued and outstanding as of September 30, 2014	15,721	15,073
Additional paid-in capital	139,652,245	137,051,172
Accumulated deficit	(136,321,653)	(134,409,531)

Total stockholders' equity	3,346,313	2,656,714

Total liabilities and stockholders' equity	$16,092,895	$10,106,768

See accompanying notes.

F-27

SITO Mobile, Ltd.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue
Wireless applications	$1,387,313	$1,940,147	$5,816,395	$5,844,468
Licensing and royalties	139,535	71,918	408,120	821,918
Media placement	2,154,030	131,500	5,070,619	201,500
Total Revenue	3,680,878	2,143,565	11,295,134	6,867,886

Cost of Revenue	1,444,804	911,973	4,844,832	2,736,542

Gross Profit	2,236,074	1,231,592	6,450,302	4,131,344

Operating Expenses
General and administrative (including stock based compensation)	1,458,665	1,416,961	3,984,537	5,479,261
Sales and marketing (including stock based compensation)	1,267,718	311,648	2,880,210	777,293
Depreciation and amortization	77,361	57,668	210,639	170,736
Research and development	15,491	12,601	35,225	48,326

	2,819,235	1,798,878	7,110,611	6,475,616

Loss from operations	(583,161)	(567,286)	(660,309)	(2,344,272)

Other Income (Expenses)
Interest income	-	-	54,323	-
Interest expense	(454,199)	(185,274)	(1,306,136)	(569,097)

Net loss before income taxes	(1,037,360)	(752,560)	(1,912,122)	(2,913,369)

Provision for income taxes	-	-	-	-

Net loss	$(1,037,360)	$(752,560)	$(1,912,122)	$(2,913,369)

Basic and diluted loss per share	$(0.07)	$(0.05)	$(0.12)	$(0.21)

Weighted average shares outstanding	15,404,817	14,272,863	15,365,638	14,210,108

Stock-based compensation expense

General and administrative	$124,491	$340,372	$424,071	$1,448,762
Sales and marketing	22,808	-	54,008	-
Total	$147,299	$340,372	$478,079	$1,448,762

See accompanying notes.

F-28

SITO Mobile, Ltd.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE NINE MONTHS ENDED JUNE 30, 2015 AND FOR THE YEAR ENDED SEPTEMBER 30, 2014

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - September 30, 2013 (1)	13,722,024	$13,721	$131,009,660	$(129,899,017)	$1,124,364

Shares issued on exercise of stock options	374,596	375	1,687,076	-	1,687,451
Shares issued on exercise of stock warrants	202,650	203	213,254	-	213,457
Shares issued in debt conversions	10,000	10	49,990	-	50,000
Shares issue for officer compensation	2,500	3	14,497	-	14,500
Compensation recognized on option and warrant grants	-	-	998,917	-	998,917
Purchase of common shares presented for retirement	(38,906)	(39)	(201,422)	-	(201,461)
Shares issued in the acquisition of DoubleVision	800,000	800	3,279,200	-	3,280,000
Net loss for the year ended September 30, 2014	-	-	-	(4,510,514)	(4,510,514)

Balance - September 30, 2014 (1)	15,072,864	15,073	137,051,172	(134,409,531)	2,656,714

Shares issued on exercise of stock warrants	20,000	20	49,980	-	50,000
Shares issued for payment of services	70,000	70	209,930	-	210,000
Sale of shares for cash	261,954	262	999,738	-	1,000,000
Additional shares issued in acquisition of DoubleVision	296,402	296	1,066,748	-	1,067,044
Compensation recognized on option and warrant grants	-	-	274,677	-	274,677
Net loss for the nine months ended June 30, 2015	-	-	-	(1,912,122)	(1,912,122)

Balance - June 30, 2015 (Unaudited) (1)	15,721,220	$15,721	$139,652,245	$(136,321,653)	$3,346,313

See accompanying notes.

(1)	Amounts are retroactively restated to reflect the reverse stock split.

F-29

SITO Mobile, Ltd.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	June 30,
	2015	2014

Cash Flows from Operating Activities
Net loss	$(1,912,122)	$(2,913,369)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	87,673	70,072
Amortization expense - software development costs	449,959	283,199
Amortization expense - patents	125,917	100,665
Amortization expense - discount of convertible debt	421,862	288,379
Amortization expense - deferred costs	36,864	-
Provision for bad debt	5,500	-
Stock based compensation	478,079	1,448,762
Changes in operating assets and liabilities:
(Increase) in accounts receivable, net	(1,543,991)	(705,382)
(Increase) in prepaid expenses	(121,605)	(82,098)
(Increase) decrease in other assets	29,715	(48,484)
Increase in accounts payable	210,805	146,093
Increase (decrease) in accrued expenses	(153,658)	709,846
Increase in deferred revenue	497,626	303,082
Increase (decrease) in accrued interest	(342,410)	153,453

Net cash used in operating activities	(1,729,786)	(245,782)

Cash Flows from Investing Activities
Patents and patent applications costs	(318,638)	(259,450)
Purchase of property and equipment	(354,164)	(62,683)
Capitalized software development costs	(963,452)	(290,110)

Net cash used in investing activities	$(1,636,254)	$(612,243)

See accompanying notes.

F-30

SITO Mobile, Ltd.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	June 30,
	2015	2014
Cash Flows from Financing Activities
Proceeds from issuance of common stock	$1,050,000	$1,900,907
Purchase of Company's common stock	-	(201,461)
Proceeds from issuance of note payable	8,205,816	-
Principal reduction on obligation under capital lease	(14,712)	(12,215)
Principal reduction on convertible debt	(3,708,000)	-

Net cash provided by financing activities	5,533,104	1,687,231

Net increase in cash and cash equivalents	2,167,064	829,206

Cash and cash equivalents - Beginning balance	620,185	1,146,995

Cash and cash equivalents - Ending balance	$2,787,249	$1,976,201

Supplemental Information:

Interest expense paid	$1,117,758	$127,264
Income taxes paid	$-	$-

Non-cash investing and financing activities:

For the nine months ended June 30, 2015

During the nine months ended June 30, 2015, the Company issued 35,000 shares of its common stock at $3.40 per share for an aggregate amount of $119,000, in exchange for consulting services.

During the nine months ended June 30, 2015, the Company issued 35,000 shares of its common stock at $2.60 per share for an aggregate amount of $91,000, in exchange for consulting services.

During the nine months ended June 30, 2015, the Company issued 261,954 shares of its common stock to Fortress Credit Co LLC at $3.817 per share for an aggregate amount of $1,000,000.

On October 21, 2014 the Company entered into a capital lease agreement to purchase a copy machine in the amount of $13,160 payable over a 48 month term.

During the nine months ended June 30, 2015, the Company issued 296,402 of its common stock at $3.60 per share for an aggregate amount of $1,067,044 in connection with the acquisition of DoubleVision Networks Inc. ("DoubleVision") that represents a noncash increase in goodwill. Under the terms of the Purchase and Sale Agreement, the earn-out provision could cause the Company to issue additional shares of the Company’s common stock to the former DoubleVision shareholders if the Company’s media placement revenues for the twelve-month period from August 1, 2014 to July 31, 2015 are at least $3,000,000, subject to certain conditions such as receipt of customer payments and achievement of a gross margin threshold.

During the nine months ended June 30, 2015, the Company recognized stock-based compensation expense totaling $478,079, of which $91,000 was for payment of consulting services, $305,532 was recognized through the vesting of 160,986 common stock options, and $81,547 from the amortization of prepaid consulting fees compensated through the granting of 575,000 options.

For the nine months ended June 30, 2014

During the nine months ended June 30, 2014, the Company issued 14,799 shares of its common stock through cashless exercises of 116,648 stock options granted to employees.

During the nine months ended June 30, 2014, debt totaling $50,000 was converted into 10,000 shares of the Company's common stock.

See accompanying notes.

F-31

SITO Mobile, Ltd.

Notes to Condensed Consolidated Unaudited Financial Statements

1.	Organization, History and Business

SITO Mobile, Ltd. (“the Company”) was incorporated in Delaware on May 31, 2000, under its original name, Hosting Site Network, Inc. On May 12, 2008, the Company changed its name to Single Touch Systems, Inc. and on September 26, 2014, it changed its name to SITO Mobile, Ltd.

The Company provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales.

2.	Summary of Significant Accounting Policies

Interim Financial Statements

These unaudited condensed consolidated financial statements as of and for the nine (9) and three (3) months ended June 30, 2015 and 2014, respectively, reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the accounting principles generally accepted in the United States of America.

These interim unaudited condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the years ended September 30, 2014 and 2013, respectively, which are included in the Company’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on December 2, 2014. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited consolidated financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the nine (9) and three (3) months ended June 30, 2015 are not necessarily indicative of results for the entire year ending September 30, 2015.

Reclassification

Certain reclassifications have been made to conform the 2014 amounts to the 2015 classifications for comparative purposes.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of SITO Mobile, Ltd. and it’s wholly-owned subsidiaries, SITO Mobile Solutions Inc., SITO Mobile R&D IP, LLC, and DoubleVision Networks Inc. (“DoubleVision”). Intercompany transactions and balances have been eliminated in consolidation.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted loss per share has not been presented since the effect of the assumed conversion of warrants and debt to purchase common shares would have an anti-dilutive effect. Potential common shares as of June 30, 2015 that have been excluded from the computation of diluted net loss per share amounted to 3,259,086 shares and include 1,188,950 warrants and 2,070,136 options. Potential common shares as of June 30, 2014 that have been excluded from the computation of diluted net loss per share amounted to 5,209,500 shares and included 1,348,950 warrants, 3,084,950 options, and $3,878,000 of debt and accrued interest convertible into 775,600 shares of the Company’s common stock.

Concentrations of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Of the Company’s revenue earned during the nine months ended June 30, 2015, approximately 50% was generated from contracts with six customers covered under the Company’s agreements with AT&T. Of the Company’s revenue earned during the nine months ended June 30, 2014, approximately 84% was generated from contracts with eight customers covered under the Company’s master services agreement with AT&T.

The Company’s accounts receivable are typically unsecured and are derived from U.S. customers in different industries. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. Historically, such losses have been within management’s expectations. As of June 30, 2015 and 2014, two customers accounted for 44% and 93%, respectively, of the Company’s net accounts receivable balance, respectively.

F-32

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09 (“ASU 2014-09”), “Revenue from Contracts with Customers”. The objective of ASU 2014-19 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry-specific guidance. The core principle of ASU 2014-09 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2016 for public companies. Early adoption is not permitted. The standard permits the use of either a retrospective or modified retrospective (cumulative effect) transition method. The Company is currently evaluating the new guidance and has not determined the impact this standard may have on its consolidated financial statements nor decided upon the method of adoption.

In June 2014, the FASB issued new guidance on transfers and servicing ASU 2014-11, Transfers and Servicing (Topic 860): Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosure), effective prospectively for fiscal years beginning after December 15, 2014 and interim periods within those years. The new guidance requires that repurchase-to-maturity transactions and repurchase financing arrangements be accounted for as secured borrowings and provides for enhanced disclosures, including the nature of collateral pledged and the time to maturity. Certain interim period disclosures for repurchase agreements and securities lending transactions are not required until the second quarter of 2015. The adoption of this new guidance will not have a material impact on the Company’s consolidated financial statements.

In June 2014, the FASB has issued ASU No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The Company has not yet determined the effect of the adoption of this standard and it is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In August 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2014-15, (“ASU 2014-15”), “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. ASU 2014-15 requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. ASU 2014-15 applies to all entities and is effective for annual and interim reporting periods ending after December 15, 2016, with early adoption permitted. The Company does not expect that the adoption of this standard will have a material effect on its consolidated financial statements.

In February 2015, the FASB issued new guidance to improve consolidation guidance for legal entities (Accounting Standards Update (“ASU”) 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis), effective for fiscal years beginning after December 15, 2015 and interim periods within those years and early adoption is permitted. The new standard is intended to improve targeted areas of the consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures. The amendments in the ASU affect the consolidation evaluation for reporting organizations. In addition, the amendments in this ASU simplify and improve current GAAP by reducing the number of consolidation models. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

In April 2015, the FASB issued ASU 2015-03, “Imputation of Interest – Simplifying the Presentation of Debt Issuance Costs.” This guidance requires that the debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the debt liability, consistent with the presentation of a debt discount. This amendment is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted. The Company is currently evaluating the impact on its consolidated financial statements of adopting this new guidance but at this time does not expect it to have an impact on the Company’s consolidated financial statements.

F-33

3.	Accounts Receivable, net

Accounts receivable consist of the following:

	June 30,	September 30,
	2015	2014
	(unaudited)

Accounts receivable	$4,440,177	$2,901,672
Less allowance for bad debts	(8,378)	(8,364)
	4,431,799	2,893,308
Less current portion	(4,206,799)	(2,443,308)
Long-term portion	$(225,000)	$(450,000)

On November 12, 2013, the Company entered into an agreement with an unrelated third party regarding its usage since October 2010 of certain Company patented intellectual property. Under the agreement, the Company receives a total of $750,000 and granted extended payment terms that consist of a $100,000 payment received in November 2013, a $200,000 payment received in November 2014, a $225,000 payment to be received in November 2015 and a $225,000 payment to be received in November 2016. The Company has no obligations under the agreement.

4.	Property and Equipment, net

The following is a summary of property and equipment:

	June 30,	September 30,
	2015	2014
	(unaudited)

Equipment and computer hardware	$684,880	$46,371
Office furniture	174,844	135,701
Leasehold Improvements	123,572	-
Equipment held under capital lease	66,272	53,112
	1,049,568	1,090,833
Less: accumulated depreciation	(533,211)	(854,127)
	$516,357	$236,706

Depreciation expense for the three and nine months ended June 30, 2015 was $36,666 and $87,673, respectively.

Depreciation expense for the three and nine months ended June 30, 2014 was $24,114 and $70,072, respectively.

F-34

5.	Capitalized Software Development Costs, net

The following is a summary of capitalized software development costs:

	June 30,	September 30,
	2015	2014
	(unaudited)

Beginning balance	$639,416	$343,575
Additions	963,452	712,450
Amortization	(449,959)	(416,609)
Ending balance	$1,152,909	$639,416

Amortization expense for the three and nine months ended June 30, 2015 was $176,704 and $449,959, respectively. Amortization expense for the three and nine months ended June 30, 2014 was $94,418 and $283,199, respectively. As of June 30, 2015, amortization expense for the remaining estimated lives of these costs is as follows:

Year Ending June 30,

2016	$486,149
2017	411,239
2018	255,521

$1,152,909

F-35

6.	Intangible Assets

Patents

The following is a summary of capitalized patent costs:

	June 30,	September 30,
	2015	2014
	(unaudited)

Patent costs	$1,218,043	$1,135,964
Amortization	(814,454)	(688,537)
	$403,589	$447,427

Amortization expenses for the three and nine months ended June 30, 2015 was $43,645 and $125,917, respectively. Amortization expenses for the three and nine months ended June 30, 2014 was $33,555 and $100,665, respectively.

A schedule of amortization expense over the estimated remaining lives of the patents is as follows:

Year Ending June 30,

2016	$174,006
2017	123,476
2018	30,556
2019	23,235
2020	21,971
Remainder	30,345
$403,589

Software license

On March 30, 2012, the Company acquired an exclusive perpetual license to utilize the “Anywhere” software and related source code from Soap Box Mobile, Inc. (“Soapbox”), a company in which the Company’s Executive Chairman at the time owned a majority preferred interest of the license grant. The Company paid $785,000 in cash and 20,000 shares of Company common stock for the exclusive perpetual license, of which the former Executive Chairman received $755,000 under terms of a November 27, 2012 agreement. The Company has valued the license at $831,000, which consists of the $785,000 in cash consideration and the $46,000 fair value assigned to the 20,000 shares of Company common stock. The perpetual license is a long-term asset that is not subject to amortization.

Goodwill

On July 24, 2014, the Company and DoubleVision and the shareholders of the DoubleVision entered into a Share Purchase Agreement pursuant to which the Company acquired all of the shares of DoubleVision. The Company paid $3,600,000 for DoubleVision by issuing 800,000 shares of the Company’s common stock to DoubleVision’s shareholders and paid $400,000 to one of DoubleVision’s creditors that resulted in the Company recognizing $3,482,884 in goodwill. The Share Purchase Agreement has an earn-out provision that could cause the Company to issue additional shares of the Company’s common stock equal to $1,000,000 (valued at the average closing price for the ninety days ending July 31, 2015) as additional purchase price consideration if the Company’s media placement revenues for the twelve-month period from August 1, 2014 to July 31, 2015 are at least $3,000,000, subject to certain conditions such as receipt of customer payments and achievement of a gross margin threshold.  In anticipation of achieving the earn-out provision, the Company accrued $1,000,000 in purchase price payable and increased goodwill to $4,482,884 as of March 31, 2015. During the quarter ended June 30, 2015, the Company issued 296,402 of its common stock at $3.60 per share for an aggregate amount of $1,067,044 in satisfaction of the purchase price payable and increased goodwill of $67,044.

F-36

7.	Accrued Expenses

The following is a summary of accrued expenses:

	June 30,	September 30,
	2015	2014
	(unaudited)

Accrued applications costs	$190,761	$171,732
Accrued payroll and related expenses - unrelated parties	229,489	125,910
Accrued professional fees	235,290	202,680
Other accrued expenses	800	800
	$656,340	$501,122

8.	Capital Leases

The Company leases various office equipment under multiple capital leases that expire in 2016 and 2018. The equipment has a cost of $66,272.

Minimum future lease payments under the capital leases at June 30, 2015 for each of the next four years and in the aggregate are as follows:

Year Ending June 30,

2016	$20,888
2017	3,790
2018	3,790
2019	947
Total minimum lease payments	29,415
Less amount representing interest	(1,588)
Present value of net minimum lease payments	$27,827

The effective interest rate charged on the capital leases range from approximately 2.25% to 7.428% per annum. The leases provide for a $1 purchase option. Interest charged to operations for the three and nine months ended June 30, 2015 was $310 and $953, respectively. Interest charged to operations for the three and nine months ended June 30, 2014 was $182 and $606, respectively. Depreciation charged to operations for the three and nine months ended June 30, 2015 was $3,314 and $9,793, respectively. Depreciation charged to operation for the three and nine months ended June 31, 2014 was $2,656 and $7,967, respectively.

9.	Income Taxes

As of June 30, 2015, the Company has a net operating loss carryover of approximately $38,500,000 available to offset future income for income tax reporting purposes, which will expire in various years through 2034, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382. We adopted the provisions of ASC 740-10-50. We had no material unrecognized income tax assets or liabilities for the nine months ended June 30, 2015 or for the nine months ended June 30, 2014.

Our policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the three and nine months ended June 30, 2015 and 2014, there were no federal income tax, or related interest and penalty items in the income statement, or liability on the balance sheet. We file income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is no longer subject to U.S. federal income tax examinations by tax authorities for years ending on or before September 30, 2011 or California state income tax examination by tax authorities for years ending on or before September 30, 2010. We are not currently involved in any income tax examinations.

F-37

10.	Convertible Debentures

	June 30,	September 30,
	2015	2014
	(unaudited)
Notes Payable:
Convertible term note (a)	$-	$1,700,000
Convertible term note (b)	-	275,000
Convertible term note (c)	-	1,030,000
Convertible term note (d)	-	255,000
Convertible term note (e)	-	448,000
Principal balance	-	3,708,000
Accrued Interest	-	582,899
	-	4,290,899
Less: discount on debt	-	-
	-	4,290,899
Less: current portion	-	(4,290,899)
Long term debt	$-	$-

a)	In November and December 2011, the Company entered into convertible term notes bearing interest at 10% per annum with a maturity date of August 31, 2014 and issued warrants to purchase 360,000 shares of the Company’s common stock at $2.50 per share that expires on September 7, 2015. The notes provided for conversion of the outstanding principal and the first year’s accrued interest, in the amount of $170,000, into shares of common stock at a conversion price of $5.00 per share at the option of the holders, In October 2014, the Company repaid the notes in full with a cash payment.

b)	On September 7, 2012, the Company entered into convertible term notes bearing interest at 10% per annum, payable semi-annually, with principal having a maturity date of September 7, 2014 and issued warrants to purchase 55,000 shares of the Company’s common stock at $2.50 per share that expires on September 17, 2015. The notes provided for conversion of the outstanding principal into shares of common stock at a conversion price of $5.00 per share at the option of the holders. In October 2014, the Company repaid the notes in full with a cash payment.

F-38

d)	On September 28, 2012, the Company entered into convertible term notes bearing interest at 10% per annum, payable semi-annually, with principal having a maturity date of September 28, 2014 and issued warrants to purchase 51,000 shares of the Company’s common stock at $2.50 per share that expires on September 28, 2015. The notes provided for conversion of the outstanding principal into shares of common stock at a conversion price of $5.00 per share at the option of the holders. In October 2014, the Company repaid the notes in full with a cash payment.

e)

On October 5, 2012, the Company entered into convertible term notes bearing interest at 10% per annum, payable semi-annually, with principal having a maturity date of October 5, 2014 and issued warrants to purchase 89,600 shares of the Company’s common stock at $2.50 per share that expires on October 5, 2015. The notes provided for conversion of the outstanding principal into shares of common stock at a conversion price of $5.00 per share at the option of the holders. In October 2014, the Company repaid the notes in full with a cash payment.

In connection with the 2012 private offering of convertible term notes, the Company incurred offering costs totaling $424,843 including the fair value of warrants issued to the Placement Agent to purchase 47,992 shares of the Company’s common stock at a purchase price of $3.04 per share. The value of the warrants of $166,319 was calculated using the Binomial Option model with a risk-free interest rates ranging from 0.31% to 0.34%, volatility ranging from 94.17% to 95.23%, and trading prices ranging from $2.80 to $3.30 per share. The $424,843 was amortized over the two-year term of the related debt using the effective interest method.

The convertible term notes were recorded net of discounts that include the relative fair value of the warrants, the notes’ beneficial conversion features, and the above indicated loan fee, all totaling $1,530,415. The discounts were amortized to interest expense over the term of the various notes using the effective interest method.  The initial value of the warrants of $1,124,773 issued to investors was calculated using the Binomial Option model with a risk-free interest rates ranging from 0.31% to 0.43%, volatility ranging from 94.17% to 103.00%, and trading prices ranging from $2.20 to $3.50 per share. The beneficial conversion feature of $51,516 was calculated using trading prices ranging from $2.60 to $3.50 per share and an effective conversion price of $3.22 per share.

Interest expense on the convertible term notes for the three and nine months ended June 30, 2015 was $0 and $1,950, respectively. Amortization of the discounts for the three and nine months ended June 30, 2015 totaled $0 and $0, respectively, which was charged to interest expense. Interest expense on the convertible term notes for the three and nine months ended June 30, 2014 was $92,935 and $280,112, respectively. Amortization of the discounts for the three and nine months ended June 30, 2014 was $92,157 and $288,379, respectively.

11.	Note Payable, net

	June 30, 2015	September 30, 2014
	(unaudited)
Notes Payable, net:
Principal outstanding	$10,000,000	$-
Accrued Interest	151,003	-
Accrued Termination Fee	89,486
	10,240,489	-
Less: discount on note payable	(1,228,138)	-
	9,012,351	-
Less: current portion, net	(2,631,564)	-
Long-term portion, net	$6,380,787	$-

F-39

On October 3, 2014 (the “Effective Date”), the Company and its wholly owned subsidiaries, , SITO Mobile Solutions Inc., SITO Mobile R&D IP, LLC, entered into a Revenue Sharing and Note Purchase Agreement (the “Agreement”) with Fortress Credit Co LLC, as collateral agent (the “Collateral Agent”), and CF DB EZ LLC (the “Revenue Participant”) and the Fortress Credit Co LLC (the “Note Purchaser” and together with the Revenue Participant, the “Investors”).

On the Effective Date, the Company issued and sold a senior secured note (the “Note”) with an aggregate original principal amount of $10,000,000 (the “Original Principal Amount”) and issued, pursuant to a Subscription Agreement, 261,954 new shares of common stock to Fortress at $3.817 per share (which represents the trailing 30-day average closing price) for an aggregate amount of $1,000,000. After deducting original issue discount of 10% on the Notes and a structuring fee to the Investors, the Company received $8,850,000 before paying legal and due diligence expenses.

The principal amount of the Note bears interest at a rate equal to LIBOR plus 9% per annum. Such interest is payable in cash except that 2% per annum of the interest shall be paid-in-kind, by increasing the principal amount of the Notes by the amount of such interest. The term of the Notes is 42 months and the Company must make, beginning in October 2015, monthly amortization payments on the Notes, each in a principal amount equal to $333,334 until the Note is paid in full. The Company shall also apply 85% of Monetization Revenues (as defined in the Agreement) from the Company’s patents to the payment of accrued and unpaid interest on, and then to repay outstanding principal (at par) of, the Notes until all amounts due with respect to the Notes has been paid in full. After the repayment of the Notes, in addition to the interest, the Company shall pay the Revenue Participants up to 50% of Monetization Revenues totaling (i) $5,000,000, if paid in full prior to March 31, 2018 and (ii) $7,500,000 thereafter (the “Revenue Stream”). The Company must also pay $350,000 to the Note Purchasers upon repayment of the Notes.

The Company may prepay the Notes in whole or in part, without penalty or premium, except that any optional prepayments of the Notes prior to the first anniversary of the Effective Date shall be accompanied by a prepayment premium equal to 5% of the principal amount prepaid.

The Agreement contains certain standard Events of Default. The Company granted to the Collateral Agent, for the benefit of the Secured Parties, a non-exclusive, royalty free, license (including the right to grant sublicenses) with respect to the Patents, which shall be evidenced by, and reflected in, the Patent License Agreement. The Collateral Agent and the Investors agree that the Collateral Agent shall only use such license following an Event of Default. Pursuant to the Security Agreement, the Company granted the Investors a first priority senior security interest in all of the Company’s assets. The Company and the Investors assigned a value of $500,000 to the revenue sharing terms of the Agreement and in accordance with ASC 470-10-25 “Debt Recognition”, the Company recognized $500,000 as deferred revenue and a discount on the Note that is amortized over the 42-month term of the Note using the effective interest method. For the three and nine months ended June 30, 2015, the Company recognized $46,238 and $127,837, respectively in licensing revenue and interest expense from amortization of the deferred revenue.

F-40

Interest expense on the Note for the three and nine months ended June 30, 2015 was $255,734 and $755,019, respectively. Amortization of the discounts for the three and nine months ended June 30, 2015 totaled $152,586 and $421,862, respectively, which was charged to interest expense. Accrual of termination fees for the three and nine months ended June 30, 2015 was $32,367 and $89,486, respectively, which was charged to interest expense. There were no accruals of termination fees for the three and nine months ended June 30, 2014.

12.	Stock Based Compensation

During the nine months ended June 30, 2015, the Company recognized stock-based compensation expense totaling $478,079, of which $91,000 was for payment of consulting services through the issuance of 35,000 common shares, $305,532 was recognized through the vesting of 160,986 common stock options, and $81,547 from the amortization of prepaid consulting fees compensated through the granting of 575,000 options (See Note 15).

During the nine months ended June 30, 2014, the Company recognized stock-based compensation expense totaling $1,448,762, of which $14,500 was recognized through the issuance of 2,500 common shares to the Company’s Chief Financial Officer, $625,320 was recognized through the vesting of 335,000 common stock options and $808,942 from the amortization of prepaid consulting fees compensated through the granting of 575,000 options.

13.	Related Party Transactions

Effective December 13, 2013, the former Executive Chairman’s employment under the employment agreement by and between the Company and the former Executive Chairman, or otherwise, was terminated. Pursuant to a Separation Agreement and General Release dated April 9, 2014, the former Executive Chairman resigned from the Board of Directors. For the nine months ended June 30, 2015, the Company paid $100,851 representing the remaining severance obligation costs under the Separation Agreement and General Release.

On April 21, 2014 (the “Effective Date”), SITO Mobile R&D IP, LLC, the Company’s wholly-owned subsidiary, through a joint venture arrangement organized as a limited liability company (the “JV”) with Personalized Media Communications, LLC (“PMC”), entered into a Joint Licensing Program Agreement (the “Agreement”) with a national broadcasting entity (“Licensee”) pursuant to which the JV granted the Licensee a term-limited license ( the “License”) to all patents licensable b the JV (“Patents”), including an exclusive license to assert the Patents against certain infringing parties in the media distribution industry. In exchange for the License, the Licensee agreed to pay an annual fee of $1,250,000 for a minimum of three years (“Annual Fee”). Commencing three years from the Effective Date, the Licensee may each year, at its sole option, pay a $1,250,000 license fee to renew the License for every year for four additional years. Once the Licensee has paid a total of $8,750,000 in license fees, either in one lump sum or after paying $1,250,000 annually for seven years, the License is deemed to be perpetual. For Patents infringement actions provided for under the License, the Licensee will pay 20% of the gross proceeds from settlements received less any Annual Fee amounts paid and litigation costs incurred (“Share of Proceeds”). SITO Mobile R&D IP, LLC and its joint venture partner will serve as co-plaintiffs with the Licensee in infringement actions under the License and the Licensee will be responsible for any out-of-pocket costs of the JV associated with being a co-plaintiff in supporting Licensee in such litigation, including attorneys’ fees. The Licensee will pay the Annual Fee and any Share of Proceeds to the JV. Proceeds received by the JV are shared by SITO Mobile R&D IP, LLC and PMC on a 30% and 70% basis, respectively. In the event that the Licensee does not assert any infringement actions under its rights in the License within five years of the Effective Date, the JV may, at its sole option, choose to terminate Licensee’s exclusive right to assert infringement claims with no reduction or adjustment to the Annual Fee. For the three and nine months ended June 30, 2015, the Company amortized $93,297 and $280,283 in revenue and as of June 30, 2015 has $303,279 in deferred revenue under the Licensing Agreement.

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The Company entered into a Separation and General Release Agreement (the “Separation Agreement”) with its former Chief Executive Officer, James Orsini, which confirmed his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities, effective September 19, 2014. Pursuant to the terms of the Separation Agreement and in accordance with the terms of his employment agreement, the Company will pay to Mr. Orsini, one year of his base salary, accrued but unused vacation time and will provide continued medical coverage for a period of one year. In addition, the Company reimbursed Mr. Orsini $10,000 for his attorneys’ fees in connection with his Separation Agreement. In exchange for these payments, and other provisions, Mr. Orsini agreed to a general release in favor of the Company. The Separation Agreement became effective September 19, 2014. For the three and nine months ended June 30, 2015, the Company paid $116,410 and $338,476 under terms of the Separation Agreement and has accrued $119,374 in remaining obligations.

On November 10, 2014, the Company granted options to a Director to purchase 25,000 of Company common stock at a purchase price of $3.03 per share expiring November 10, 2019. The 25,000 options were valued at $48,325 under the Binomial Option Model using a trading price of $2.90 per share, a risk free interest rate of 1.65%, and volatility of 102.66%. The options immediately vested upon grant and the $48,325 was fully charged to operations on the date of grant.

On November 21, 2014, the Company granted options to an employee to purchase 15,000 of Company common stock at a purchase price of $2.805 per share expiring November 21, 2019. The 15,000 options were valued at $28,230 under the Binomial Option Model using a trading price of $2.60 per share, a risk free interest rate of 1.60%, and volatility of 100.62%. The options vest in increments of 5,000 shares over a three-year period and the $28,230 is charged to operations over the vesting period of the options.

On November 21, 2014, the Company granted options to an employee to purchase 38,000 of Company common stock at a purchase price of $2.805 per share expiring November 21, 2019. The 38,000 options were valued at $71,516 under the Binomial Option Model using a trading price of $2.60 per share, a risk free interest rate of 1.60%, and volatility of 100.62%. The options vest in increments of 12,667 shares over a three-year period and the $71,516 is charged to operations over the vesting period of the options.

On November 21, 2014, the Company approved a compensation plan for the executive officers of the Company which provides for the payment of a cash bonus and an equity grant of performance options to the Company’s Chief Executive Officer and its Chief Financial Officer (the “Executives”). Each Executive is eligible for an annual cash bonus, based upon net revenue, gross margins, and individual key performance indicators, set annually by the Company’s Compensation Committee (the “Target Performance”). The target bonus for the Chief Executive Officer is 50% of his base salary and for the Chief Financial Officer, the target bonus is 40% of his base salary. Eighty percent of the cash bonus is based upon the target net revenues and gross margins of the Company with 20% of the cash bonus based upon individual key performance indicators. Fifty percent of the target cash bonus will be paid if threshold performance of 80% of the Target Performance is achieved, 100% of the target cash bonus will be paid if the Target Performance is reached, with 150% of the cash bonus paid if 120% of the Target Performance is achieved. As of March 31, 2015, the Company has accrued $84,563 in compensation expense for the potential incentive cash bonuses. The equity grant component of the compensation plan provides for the grant of 105,000 performance options to purchase shares of Company common stock to the Chief Executive Officer and 42,000 performance options to purchase shares of Company common stock to the Chief Financial Officer, with the number of performance options to be received by each of the Executives based upon the achievement by the Company of certain net revenues and gross margins targets. The performance options will vest in three year increments commencing on the grant date and are exercisable at a price of $2.805. As of June 30, 2015, the Company has accrued $30,855 in stock compensation expense for the potential incentive stock option bonuses.

F-42

On December 15, 2014 the Company granted options to 21 employees to purchase an aggregate of 43,500 shares of Company common stock at a purchase price of $2.50 per share expiring December 15, 2019. The 43,500 options were valued at $72,341 under the Binomial Option Model using a trading price of $2.30 per share, a risk free interest rate of 1.64%, and volatility of 100.54%. The options vest in increments of 14,500 shares over a three-year period and the $72,341 is charged to operations over the vesting period of the options.

On May 20, 2015 the Company granted options to a Director to purchase an aggregate of 20,000 shares of Company common stock at a purchase price of $3.318 per share expiring May 20, 2020. The 20,000 options were valued at $48,000 under the Binomial Option Model using a trading price of $3.20 per share, a risk free interest rate of 1.56%, and volatility of 103.26%. The options immediately vested upon grant and the $48,000 was fully charged to operations on the date of grant.

On May 20, 2015 the Company granted options to a Director to purchase an aggregate of 16,986 shares of Company common stock at a purchase price of $3.318 per share expiring May 20, 2020. The 16,986 options were valued at $40,767 under the Binomial Option Model using a trading price of $3.20 per share, a risk free interest rate of 1.56%, and volatility of 103.26%. The options immediately vested upon grant and the $40,767 was fully charged to operations on the date of grant.

On May 20, 2015 the Company granted options to an employee to purchase an aggregate of 2,500 shares of Company common stock at a purchase price of $3.318 per share expiring May 20, 2020. The 2,500 options were valued at $6,000 under the Binomial Option Model using a trading price of $3.20 per share, a risk free interest rate of 1.56%, and volatility of 103.26%. The options vest in increments over a three-year period and the $6,000 is charged to operations over the vesting period of the options.

14.	Fair Value

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair values because of the relatively short period of time between the origination of these instruments and their expected realization. The Company determines the fair value of obligations under capital lease, notes payable and convertible debentures based on the effective yields of similar obligations (Level 2).

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, which are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

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Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company did not identify any other assets and liabilities that are required to be presented on the consolidated balance sheets at fair value. The Company does not have any assets or liabilities measured at fair value on a recurring basis at June 30, 2015. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the nine months ended June 30, 2015.

15.	Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

During the nine months ended June 30, 2015, the Company issued 648,356 shares of common stock of which 20,000 shares were issued upon exercise of warrants for which the Company received $50,000 in gross proceeds, issued 261,954 shares for which the Company received $1,000,000 in gross proceeds, 70,000 shares for which the Company received consulting services valued at $210,000 and issued 296,402 in connection with the purchase agreement with DoubleVision Networks Inc.

During the nine months ended June 30, 2014, the Company issued 40,150 shares of its common stock of which 30,150 shares were issued upon exercise of warrants for which the Company received $75,456 in gross proceeds and 10,000 shares were issued for the conversion of debt in the amount of $50,000.

Warrants

During the nine months ended June 30, 2015, no warrants were granted, 20,000 warrants exercised to purchase 20,000 shares of the Company’s common stock at an exercise price of $2.50, and 140,000 warrants expired.

During the nine months ended June 30, 2014, three warrant holders exercised 30,150 warrants to purchase 30,150 shares of the Company common stock of which 30,000 warrants had an exercise price of $2.50 per share and 150 warrants had an exercise price of $3.04 per share.

Options

On November 10, 2014, the Company granted options to a newly appointed Director to purchase 25,000 of Company common stock at a purchase price of $3.03 per share that expires November 10, 2019. The 25,000 options were valued at $48,325 under the Binomial Option Model using a trading price of $2.90 per share, a risk free interest rate of 1.65%, and volatility of 102.66%. The options immediately vested and the $48,325 was fully charged to operations on the date of grant.

On November 21, 2014 the Company granted options to an Employee to purchase 15,000 of Company common stock at a purchase price of $2.805 per share that expire on November 21, 2019. The 15,000 options were valued at $28,230 under the Binomial Option Model using a trading price of $2.60 per share, a risk free interest rate of 1.60%, and volatility of 100.62%. The options vest in increments of 5,000 shares over a three-year period and the $28,230 is charged to operations over the vesting period of the options.

F-44

On November 21, 2014 the Company granted options to an Employee to purchase 38,000 of Company common stock at a purchase price of $2.805 per share expiring November 21, 2019. The 38,000 options were valued at $71,516 under the Binomial Option Model using a trading price of $2.60 per share, a risk free interest rate of 1.60%, and volatility of 100.62%. The options vest in increments of 12,667 shares over a three year period and the $71,516 is charged to operations over the vesting period of the options.

On December 15, 2014 the Company granted 21 employees options to purchase an aggregate of 43,500 shares of Company common stock at a purchase price of $2.50 per share expiring December 15, 2019. The 43,500 options were valued at $72,341 under the Binomial Option Model using a trading price of $2.30 per share, a risk free interest rate of 1.64%, and volatility of 100.54%. The options vest in increments of 14,500 shares over a three year period and the $72,341 is charged to operations over the vesting period of the options.

On May 20, 2015 the Company granted options to a Director to purchase an aggregate of 20,000 shares of Company common stock at a purchase price of $3.318 per share expiring May 20, 2020. The 20,000 options were valued at $48,000 under the Binomial Option Model using a trading price of $3.20 per share, a risk free interest rate of 1.56%, and volatility of 103.26%. The options immediately vested upon grant and the $48,000 was fully charged to operations on the date of grant.

On May 20, 2015 the Company granted options to a Director to purchase an aggregate of 16,986 shares of Company common stock at a purchase price of $3.318 per share expiring May 20, 2020. The 16,986 options were valued at $40,767 under the Binomial Option Model using a trading price of $3.20 per share, a risk free interest rate of 1.56%, and volatility of 103.26%. The options immediately vested upon grant and the $40,767 was fully charged to operations on the date of grant.

On May 20, 2015 the Company granted options to an employee to purchase an aggregate of 2,500 shares of Company common stock at a purchase price of $3.318 per share expiring May 20, 2020. The 2,500 options were valued at $6,000 under the Binomial Option Model using a trading price of $3.20 per share, a risk free interest rate of 1.56%, and volatility of 103.26%. The options vest in increments over a three-year period and the $6,000 is charged to operations over the vesting period of the options.

A summary of outstanding stock warrants and options is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding – September 30, 2013	4,970,495	$4.80
Granted	215,000	$5.80
Exercised	(679,095)	$(3.60)
Cancelled	(522,500)	$(5.50)
Outstanding – September 30, 2014	3,983,900	$4.80
Granted	160,986	$2.70
Exercised	(20,000)	$(2.50)
Cancelled	(865,800)	$(3.80)
Outstanding – June 30, 2015	3,259,086	$4.90

Of the 3,259,086 options and warrants outstanding, 3,110,086 are fully vested and currently available for exercise.

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16.	Commitments and Contingency

Operating Leases

The Company leases office space in Rogers, Arkansas; Jersey City, New Jersey; Boise, Idaho; and Royal Oak, Michigan. The Rogers office is leased for a term of five years, effective January 1, 2012. The Company’s Boise office space is subject to a 38-month lease that commenced on May 1, 2014. The Jersey City office lease, amended on November 6, 2014, expires on November 30, 2018 and the Company has the option to extend the term for an additional five years. In addition to paying rent, the Company is also required to pay its pro rata share of the property’s operating expenses. The Company entered into a sub-lease agreement on May 22, 2015 for an office in Michigan. The term for the office space is month to month. Rent expense for the three months ended June 30, 2015 and 2014 was $89,629 and $50,487, respectively. Rent expense for the nine months ended June 30, 2015 and 2014 was $236,474 and $163,070, respectively. Minimum future rental payments under non-cancellable operating leases with terms in excess of one year as of June 30, 2015 for the next five years and in the aggregate are:

2016	$327,119
2017	305,663
2018	256,608
2019	106,920
2020	-
$996,310

17.	DoubleVision Acquisition

On July 24, 2014, the Company acquired all of the outstanding capital stock of DoubleVision, a provider of mobile media for clients looking to place advertisements in mobile devices based on real-time data.   With this acquisition, the Company integrated DoubleVision’s ability to provide real-time advertising in its mobile media market with our product offerings.  The contractual price for the acquisition was $3,680,000 which was paid by issuing 800,000 shares of the Company’s common stock to DoubleVision’s shareholders at an agreed-upon valuation of $4.10 per share, plus a cash payment of $400,000 to one of DoubleVision’s creditors.

In addition to the initial purchase price, the agreement called for $1,000,000 in contingent consideration based on the Company achieving $3,000,000 in media placement revenue in the twelve months ended July 31, 2014.  At March 31, 2015, the Company recorded the additional $1,000,000 purchase price payable in anticipation of achieving the revenue milestone and increased goodwill to $4,482,884 as of March 31, 2015. During the quarter ended June 30, 2015, the Company has issued 296,402 of its common stock at $3.60 per share for an aggregate amount of $1,067,044 in satisfaction of the purchase price payable and increased goodwill of $67,044.

As of June 30, 2015, the allocation of the purchase price to the assets acquired and liabilities assumed on the acquisition date was as follows:

Cash and cash equivalents	$10,102
Accounts receivable	43,574
Note receivable	10,000
Machinery and equipment	21,764
Software development costs	260,524
Security deposit	6,150
Goodwill	3,482,884
Accounts payable	(154,998)
Total purchase price	$3,680,000

The following table summarizes the fair value of identifiable intangible assets acquired:

Software development costs	$260,524
Total intangible assets acquired, excluding goodwill	$260,524

The excess of the fair value of the total consideration over the estimated fair value of the net assets was recorded as goodwill, which was primarily attributable to the synergies expected from combining the technologies, including complementary products that will enhance the Company’s overall product portfolio, and the value of the workforce that became our employees following the closing of the acquisition.  The goodwill recognized is not deductible for income tax purposes.

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Pro forma Information

The following unaudited pro forma information presents the consolidated results of operation of the company as if the acquisition completed during the year ended September 30, 2014 had occurred at the beginning of the applicable annual reporting period, with pro forma adjustments to give effect to intercompany transactions to be eliminated, amortization of intangible assets, share-based compensation, and transaction costs directly associated with the acquisition:

Net revenue	$10,681,740
Net loss	(4,046,089)
Net loss per share	(0.30)
Net loss per share-diluted	(0.30)

These unaudited pro forma condensed consolidated financial results have been prepared for illustrative purposes only and do not purport to be indicative of the results of operations that actually would have resulted had the acquisition occurred on the first day of the earliest period presented, or of the future results of the consolidated entities.  The unaudited pro forma consolidated financial information does not reflect any operating efficiencies and cost savings that may be realized from the integration of the acquisition.

18.	Subsequent Events

On July 8, 2015, the Company, Hipcricket, Inc. and, solely as a guarantor of Hipcricket’s indemnity obligations, ESW Capital LLC entered into an Asset Purchase Agreement pursuant to which the Company acquired assets of Hipcricket’s mobile advertising business. The Company paid a consideration of $1,300,000 in cash and issued to Hipcricket 620,560 shares of the Company’s common stock that the parties agreed to value at $2,544,917. The Company acquired all rights in, to contracts with Hipcricket’s mobile advertising customers, customer lists and records as well as certain intellectual assets and properties used in Hipcricket’s mobile advertising business. The Company hired certain employees of Hipcricket to service the Hipcricket customers.

In July 2015, we issued 25,000 shares of our common stock for the exercise of 25,000 warrants to purchase our common stock at $2.50 per share.

On July 29, 2015, the Company filed an amendment to the Certificate of Incorporation to effect a 1-for-10 reverse split of its issued and outstanding common stock the reverse split became effective in the market on July 30, 2015. Following the reverse split, every ten shares of the Company's issued and outstanding common stock were be automatically combined and converted into one issued and outstanding share of common stock with a par value of $0.001 per share. No fractional shares are to be issued. All per share amounts in these financial statements and accompanying footnotes have been retroactively adjusted to the earliest period presented for the effect of this reverse split. The reverse split resulted in an entry re-classifying a portion of our common stock par value account to our additional paid-in capital account. The par value of our common stock remains unchanged at $0.001. This transaction had no impact on our financial position, operating cash flows and results of operations.

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PROSPECTUS

SITO MOBILE LTD.

1,070,000 Shares

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$2,537
Legal fees and expenses	$23,000
Accountants’ fees and expenses	$2,500
Miscellaneous fees	$1,000
Total	$29,037

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of our certificate of incorporation, bylaws, agreements, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation, as amended, provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence. Notwithstanding this provision the DGCL does not permit us to eliminate personal liability for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit.

II-1

We have directors’ and officers’ liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, our directors or officers, against amounts which such persons may pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage to certain situations where we cannot directly provide indemnification under the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that, although the validity and scope of the governing statutes have not been tested in court in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The securities that we issued or sold within the past three fiscal years and were not registered with the Securities and Exchange Commission are described below.

Beginning September 7, 2012 and concluding on October 5, 2012 we issued an aggregate of $3,000,000 in convertible notes to 64 purchasers. The notes mature two years from the date of issuance and bear 10% interest per annum payable semiannually.  The notes can be prepaid without penalty at our option upon 15 days prior written notice to the holder.  The principal is convertible, at the option of the holder, into our common stock at $5.00 per share. The notes include standard default terms. In these transactions, we also issued to each holder, for each $1,000 in note principal, a warrant exercisable for three years entitling the holder to purchase as many as 200 shares of common stock of the Company at $2.50 per share, resulting in an aggregate issuance of 600,000 warrants to the 64 note holders; the warrants do not allow for cashless exercise. The securities were issued to accredited investors only. In connection with these transactions we paid our placement agent a seven percent cash commission fee plus 48,000 three-year warrants to purchase our common shares, at $3.04 per share.

On September 11, 2013, we granted Peltz Capital Management, LLC (i) 200,000 options to purchase shares of our common stock at an exercise price of $4.80 per share, and (ii) 375,000 options to purchase shares of our common stock at an exercise price of $2.95 per share.

On September 19, 2013, we issued and sold 50,000 shares of our common stock to an accredited investor at a price of $4.90 or aggregate proceeds of $245,000.

During the three months ended March 31, 2014, three warrant holders exercised 30,150 warrants to purchase 30,150 shares of the Company common stock of which 30,000 warrants had an exercise price of $2.50 per share and 150 warrants had an exercise price of $3.04 per share.

On July 24, 2014, we, our wholly-owned subsidiary SITO Mobile Solutions, Inc., DoubleVision Networks, Inc., (“DoubleVision”), and the shareholders of the DoubleVision (collectively the “Sellers”) entered into a Share Purchase Agreement pursuant to which we acquired all of the shares of DoubleVision. We paid $3.6 million for DoubleVision by issuing 800,000 shares of our common stock to the Sellers at an agreed-upon valuation of $4.50 per share.

In March 2015, we issued 20,000 shares of our common stock for the exercise of 20,000 warrants to purchase our common stock at $2.50 per share.

In June 2015, the Company issued 296,402 of the Company’s common stock to satisfy an earn –out provision in that certain Share Purchase Agreement, dated July 24, 2014 among the Company, SITO Mobile Solutions, Inc., a wholly-owned subsidiary of the Company, DoubleVision Networks, Inc., (“DoubleVision”), and the shareholders of the DoubleVision. The shares of the Company’s common stock had a value equal to $1,000,000 valued using the method outlined in the Share Purchase Agreement

On July 8, 2015, the Company issued 620,560 shares of the Company’s common stock pursuant to the terms of an Asset Purchase Agreement among the Company, SITO Mobile Solutions, Inc., a subsidiary of the Company, Hipcricket, Inc. (“Hipcricket”) and, solely as a guarantor of Hipcricket’s indemnity obligations, ESW Capital LLC. The shares have an agreed-upon valuation of $2,400,000.

In August 2015, we issued 25,000 shares of our common stock upon exercise of warrants to purchase our common stock at $2.50 per share.

II-2

The offerings of the securities described above were exempt from registration under Section 3(a)(9) (in the case of conversions and net-exercises) or Section 4(a)(2) of the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules

(a)  Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of SITO Mobile, Ltd. filed with the Secretary of State, State of Delaware September 25, 2013 (Incorporated by reference to Exhibit 3.5 to the registrant's Registration Statement on Form S-1 file on November 6, 2013).
3.2	Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of Delaware on September 26, 2014 (Incorporated by reference to current report on 8-K filed September 30, 2014).
3.4	Amended and Restated Bylaws of Hosting Site Network, Inc. (currently known as SITO Mobile, Ltd.) Incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 2 to the registrant’s Registration Statement on Form SB-2, filed February 8, 2002.
5.1*	Opinion of Stradling Yocca Carlson & Rauth. (Incorporated by reference to the registrant’s Amendment No.1 to Form S-1/A filed on April 12, 2013).
10.1

Form of SITO Mobile Solutions, Inc. Warrant ($10.00 exercise price (post-adjustment), expires July 11, 2015). A total of 500,000 Warrants (post-adjustment) on this form were issued to two persons in 2005. Incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.

10.2

SITO Mobile Solutions, Inc. Warrant, as amended and re-issued ($7.00 exercise price (post-adjustment), subject to Board resetting; expires July 11, 2015). 125,000 Warrants (post-adjustment) on this form were re-issued to Jordan Schur on June 12, 2007. Incorporated by reference to Exhibit 10.2.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.

10.3	Services Agreement 20071210.103.C Between SITO Mobile Solutions, Inc. and AT&T Services, Inc. dated April 11, 2008. Incorporated by reference to Exhibit 10.6 to the registrant’s Annual Report on Form 10-K, filed January 14, 2010.
10.3.1	Amendment 20071210.103.A.001 to the Services Agreement 20071210.103.C Between SITO Mobile Solutions, Inc., and AT&T Services, Inc., dated March 20, 2009. Incorporated by reference to Exhibit 10.7 to the registrant’s Annual Report on Form 10-K, filed January 14, 2010.
10.3.2	Amendment 20071210.103.A.002 to Services Agreement 20071210.103.C Between SITO Mobile Solutions, Inc. and AT&T Services, Inc., dated October 25, 2010. Incorporated by reference to Exhibit 10.6.2 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
10.3.3	Amendment 20071210.103.A.005 between SITO Mobile Solutions, Inc., and AT&T Services dated October 10, 2014 (Incorporated by reference to Exhibit 10.3.3 to the registrant’s annual report on Form 10-K, filed December 2, 2014).
10.4+	2008 Stock Option Plan for SITO Mobile, Ltd. (formerly Hosting Site Network, Inc.) Incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
10.4.1+	Form of Notice of Stock Option Grant/Stock Option Agreement under 2008 Stock Option Plan. Incorporated by reference to Exhibit 10.7.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
10.5	Non-Exclusive Special Advisory Services Agreement between Peltz Capital Management, LLC and us, dated October 30, 2008. Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed November 5, 2008.
10.5.1	Form of Warrant issued by us in favor of Peltz Capital Management, LLC, dated October 30, 2008. Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed November 5, 2008.
10.5.2	Form of Registration Rights Agreement between Peltz Capital Management, LLC and us, dated October 30, 2008. Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed November 5, 2008.
10.5.3	Settlement and Release Agreement, among Peltz Capital Management, LLC, Anthony Macaluso and SITO Mobile, Ltd., effective September 29, 2010. Incorporated by reference to Exhibit 10.33 to the registrant’s Annual Report on Form 10-K, filed December 29, 2010.

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Exhibit No.	Description

10.6+	2009 Employee and Consultant Stock Plan. Incorporated by reference to Exhibit 4 to the registrant’s Registration Statement on Form S-8 (SEC File No. 333-163557), filed December 8, 2009.
10.6.1+	Form of stock grant acknowledgement letter under 2009 Employee and Consultant Stock Plan. Incorporated by reference to Exhibit 10.16.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
10.7	Form of Common Stock Purchase Agreement. We entered into respective agreements on this form with 38 persons between January and May 2010 calling for the issuance of 973,513 shares of common stock. Incorporated by reference to Exhibit 10.22 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
10.8	Form of Common Stock Purchase Agreement. We entered into respective agreements on this form with 29 persons in July 2010 calling for the issuance of units comprising a total of 822,534 shares of common stock and 205,633 Warrants. Incorporated by reference to Exhibit 10.29 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
10.9+	2010 Stock Option Plan. Incorporated by reference to Exhibit 10.32 to the registrant’s Annual Report on Form 10-K, filed December 29, 2010.
10.9.1+	Certificate regarding amendment of 2010 Stock Plan. Incorporated by reference to Exhibit 10.32.1 to the registrant’s registration statement on Form S-1, filed June 24, 2011.
10.9.2+	Form of Notice of Stock Option Grant/Stock Option Agreement under 2010 Stock Plan. Incorporated by reference to Exhibit 10.32.2 to the registrant’s registration statement on Form S-1, filed June 24, 2011.
10.10+	Employment letter agreement, between James Orsini and us, dated March 10, 2011. Incorporated by reference to Exhibit 10.1 to the registrant's Quarterly Report on Form 10-Q, filed May 16, 2011.
10.11+	Amendment of employment letter agreement, between James Orsini and us, dated May 16, 2011. Incorporated by reference to Exhibit 10.33.1 to the registrant’s registration statement on Form S-1, filed June 24, 2011.
10.12+	Employment letter agreement, between Anthony Macaluso and us, dated June 3, 2011, as of June 1, 2011. Incorporated by reference to Exhibit 10.34 to the registrant’s registration statement on Form S-1, filed June 24, 2011.
10.13+	Form of Indemnification Agreement. Incorporated by reference to Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q, filed February 13, 2012.
10.14+	Employment letter agreement and Restricted Stock Issuance Agreement, between John Quinn and us, dated September 26, 2011. Incorporated by reference to Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q, filed February 13, 2012.
10.15	Form of Warrant replacing Stock Option in favor of Pharmacy Management Strategies LLC, dated June 28, 2011. Incorporated by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q, filed May 18, 2012.
10.15.1	Joint Marketing Agreement between Pharmacy Management Strategies LLC and SITO Mobile Solutions, Inc., dated March 12, 2012 (Incorporated by reference to Exhibit 3.5 to the registrant's Registration Statement on Form S-1 file on November 6, 2013).
10.16	Option Agreement between Anthony Macaluso and us dated June 30, 2011, together with amendments dated September 30, 2011 and December 28, 2011. Incorporated by reference to Exhibit 10.32 to the registrant’s Registration Statement on Form S-1, filed February 28, 2012.
10.16.1+	Settlement Agreement and Mutual Special Release between Anthony Macaluso and us dated November 27, 2012. Incorporated by reference to Exhibit 10.24.1 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.17	Settlement, Mutual Release and Discharge between Mike Robert and us, dated September 30, 2011. Incorporated by reference to Exhibit 10.33 to the registrant’s Registration Statement on Form S-1, filed February 28, 2012.
10.18	Form of Convertible Promissory Note. We entered into respective agreements on this form of note with 8 persons in November 2011 through February 2012 for an aggregate principal amount of $2,000,000. In each case the maturity date is one year after the issuance date. Incorporated by reference to Exhibit 10.34 to the registrant’s Registration Statement on Form S-1, filed February 28, 2012.
10.18.1	Form of Amendment to Convertible Promissory Note. We entered into an amendment, on this form, with 6 of the 9 original note holders. Incorporated by reference to Exhibit 10.26.1 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.18.2

Form of Warrant to Purchase Common Stock ($0.25 exercise price). We issued a total of 400,000 Warrants on this form to 9 persons in November 2011 through February 2012. Incorporated by reference to Exhibit 10.34.1 to the registrant’s Registration Statement on Form S-1, filed February 28, 2012.

10.18.3	Form of Amendment to Warrant. We entered into an amendment, on this form, with 6 of the 9 original warrants holders. Incorporated by reference to Exhibit 10.26.3 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.

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Exhibit No.	Description

10.19	Settlement Agreement and Mutual General Release, among Soapbox Mobile, Inc. with, by and including all Common Shareholders collectively and individually and us, effective March 30, 2012. Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q, filed May 18, 2012.
10.19.1	Perpetual Exclusive License Agreement among Soapbox Mobile, Inc. and us, effective March 30, 2012. Incorporated by reference to Exhibit 10.1.1 to the registrant’s Quarterly Report on Form 10-Q, filed May 18, 2012.
10.20	Form of Warrant to Purchase Common Stock ($0.305 exercise price). We issued a total of 48,000 Warrants on this form to Taglich Brothers, Inc. for services as placement agent on a private offering. Incorporated by reference to Exhibit 10.28 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.20.1

Form of Common Stock Purchase Agreement.  We entered into respective agreements on this form with a total of 64 investors in September and October 2012 calling for the issuance of units comprising a total of $3,000,000 in convertible notes and 600,000 Warrants.  Incorporated by reference to Exhibit 10.28.1 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.

10.20.2	Form of Convertible Note issued for a total of $3,000,000 with a total of 64 investors in September and October 2012. Incorporated by reference to Exhibit 10.28.2 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.20.3	Form of Warrant to Purchase Common Stock ($2.50 exercise price). We issued a total of 600,000 Warrants on this form with a total of 64 investors in September and October 2012. Incorporated by reference to Exhibit 10.28.3 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.21+	Board of Directors Service Letter Agreement between Jonathan E. Sandelman and us dated December 10, 2012. Incorporated by reference to Exhibit 10.29 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.22	Registration Rights Agreements with Peltz Capital Management LLC, dated October 15, 2012 and December 7, 2012. Incorporated by reference to Exhibit 10.30 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.22.1	Option Agreement Between Peltz Capital Management LLC and Anthony Macaluso, dated October 15, 2012 and December 7, 2012, as amended. Incorporated by reference to Exhibit 10.26.1 to the registrant's Registration Statement on Form S-1/A, filed August 19, 2013.
10.22.2	Option Agreement with Peltz Capital Management LLC, dated October 15, 2012 and December 7, 2012, as amended. Incorporated by reference to Exhibit 10.26.2 to the registrant's Registration Statement on Form S-1/A, filed August 19, 2013.
10.22.3	Omnibus Services and Option Assignment Agreement, dated as of September 11, 2013, by and among Peltz Capital Managements LLC, Anthony Macaluso and SITO Mobile, Ltd. Incorporated by reference to Exhibit 10.26.3 to the registrant's Post Effective Registration Statement on Form S-1, filed October 21, 2013.
10.23+	Employment letter agreement between Kurt Streams and us, dated October 18, 2013. Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed October 21, 2013.
10.24	Form of Stock Purchase Agreement between the Company and Stephen Baksa (Incorporated by reference to Exhibit 3.5 to the registrant's Registration Statement on Form S-1 file on November 6, 2013).
10.25	Patent License and Settlement Agreement, dated November 12, 2013 (Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed November 14, 2013).
10.26	Consulting Agreement between Peter Holden and the Company dated as of October 10, 2013 (Incorporated by reference to Exhibit 10.30 to the registrant’s annual report on Form 10-K, filed December 9, 2014).
10.27	Joint Licensing Agreement entered into as of April 21, 2014 between VideoStar, LLC and Television Technology LLC (Incorporated by reference to Exhibit 10.1 to the registrant’s quarterly report on Form 10-Q filed August 12, 2014).
10.28	Share Purchase Agreement, dated July 24, 2014, by and among the Company and Doublevision Networks, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed July 29, 2014).
10.29	Revenue Sharing and Note Purchase Agreement, dated October 3, 2014 (Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed October 9, 2014).
10.30	Subscription Agreement, dated October 3, 2014, (Incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K, filed October 9, 2014).
10.31+	Board of Directors Service Letter Agreement between Betsy J. Bernard and SITO Mobile, Ltd dated July 15, 2014 (Incorporated by reference to Exhibit 10.31 to the registrant’s annual report on Form 10-K, filed December 2, 2014).
10.32+	Board of Directors Service Letter Agreement between Joseph A. Beatty and SITO Mobile, Ltd dated September 9, 2014 (Incorporated by reference to Exhibit 10.32 to the registrant’s annual report on Form 10-K, filed December 2, 2014).

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Exhibit No.	Description

10.33+	Board of Directors Service Letter Agreement between Philip B. Livingston and us dated November 10, 2014 (Incorporated by reference to Exhibit 10.33 to the registrant’s annual report on Form 10-K, filed December 2, 2014).
10.34	Asset Purchase Agreement dated as of July 8, 2015 by and among SITO Mobile, Ltd., SITO Mobile Solutions, Inc., Hipcricket, Inc. and solely for purposes of Section 10.10, ESW Capital LLC dated as of January 20, 2015 (Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed July 13, 2015).
21	List of Subsidiaries (Incorporated by reference to Exhibit 21 to the registrant’s annual report on Form 10-K, filed December 2, 2014).
23.1*	Consent of L.L.Bradford & Company, LLC
24.1	Power of Attorney (included in the signature pages hereof).
101.INS*	XBRL Instance Document.
101.SCH*	XBRL Taxonomy Extension Schema Document.
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith
+	Each of these Exhibits constitutes a management contract, compensatory plan, or arrangement.

(b)	Financial Statement Schedules.

The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(ii) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale before such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such date of first use.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on August 26, 2015.

SITO Mobile, Ltd.

Date: August 26, 2015	By:	/s/ Jerry Hug
Jerry Hug
Chief Executive Officer and Director
(Principal Executive Officer)

Date: August 26, 2015	By:	/s/ Kurt Streams
Kurt Streams
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors of SITO Mobile, Ltd. (the “Registrant”), hereby severally constitute and appoint Jerry Hug, with full powers of substitution and resubstitution, our true and lawful attorney, with full powers to him to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Date: August 26, 2015	/s/ Jerry Hug
Jerry Hug, Chief Executive Officer and Director
(Principal Executive Officer)

Date: August 26, 2015	/s/ Kurt Streams
Kurt Streams, Chief Financial Officer Principal Financial Officer and Principal Accounting Officer)

Date: August 26, 2015	/s/ Betsy J. Bernard
Betsy J. Bernard, Director

Date: August 26, 2015	/s/ Jonathan E. Sandelman
Jonathan E. Sandelman, Director

Date: August 26, 2015	/s/ Peter D. Holden
Peter D. Holden, Director

Date: August 26, 2015	/s/ Joseph A. Beatty
Joseph A. Beatty, Director

Date: August 26, 2015	/s/ Philip B. Livingston
Philip B. Livingston, Director

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